                                                                      EXHIBIT 1
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                                U.S.$200,000,000

                                CREDIT AGREEMENT

                                   dated as of
                                 August 15, 1996




                                      Among

                             ATRIA COMMUNITIES, INC.
                                   as Borrower

                     THE LENDING INSTITUTIONS NAMED THEREIN
                                   as Lenders

                         PNC BANK, NATIONAL ASSOCIATION
                             as Administrative Agent

                            PNC BANK, KENTUCKY, INC.
                                as Managing Agent

                         NATIONAL CITY BANK OF KENTUCKY
                             as Documentation Agent

                         PNC BANK, NATIONAL ASSOCIATION
                         NATIONAL CITY BANK OF KENTUCKY
                   THE TORONTO-DOMINION BANK, New York Agency
                              as Syndication Agents



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                                TABLE OF CONTENTS

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SECTION 1.    AMOUNT AND TERMS OF CREDIT....................................................................  1
     1.1.     Commitments...................................................................................  1
     1.2.     Minimum Borrowing Amounts, etc................................................................  3
     1.3.     Notice of Borrowing...........................................................................  3
     1.4.     Disbursement of Funds.........................................................................  4
     1.5.     Notes.........................................................................................  4
     1.6.     Conversions...................................................................................  4
     1.7.     Pro Rata Borrowings...........................................................................  5
     1.8.     Interest......................................................................................  5
     1.9.     Interest Periods..............................................................................  7
     1.10.    Increased Costs, Illegality, etc..............................................................  8
     1.11.    Compensation..................................................................................  9
     1.12.    Change of Lending Office...................................................................... 10

SECTION 2.    LETTERS OF CREDIT............................................................................. 10
     2.1.     Letters of Credit............................................................................. 10
     2.2.     Letter of Credit Requests: Notices of Issuance................................................ 10
     2.3.     Agreement to Repay Letter of Credit Drawings.................................................. 11
     2.4.     Letter of Credit Participations............................................................... 11
     2.5.     Increased Costs............................................................................... 13
     2.6.     Obligations Absolute.......................................................................... 13
     2.7.     Guaranty of Subsidiary Letter of Credit Obligations........................................... 14

SECTION 3.    FEES; COMMITMENTS............................................................................. 16
     3.1.     Fees.......................................................................................... 16
     3.2.     Voluntary Reduction of Commitments............................................................ 16
     3.3.     Mandatory Adjustments of Commitments, etc..................................................... 16
     3.4.     Extension of Revolving Loan Maturity Date..................................................... 17

SECTION 4.    PAYMENTS...................................................................................... 17
     4.1.     Voluntary Prepayments......................................................................... 17
     4.2.     Mandatory Prepayments......................................................................... 17
     4.3.     Method and Place of Payment................................................................... 18
     4.4.     Net Payments.................................................................................. 19

SECTION 5.    CONDITIONS PRECEDENT.......................................................................... 20
     5.1.     Conditions Precedent at Closing Date.......................................................... 20
     5.2.     Conditions Precedent to All Credit Events..................................................... 26

SECTION 6.    REPRESENTATIONS AND WARRANTIES................................................................ 26
     6.1.     Corporate Status, etc......................................................................... 26
     6.2.     Corporate Power and Authority, etc............................................................ 27
     6.3.     No Violation.................................................................................. 27
     6.4.     Litigation.................................................................................... 27
     6.5.     Use of Proceeds; Margin Regulations........................................................... 27
     6.6.     Governmental Approvals........................................................................ 27
     6.7.     True and Complete Disclosure.................................................................. 28
     6.8.     Financial Condition: Financial Statements..................................................... 28
     6.9.     Security Interests............................................................................ 29


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     6.10.    Representations and Warranties in Transaction Documents....................................... 29
     6.11.    Tax Returns and Payments...................................................................... 29
     6.12.    Compliance with ERISA......................................................................... 29
     6.13.    Subsidiaries.................................................................................. 30
     6.14.    Intellectual Property, etc.................................................................... 30
     6.15.    Environmental Matters......................................................................... 30
     6.16.    Properties.................................................................................... 31
     6.17.    Labor Relations: Collective Bargaining Agreements............................................. 31
     6.18.    Indebtedness.................................................................................. 31
     6.19.    Transaction................................................................................... 31
     6.20.    Certain Material Agreements................................................................... 31
     6.21.    Third-Party Rights............................................................................ 32

SECTION 7.    AFFIRMATIVE COVENANTS......................................................................... 32
     7.1.     Reporting Requirements........................................................................ 32
     7.2.     Books, Records and Inspections................................................................ 34
     7.3.     Insurance..................................................................................... 34
     7.4.     Payment of Taxes.............................................................................. 35
     7.5.     Corporate Franchises.......................................................................... 35
     7.6.     Compliance with Statutes, etc................................................................. 35
     7.7.     Good Repair................................................................................... 35
     7.8.     Compliance with Environmental Laws............................................................ 35
     7.9.     Change of Fiscal Years, Fiscal Quarters....................................................... 36
     7.10.    Additional Security; Further Assurances....................................................... 36
     7.11.    Corporate Separateness........................................................................ 38
     7.12.    ERISA......................................................................................... 38
     7.13.    Senior Debt................................................................................... 39

SECTION 8.    NEGATIVE COVENANTS............................................................................ 39
     8.1.     Changes in Business........................................................................... 39
     8.2.     Consolidation, Merger or Sale of Assets, etc.................................................. 39
     8.3.     Liens......................................................................................... 41
     8.4.     Indebtedness.................................................................................. 43
     8.5.     Advances, Investments and Loans............................................................... 44
     8.6.     Certain Leases................................................................................ 45
     8.7.     Prepayments and Refinancings of IRB Debt, Modifications of Agreements, etc.................... 46
     8.8.     Dividends, etc................................................................................ 46
     8.9.     Transactions with Affiliates.................................................................. 47
     8.10.    Consolidated Net Worth........................................................................ 47
     8.11.    Capitalization Ratio.......................................................................... 47
     8.12.    Leverage Ratio................................................................................ 47
     8.13.    Interest Coverage............................................................................. 48
     8.14.    Creation of Subsidiaries...................................................................... 48
     8.15.    Limitation on Certain Restrictions on Subsidiaries............................................ 48
     8.16.    Interest Rate Hedging......................................................................... 49

SECTION 9.    EVENTS OF DEFAULT............................................................................. 49
     9.1.     Events of Default............................................................................. 49
     9.2.     Acceleration, etc............................................................................. 52
     9.3.     Application of Liquidation Proceeds........................................................... 52


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SECTION 10.   DEFINITIONS................................................................................... 54

SECTION 11.   THE ADMINISTRATIVE AGENT AND THE MANAGING AGENT............................................... 72
     11.1.    Appointment................................................................................... 72
     11.2.    Delegation of Duties.......................................................................... 72
     11.3.    Exculpatory Provisions........................................................................ 73
     11.4.    Reliance by Agents............................................................................ 73
     11.5.    Notice of Default............................................................................. 73
     11.6.    Non-Reliance.................................................................................. 74
     11.7.    Indemnification............................................................................... 74
     11.8.    The Agents in Their Individual Capacity....................................................... 74
     11.9.    Successor Agents.............................................................................. 75
     11.10.   Other Agents.................................................................................. 75

SECTION 12.   MISCELLANEOUS..................................................................................75
     12.1.    Payment of Expenses etc....................................................................... 75
     12.2.    Right of Setoff............................................................................... 76
     12.3.    Notices....................................................................................... 76
     12.4.    Benefit of Agreement.......................................................................... 76
     12.5.    No Waiver: Remedies Cumulative................................................................ 78
     12.6.    Payments Pro Rata............................................................................. 78
     12.7.    Calculations: Computations.................................................................... 78
     12.8.    Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial........................ 79
     12.9.    Counterparts.................................................................................. 79
     12.10.   Effectiveness................................................................................. 79
     12.11.   Headings Descriptive.......................................................................... 80
     12.12.   Amendment or Waiver........................................................................... 80
     12.13.   Survival...................................................................................... 80
     12.14.   Domicile of Loans............................................................................. 80
     12.15.   Confidentiality............................................................................... 80
     12.16.   Lender Register............................................................................... 81
     12.17.   Limitations on Liability of the Letter of Credit Issuers...................................... 81
     12.18.   General Limitation of Liability............................................................... 81
     12.19.   No Duty....................................................................................... 81
     12.20.   Lenders and Agent Not Fiduciary to Credit Parties, etc........................................ 82
     12.21.   Survival of Representations and Warranties.................................................... 82
     12.22.   Limitation on Enforcement of Guaranties and Security Documents................................ 82

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ANNEX I            -        INFORMATION AS TO LENDERS
ANNEX II           -        INFORMATION AS TO SUBSIDIARIES
ANNEX III          -        DESCRIPTION OF REAL PROPERTIES
ANNEX IV           -        DESCRIPTION OF EXISTING INDEBTEDNESS
ANNEX V            -        DESCRIPTION OF EXISTING LIENS
ANNEX VI           -        DESCRIPTION OF EXISTING ADVANCES, LOANS AND INVESTMENTS
ANNEX VII          -        DESCRIPTION OF LETTERS OF CREDIT DEEMED ISSUED UNDER THE
                            CREDIT AGREEMENT

EXHIBIT A-1        -        FORM OF NOTICE OF BORROWING
EXHIBIT A-2        -        FORM OF LETTER OF CREDIT REQUEST
EXHIBIT B          -        FORM OF REVOLVING NOTE
EXHIBIT C-1        -        FORM OF OPINION OF SPECIAL COUNSEL TO THE BORROWER
EXHIBIT C-2        -        FORM OF OPINION OF GENERAL COUNSEL TO THE PARENT
EXHIBIT D          -        FORM OF OFFICER'S CERTIFICATE
EXHIBIT E          -        FORM OF PARENT GUARANTY
EXHIBIT F          -        FORM OF SUBSIDIARY GUARANTY
EXHIBIT G          -        FORM OF PLEDGE AGREEMENT
EXHIBIT H          -        FORM OF SECURITY AGREEMENT
EXHIBIT I          -        FORM OF ASSIGNMENT AGREEMENT
EXHIBIT J          -        FORM OF SOLVENCY CERTIFICATE
EXHIBIT K          -        FORM OF SECTION 4.4(b)(ii) CERTIFICATE

         CREDIT AGREEMENT, dated as of August 15, 1996, among the following:

                   (i) ATRIA COMMUNITIES, INC., a Delaware corporation (herein, together with its successors and assigns, the "Borrower");

                   (ii) the lending institutions listed in Annex I hereto (each a "Lender" and collectively, the "Lenders");

                   (iii) PNC BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (the "Administrative Agent");

                   (iv) PNC BANK, KENTUCKY, INC., a Kentucky banking corporation, as managing agent (the "Managing Agent");

                   (v) NATIONAL CITY BANK of KENTUCKY, a national banking association, as documentation agent (the "Documentation Agent"); and

                   (vi) PNC BANK, NATIONAL ASSOCIATION, a national banking association, NATIONAL CITY BANK of KENTUCKY, a national banking association, and THE TORONTO-DOMINION BANK, New York Agency, as syndication agents (the "Syndication Agents"):

PRELIMINARY STATEMENTS:

          (1) Unless otherwise defined herein, all capitalized terms used herein and defined in section 10 are used herein as so defined.

          (2) The Borrower has applied to the Lenders for credit facilities in order to refinance certain indebtedness of the Borrower and in order to provide working capital and funds for acquisitions and other lawful purposes.

          (3) Subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the credit facilities provided for herein.

          NOW, THEREFORE, it is agreed:

          SECTION 1. AMOUNT AND TERMS OF CREDIT

          1.1. Commitments. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a loan or loans (each a "Loan" and, collectively, the "Loans") to the Borrower, which Loans shall be drawn and considered outstanding, to the extent such Lender has a commitment hereunder, as set forth below:

                   (a) Loans may be made either as MPP Revolving Loans or DPP Revolving Loans, as such terms are defined below. The term "Loans" includes both MPP Revolving Loans and DPP Revolving Loans.

                   (b) Loans which are made with reference to the Mature Property Pool (each an "MPP Revolving Loan" and, collectively, the "MPP Revolving Loans"): (i) may be made at any time and from time to time on and after the Closing Date and prior to the Revolving Loan Maturity Date, provided that, after giving effect thereto, the sum of the outstanding MPP Revolving Loans, the Allocated MPP Letter of Credit Outstandings and the Allocated Measured MPP Swap Credit Exposure do not exceed the MPP Revolving Loan Sublimit, and provided, further, that, after giving effect thereto, the sum of the outstanding Loans, the Letter of Credit Outstandings and the Aggregate Measured Swap Credit Exposure do not exceed the aggregate Commitments; (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, MPP Revolving Loans which are Base Rate Loans or Eurodollar Loans, provided that all MPP Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of MPP Revolving Loans of the same Type; (iii) may be repaid and reborrowed in accordance with the provisions hereof; and
          (iv) shall not for any Lender exceed the amount which remains after subtracting from the Commitment of such Lender at such time the sum of
          (A) the outstanding principal amount of all other Loans made by such Lender, plus (B) the product at such time of (x) such Lender's Percentage and (y) the sum of the Letter of Credit Outstandings and the Aggregate Measured Swap Credit Exposure at such time.

                   (c) Loans which cannot be made as MPP Revolving Loans because of the limitation contained in the first proviso to clause (i) of section 1.1(b) above (each a "DPP Revolving Loan" and, collectively, the "DPP Revolving Loans"): (i) may be made at any time and from time to time on and after the Closing Date and prior to the DPP Loan Maturity Date, provided that, after giving effect thereto, the sum of the outstanding DPP Revolving Loans, the Allocated DPP Letter of Credit Outstandings and the Allocated Measured DPP Swap Credit Exposure do not exceed the DPP Revolving Loan Sublimit, and provided, further, that, after giving effect thereto, the sum of the outstanding Loans, the Letter of Credit Outstandings and the Aggregate Measured Swap Credit Exposure do not exceed the aggregate Commitments; (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, DPP Revolving Loans which are Base Rate Loans or Eurodollar Loans, provided that all DPP Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of DPP Revolving Loans of the same Type; (iii) may be repaid and reborrowed in accordance with the provisions hereof; and (iv) shall not for any Lender exceed the amount which remains after subtracting from the Commitment of such Lender at such time the sum of (A) the outstanding principal amount of all other Loans made by such Lender, plus (B) the product at such time of (x) such Lender's Percentage and (y) the sum of the Letter of Credit Outstandings and the Aggregate Measured Swap Credit Exposure at such time.

                   (d) No DPP Revolving Loans shall be made at any time when the Borrower could obtain an MPP Revolving Loan in any amount.

                   (e) In the event that, at any time while any DPP Revolving Loans are outstanding, the Borrower would, by reason of any change in the Mature Property Pool or otherwise, be entitled to make MPP Revolving Loans, the Borrower may request that the Managing Agent determine, or the Managing Agent on its own initiative may determine, that a portion of the outstanding principal amount of DPP Revolving Loans be reclassified hereunder as MPP Revolving Loans, provided that the principal amount so reclassified shall not exceed the principal amount of the MPP Revolving Loans that the Borrower could obtain at such time. The Managing Agent shall promptly notify the Borrower and the Lenders of any such determination by the Managing Agent that any principal amount of DPP Revolving Loans is being reclassified as MPP Revolving Loans, specifying the principal amount so reclassified, the particular Borrowing relating thereto and the effective date of such reclassification (which shall not be earlier than the date of such notice).

                   (f) The Borrower shall from time to time upon request from the Managing Agent or the Administrative Agent advise the Managing Agent and the Administrative Agent in writing of the amount of the Allocated MPP Letter of Credit Outstandings, the amount of the Allocated DPP Letter of Credit Outstandings, the amount of the Allocated Measured MPP Swap Credit Exposure, the amount of the Allocated Measured DPP Swap Credit Exposure, the amount of the MPP Revolving Loan Sublimit, the amount of the DPP Revolving Loan Sublimit, and shall identify which Loans are classified as MPP Revolving Loans and which are classified as DPP Revolving

          Loans, providing such financial and other information and computations as may be necessary to support the computation of any such amounts or the classification of any such Loans. In so advising the Managing Agent and the Administrative Agent as to the amount of the Allocated Measured MPP Swap Credit Exposure and the Allocated Measured DPP Swap Credit Exposure, the Borrower shall be entitled to rely upon such financial methodology for determining the amount thereof as shall have been furnished by the Managing Agent. Any such amounts or the classification of any such Loans so advised by the Borrower will be effective for all purposes hereunder and under the other Credit Documents until further written advice from the Borrower is delivered to the Managing Agent and the Administrative Agent with respect thereto which changes any such amounts or classifications; provided, that in the event that the Managing Agent (acting on instructions from the Required Lenders) at any time disagrees with the Borrower's advice as to any such amount or the classification of any such Loans, such amount or the classification of such Loans shall instead be determined by the Managing Agent, upon the basis of financial statements, information and certifications provided by the Borrower, and such other evidence as the Managing Agent considers appropriate, and in such event the Managing Agent shall from time to time, or promptly upon request, provide notice of such determinations to the Borrower, the Administrative Agent and the Lenders. Any such determination by the Managing Agent pursuant to this section 1.1 shall be conclusive and binding, absent manifest error, and the Managing Agent shall incur no liability hereunder or under any other Credit Document or in connection herewith or therewith in the event of any error or other mistake in any such determination in the absence of bad faith on the part of the Managing Agent.

          1.2. Minimum Borrowing Amounts, etc.1.2.Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing shall not be less than the Minimum Borrowing Amount for such Borrowing. More than one Borrowing may be incurred on any day, provided that at no time shall there be outstanding more than nine Borrowings of Eurodollar Loans.

          1.3. Notice of Borrowing. (a) Whenever the Borrower desires to incur Loans, it shall give the Administrative Agent at its Notice Office, (A) prior to 1:00 P.M. (local time at the Notice Office), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans, and (B) prior to 12:00 noon (local time at the Notice Office) on the proposed date thereof written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such notice (each such notice, a "Notice of Borrowing") (or the written confirmation) shall be in the form of Exhibit A-1 and shall be irrevocable and shall specify: (i) whether the respective Borrowing consists of MPP Revolving Loans or DPP Revolving Loans; (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing; (iii) the date of Borrowing (which shall be a Business Day); and (iv) whether the respective Borrowing shall consist of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

          (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Administrative Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

          1.4. Disbursement of Funds. (a) No later than 1:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing relating to Eurodollar Loans, and no later than 3:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing relating to Base Rate Loans, each Lender will make available its pro rata share, if any, of each Borrowing requested to be made on such date in the manner provided below. All amounts shall be made available to the Administrative Agent in U.S. dollars and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with section 1.8, for the respective Loans.

          (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          1.5. Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made to it by each Lender shall be evidenced by a promissory note substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (each a "Note" and, collectively, the "Notes").

          (b) The Note issued to a Lender shall: (i) be executed by the Borrower; (ii) be payable to the order of such Lender and be dated on or prior to the Closing Date; (iii) be in a stated principal amount equal to the Commitment of such Lender and be payable in the principal amount of Loans evidenced thereby; (iv) mature, in the case of MPP Revolving Loans, on the Revolving Loan Maturity Date, and in the case of DPP Revolving Loans, on the DPP Loan Maturity Date; (v) bear interest as provided in the appropriate clause of section 1.8 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory prepayment as provided in section 4.2: and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of its Note, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the Borrower's obligations in respect of such Loans.

          1.6. Conversions. The Borrower shall have the option to convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans into a Borrowing or Borrowings of the other Type of Loan, provided that: (i) no conversion of MPP Revolving Loans into DPP Revolving Loans, or vice versa, may be made; (ii) no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto;
(iii) Base Rate Loans may only be converted into Eurodollar Loans if no Default under section 9.1(a) or Event of Default is in existence on the date of the conversion unless the Required Lenders otherwise agree; and (iv) Borrowings of Eurodollar Loans resulting from this section 1.6 shall be limited in numbers as provided in section 1.2. Each such conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 1:00 P.M. (local time at the Notice Office), at least three Business Days' (or prior to 12:00 noon (local time at the Notice Office) same Business Day's, in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

          1.7. Pro Rata Borrowings. All Borrowings of Loans shall be made by the Lenders pro rata on the basis of their Commitments. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

          1.8. Interest. (a) The unpaid principal amount of each MPP Revolving Loan which is a Base Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable MPP Base Rate Margin (as defined below) plus the Base Rate in effect from time to time. The unpaid principal amount of each DPP Revolving Loan which is a Base Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable DPP Base Rate Margin plus the Base Rate in effect from time to time.

          (b) The unpaid principal amount of each MPP Revolving Loan which is a Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable MPP Eurodollar Margin (as defined below) plus the relevant Eurodollar Rate. The unpaid principal amount of each DPP Revolving Loan which is a Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable DPP Eurodollar Margin plus the relevant Eurodollar Rate.

          (c) Notwithstanding the above provisions, if a Default under section 9.1(a) or Event of Default is in existence, all outstanding amounts of principal and, to the extent permitted by law, all overdue interest, in respect of each Loan shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus the sum of (i) 2% per annum and (ii) the Applicable MPP Base Rate Margin then in effect for MPP Revolving Loans which are Base Rate Loans.

          (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of March, June, September and December, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates which are successively three months after the commencement of such Interest Period, and (iii) in respect of each Loan, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) All computations of interest hereunder shall be made in accordance with section 12.7(b).

          (f) The Administrative Agent upon determining the interest rate for any Borrowing shall promptly notify the Borrower and the Lenders thereof.

          (g) As used herein, the term "Applicable MPP Base Rate Margin" means 0.00% per annum and the term "Applicable MPP Eurodollar Margin" means 1+1/8% per annum; provided, that if a Default under section 9.1(a) or Event of Default shall have occurred and be continuing, the Applicable MPP Base Rate Margin and the Applicable MPP Eurodollar Rate Margin shall so long as such Default or Event of Default shall be continuing be the highest percentage rates per annum indicated in the Pricing Grid tables which appear below, based on the ratio referred to in section 8.12(a) or (b), whichever is applicable, and provided, further, that if subsequent to the fiscal quarter of the Borrower ended nearest to September 30, 1996, no Default under section 9.1(a) or Event of Default shall have occurred and be continuing, the Applicable MPP Base Rate Margin and the Applicable MPP Eurodollar Margin will change to the percentage rate per annum indicated in the Pricing Grid tables which appear below, based on the ratio referred to in section 8.12(a) or (b), whichever is applicable. Changes in the Applicable MPP Base Rate Margin and the Applicable MPP Eurodollar Margin based upon changes in such ratio shall become effective on the first day of the month following the delivery to the Administrative Agent pursuant to clause (a) or (b) of section 7.1 of the financial statements of the Borrower, accompanied by the certificate referred to in clause (e) of section 7.1, demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered by such financial statements. Any changes in the Applicable MPP Base Rate Margin or Applicable MPP Eurodollar Margin shall be determined by the Managing Agent and from time to time, or promptly upon request, the Managing

Agent will provide notice of such determinations to the Borrower, the Administrative Agent and the Lenders. Any such determination by the Managing Agent pursuant to this section 1.8(g) shall be conclusive and binding absent manifest error.


                                 PRICING GRID

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                            Ratio Provided                                 Applicable MPP Base               Applicable MPP
                              in 8.12(a)                                       Rate Margin                  Eurodollar Margin
===================================================================================================================================
  [greater than] 4.00 to 1.00 [less than or equal to] 4.75 to 1.00            3/4 of 1%                         2+1/4%
- -----------------------------------------------------------------------------------------------------------------------------------
  [greater than] 3.25 to 1.00 [less than or equal to] 4.00 to 1.00            1/2 of 1%                           2%
- -----------------------------------------------------------------------------------------------------------------------------------
  [greater than] 2.50 to 1.00 [less than or equal to] 3.25 to 1.00            1/8 of 1%                         1+5/8%
- -----------------------------------------------------------------------------------------------------------------------------------
  [greater than] 1.50 to 1.00 [less than or equal to] 2.50 to 1.00               0%                             1+3/8%
- -----------------------------------------------------------------------------------------------------------------------------------
  [less than or equal to] 1.50 to 1.00                                           0%                             1+1/8%
===================================================================================================================================


===================================================================================================================================
                            Ratio Provided                                 Applicable MPP Base               Applicable MPP
                              in 8.12(a)                                       Rate Margin                  Eurodollar Margin
===================================================================================================================================
  [greater than] 3.25 to 1.00                                                 1/2 of 1%                           2%
- -----------------------------------------------------------------------------------------------------------------------------------
  [greater than] 2.50 to 1.00 [less than or equal to] 3.25 to 1.00            1/8 of 1%                         1+5/8%
- -----------------------------------------------------------------------------------------------------------------------------------
  [greater than] 1.50 to 1.00 [less than or equal to] 2.50 to 1.00               0%                             1+3/8%
- -----------------------------------------------------------------------------------------------------------------------------------
  [less than or equal to] 1.50 to 1.00                                           0%                             1+1/8%
===================================================================================================================================


          (h) As used herein, the term "Applicable DPP Base Rate Margin" means 0% per annum and the term "Applicable DPP Eurodollar Margin" means 7/8 of 1% per annum; provided, that if a Default under section 9.1(a) or Event of Default shall have occurred and be continuing, the Applicable DPP Base Rate Margin and the Applicable DPP Eurodollar Rate Margin shall so long as such Default or Event of Default shall be continuing be the highest percentage rates per annum indicated in the Pricing Grid tables which appear below, based on the leverage ratio referred to in section 14(b) of the Parent Guaranty, and provided, further, that if subsequent to the fiscal quarter of the Parent ended nearest to June 30, 1996, no Default under section 9.1(a) or Event of Default shall have occurred and be continuing, the Applicable DPP Base Rate Margin and the Applicable DPP Eurodollar Margin will change to the percentage rate per annum indicated in the Pricing Grid table which appears below, based on the leverage ratio referred to in section 14(b) of the Parent Guaranty. Changes in the Applicable DPP Base Rate Margin and the Applicable DPP Eurodollar Margin based upon changes in such ratio shall become effective on first day of the month following the delivery to the Administrative Agent pursuant to subdivision (a) or (b) of section 7 of the Parent Guaranty of the financial statements of the Parent, accompanied by the certificate referred to in subdivision (c) of such section, demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered by such financial statements. Any changes in the Applicable DPP Base Rate Margin or Applicable DPP Eurodollar Margin shall be determined by the Managing Agent and from time to time, or promptly upon request, the Managing Agent will provide notice of such determinations to the Borrower, the Administrative Agent and the Lenders. Any such determination by the Managing Agent pursuant to this section 1.8(h) shall be conclusive and binding absent manifest error.

                                 PRICING GRID

===================================================================================================================================
                                                                           Applicable DPP Base               Applicable DPP
                           Leverage Ratio                                      Rate Margin                  Eurodollar Margin
===================================================================================================================================
  [less than or equal to] 2.00 to 1.00                                           0%                            3/4 of 1%
- -------------------------------------------------------------------- ------------------------------ -------------------------------
  [greater than] 2.00 to 1.00 [less than or equal to] 2.25 to 1.00               0%                            7/8 of 1%
- -------------------------------------------------------------------- ------------------------------ -------------------------------
  [greater than] 2.25 to 1.00 [less than or equal to] 2.50 to 1.00               0%                               1%
- -------------------------------------------------------------------- ------------------------------ -------------------------------
  [greater than] 2.50 to 1.00 [less than or equal to] 2.75 to 1.00            1/8 of 1%                         1+1/8%
- -------------------------------------------------------------------- ------------------------------ -------------------------------
  [greater than] 2.75 to 1.00 [less than or equal to] 3.00 to 1.00            1/4 of 1%                         1+1/4%
- -------------------------------------------------------------------- ------------------------------ -------------------------------
  [greater than] 3.00 to 1.00                                                 1/2 of 1%                         1+1/2%
==================================================================== ============================== ===============================

          1.9. Interest Periods. (a) At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 1:00 P.M. (local time at the Notice Office) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

                   (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                   (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                   (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

                   (iv) no Interest Period may be elected at any time when a Default under section 9.1(a) or an Event of Default is then in existence unless the Required Lenders otherwise agree.

          (b) If upon the expiration of any Interest Period the Borrower has failed to (or may not) elect a new interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing to Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10. Increased Costs, Illegality, etc. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                   (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                   (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which such Lender deems material with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves includable in the Eurodollar Rate pursuant to the definition thereof) and/or (y) other circumstances adversely affecting the interbank Eurodollar market or the position of such Lender in such market; or

                   (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies or has become impracticable as a result of a contingency occurring after the Effective Date which materially adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on such date and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower or, in the case of a Notice of Borrowing, shall, at the option of the Borrower, be deemed converted into a Notice of Borrowing for Base Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to section 1.10(a)(iii) the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to section 1.10(a)(ii) or (iii), cancel said Borrowing, convert the related Notice of Borrowing into one requesting a Borrowing of Base Rate Loans or require the affected Lender to make its requested Loan as a Base Rate Loan, or (ii) if the affected Eurodollar Loan is then outstanding, upon at least one Business Day's notice to the Administrative Agent, require the affected Lender to convert each such Eurodollar Loan into a Base Rate Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this section 1.10(b).

          (c) If any Lender shall have determined that after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank: or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this section 1.10(c) upon the subsequent receipt of such notice.

          (d) Notwithstanding anything in this Agreement to the contrary, (i) no Lender shall be entitled to compensation or payment or reimbursement of other amounts under section 1.10, 2.5 or 4.4 for any amounts incurred or accruing more than 90 days prior to the giving of notice to the Borrower of additional costs or other amounts of the nature described in such sections, and (ii) no Lender shall demand compensation for any reduction referred to in section 1.10(c) or payment or reimbursement of other amounts under section 2.5 or 4.4 if it shall not at the time be the general policy or practice of such Lender to demand such compensation, payment or reimbursement in similar circumstances under comparable provisions of other credit agreements.

          1.11. Compensation. The Borrower shall compensate each Lender, upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to section 1.10(a)); (ii) if any repayment, prepayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to section 1.10(b).

          1.12. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of section 1.10(a)(ii) or
(iii), 1.10(c), 2.5 or 4.4 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Commitment affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section. Nothing in this section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in section 1.10, 2.5 or 4.4.



          SECTION 2. LETTERS OF CREDIT

          2.1. Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Closing Date and prior to the date that is 30 days prior to the Revolving Loan Maturity Date to issue, for the account of the Borrower or any of its Subsidiaries and in support of (x) trade obligations, workmen's compensation and other obligations of the Borrower or any such Subsidiary incurred in the ordinary course of its business and/or (y) such other obligations of the Borrower or any such Subsidiary to any other person that are acceptable to the Administrative Agent and such Letter of Credit Issuer, and subject to and upon the terms and conditions herein set forth such Letter of Credit Issuer agrees to issue from time to time, irrevocable standby, direct pay or documentary letters of credit in such form as may be approved by such Letter of Credit Issuer and the Administrative Agent (each such letter of credit (and each Existing Letter of Credit described in section 2.1(d)), a "Letter of Credit" and collectively, the "Letters of Credit").

          (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings at such time, would exceed either (x) $70,000,000 or (y) when added to the aggregate principal amount of all Loans then outstanding, an amount equal to the Total Commitment at such time, and (ii) each Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than 5 days prior to the Revolving Loan Maturity Date, on terms acceptable to the Administrative Agent and the relevant Letter of Credit Issuer.

          (c) Notwithstanding the foregoing, in the event a Lender Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless such Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' Percentage of the Letter of Credit Outstandings.

          (d) Annex VII hereto contains a description of all letters of credit outstanding on, and to continue in effect after, the Closing Date. Each such letter of credit issued by a bank that is or becomes a Lender under this Agreement on the Effective Date (each, an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement, issued, for purposes of section 2.4(a), on the Closing Date, and the Borrower, the Administrative Agent and the Lenders hereby agree that, from and after such date, the terms of this Agreement shall apply to such Letters of Credit, superseding any other agreement theretofore applicable to them to the extent inconsistent with the terms hereof.

          2.2. Letter of Credit Requests: Notices of Issuance2.2. Letter of Credit Requests: Notices of Issuance. (a) Whenever it desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the Letter of Credit Issuer written notice (including by way of telecopier) in the form of Exhibit A-2 hereto prior to 1:00 P.M. (local time at the Notice Office) at least five Business Days (or such shorter period as may be acceptable to the relevant Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each a "Letter of Credit Request"), which Letter of Credit Request shall include such supporting documents that such Letter of Credit Issuer customarily requires in connection therewith (including, in the case of a Letter of Credit for an account party other than the Borrower, an application for, and if applicable a reimbursement agreement with respect to, such Letter of Credit). Any such documents executed in connection with the issuance of a Letter of Credit, including the Letter of Credit itself, are herein referred to as "Letter of Credit Documents". In the event of any inconsistency between any of the terms or provisions of any Letter of Credit Document and the terms and provisions of this Agreement respecting Letters of Credit, the terms and provisions of this Agreement shall control. The Administrative Agent shall promptly notify each Lender of each Letter of Credit Request.

          (b) Each Letter of Credit Issuer shall, on the date of each issuance of a Letter of Credit by it, give the Administrative Agent, each Lender and the Borrower written notice of the issuance of such Letter of Credit, accompanied by a copy to the Administrative Agent of the Letter of Credit or Letters of Credit issued by it. Each Letter of Credit Issuer shall provide to the Administrative Agent a quarterly (or monthly if requested by any Lender) summary describing each Letter of Credit issued by such Letter of Credit Issuer and then outstanding.

          2.3. Agreement to Repay Letter of Credit Drawings2.3. Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse (or cause any Subsidiary for whose account a Letter of Credit was issued to reimburse) each Letter of Credit Issuer, by making payment directly to such Letter of Credit Issuer in immediately available funds at the payment office of such Letter of Credit Issuer, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date on which, such Letter of Credit Issuer notifies the Borrower (or any such Subsidiary for whose account such Letter of Credit was issued) of such payment or disbursement (which notice to the Borrower (or such Subsidiary) shall be delivered reasonably promptly after any such payment or disbursement), with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (local time at the payment office of the Letter of Credit Issuer) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the rate then applicable to MPP Revolving Loans which are Base Rate Loans (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), in the case of payments or disbursements related to Allocated MPP Letter of Credit Outstandings, or the rate then applicable to DPP Revolving Loans which are Base Rate Loans (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), in the case of payments or disbursements related to Allocated DPP Letter of Credit Outstandings, any such interest also to be payable on demand.

          (b) The Borrower's obligation under this section 2.3 to reimburse each Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against such Letter of Credit Issuer, the Administrative Agent, any other Letter of Credit Issuer or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing, provided, however that the Borrower shall not be obligated to reimburse a Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

          2.4. Letter of Credit Participations. (a) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each Lender, and each Lender (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the Lenders as provided in section 3.1(b) and the Participants shall have no right to receive any portion of any Facing Fees) and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments of the Lenders pursuant to section 12.4(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this section 2.4 to reflect the new Percentages of the assigning and assignee Lender.

          (b) In determining whether to pay under any Letter of Credit, a Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by a Letter of Credit Issuer under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

          (c) In the event that a Letter of Credit Issuer makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Letter of Credit Issuer pursuant to section 2.3(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participant's Percentage of such payment in U.S. dollars and in same day funds, provided, however, that no Participant shall be obligated to pay to the Administrative Agent its Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer. If the Administrative Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (local time at the Notice Office) on any Business Day, such Participant shall make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer such Participant's Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the Administrative Agent for the account of the relevant Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at the Federal Funds Effective Rate. The failure of any Participant to make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer its Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other Participant's Percentage of any such payment.

          (d) Whenever a Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to section 2.4(c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its Percentage thereof, in U.S. dollars and in same day funds, an amount equal to such Participant's Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations, as and to the extent so received.

          (e) The obligations of the Participants to make payments to the Administrative Agent for the account of each Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                   (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                   (ii) the existence of any claim, set-off defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any person for whom any such transferee may be acting), the Administrative Agent, any Letter of Credit Issuer, any Lender, or other person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit), other than any claim which the Borrower (or any Subsidiary which is the account party with respect to a Letter of Credit) may have against any applicable Letter of Credit Issuer for gross negligence or wilful misconduct of such Letter of Credit Issuer in making payment under any applicable Letter of Credit;

                   (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                   (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit
          Documents: or

                   (v) the occurrence of any Default or Event of Default.

          2.5. Increased Costs. If after the Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Lender with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency (in each case made subsequent to the Effective Date) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Lender's participation therein, or (ii) shall impose on such Letter of Credit Issuer or any Lender any other conditions affecting this Agreement, any Letter of Credit or such Lender's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Lender of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Lender hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the Borrower by such Letter of Credit Issuer or such Lender (a copy of which notice shall be sent by such Letter of Credit Issuer or such Lender to the Administrative Agent), the Borrower shall pay to such Letter of Credit Issuer or such Lender such additional amount or amounts as will compensate any such Letter of Credit Issuer or such Lender for such increased cost or reduction. A certificate submitted to the Borrower by any Letter of Credit Issuer or any Lender, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Lender to the Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate any Letter of Credit Issuer or such Lender as aforesaid shall be conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this section
2.5. Reference is hereby made to the provisions of section 1.10(d) for certain limitations upon the rights of a Letter of Credit Issuer or Lender under this section.

          2.6. Obligations Absolute. The obligations of the Borrower under this Agreement in respect of any Letter of Credit and under any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement (as the same may be amended from time to time) and such other agreement or instrument under all circumstances, including, without limitation, to the extent permitted by law, the following circumstances:

                   (i) any lack of validity or enforceability of any agreement or instrument the obligations under which are supported by a Letter of Credit;

                   (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower (or any Subsidiary) in respect of the Letters of Credit or any other amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents or any other Credit Document;

                   (iii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the obligations of the Borrower (or any Subsidiary) in respect of the Letters of Credit;

                   (iv) the existence of any claim, set-off, defense or other right that the Borrower (or any Subsidiary) may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons for whom any such beneficiary or any such transferee may be acting), the Letter of Credit Issuer, or any other person, whether in connection with the Credit Documents, the transactions contemplated hereby or by the Letter of Credit Documents or any unrelated transaction, other than any claim which the Borrower (or any Subsidiary which is the account party with respect to a Letter of Credit) may have against any applicable Letter of Credit Issuer for gross negligence or wilful misconduct of such Letter of Credit Issuer in making payment under any applicable Letter of Credit;

                   (v) any statement or any other document presented under or in connection with any Letter of Credit or other Credit Document proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, provided that payment by a Letter of Credit Issuer under such Letter of Credit against presentation of such statement or document shall not have constituted gross negligence or willful misconduct;

                   (vi) payment by a Letter of Credit Issuer under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the Letter or Credit, except any such payment resulting solely from the gross negligence or willful misconduct of the Letter of Credit Issuer; and

                   (vii) any other circumstance or happening whatsoever other than the payment in full of all obligations hereunder in respect of any Letter of Credit or any agreement or instrument relating to any Letter of Credit, whether or not similar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Borrower.

          2.7. Guaranty of Subsidiary Letter of Credit Obligations. (a) The Borrower hereby unconditionally guarantees, for the benefit of the Administrative Agent and the Lenders, the full and punctual payment of the Obligations of each Subsidiary under each Letter of Credit Document to which such Subsidiary is now or hereafter becomes a party. Upon failure by any such Subsidiary to pay punctually any such amount, the Borrower shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any applicable Letter of Credit Document.

          (b) As a separate, additional and continuing obligation, the Borrower unconditionally and irrevocably undertakes and agrees, for the benefit of the Administrative Agent and the Lenders, that, should any amounts not be recoverable from the Borrower under section 2.7(a) for any reason whatsoever (including, without limitation, by reason of any provision of any Credit Document or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by any Lender, the Administrative Agent, any of their respective Affiliates, or any other person, at any time, the Borrower as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Lenders and the Administrative Agent, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Credit Documents.

          (c) The obligations of the Borrower under this section shall be unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

                   (i) any extension, renewal, settlement, compromise, waiver or release in respect to any obligation of any Subsidiary under any Letter of Credit Document, by operation of law or otherwise:

                   (ii) any modification or amendment of or supplement to this Agreement, any Note or any other Credit Document;

                   (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under this Agreement, any Note or any other Credit Document or of any Subsidiary under any Letter of Credit Document;

                   (iv) any change in the corporate existence, structure or ownership of any Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Subsidiary or its assets or any resulting release or discharge of any obligation of any Subsidiary contained in any Letter of Credit Document;

                   (v) the existence of any claim, set-off or other rights which the Borrower may have at any time against any Subsidiary, the Administrative Agent, any Lender or any other person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                   (vi) any invalidity or unenforceability relating to or against any Subsidiary for any reason of any Letter of Credit Document, or any provision of applicable law or regulation purporting to prohibit the payment by any Subsidiary of any Obligations in respect of any Letter of Credit; or

                   (vii) any other act or omission to act or delay of any kind by any Subsidiary, the Administrative Agent, any Lender or any other person or any other circumstance whatsoever which might, but for the provisions of this section, constitute a legal or equitable discharge of the Borrower's obligations under this section.

          (d) The Borrower's obligations under this section shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower and each other Credit Party under the Credit Documents shall have been paid in full. If at any time any payment of any of the Obligations of any Subsidiary in respect of any Letter of Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Subsidiary, the Borrower's obligations under this section with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

          (e) The Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Subsidiary or any other person, or against any collateral or guaranty of any other person.

          (f) Until the indefeasible payment in full of all of the Obligations and the termination of the Commitments of the Lenders hereunder, the Borrower shall have no rights, by operation of law or otherwise, upon making any payment under this section to be subrogated to the rights of the payee against any Subsidiary with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any Subsidiary in respect thereof.

          (g) In the event that acceleration of the time for payment of any amount payable by any Subsidiary under any Letter of Credit Document is stayed upon insolvency, bankruptcy or reorganization of such Subsidiary, all such amounts otherwise subject to acceleration under the terms of any applicable Letter of Credit Document shall nonetheless by payable by the Borrower under this section forthwith on demand by the Administrative Agent.


          SECTION 3. FEES; COMMITMENTS.

          3.1. Fees. (a) The Borrower agrees to pay to the Administrative Agent a Commitment Commission ("Commitment Commission") for the account of each Non-Defaulting Lender for the period from and including the Effective Date to but not including the date the Total Commitment has been terminated, computed at a rate equal to 3/8 of 1 % per annum on the average daily Unutilized Commitment of such Lender. Such Commitment Commission shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year, commencing September, 1996, and on the date upon which the Total Commitment is terminated.

          (b) The Borrower agrees to pay to the Administrative Agent, for the account of each Non-Defaulting Lender, pro rata on the basis of its Percentage, a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed
(i) in the case of Letters of Credit constituting a part of the Allocated MPP Letter of Credit Outstandings, at the rate per annum equal to the Applicable MPP Eurodollar Margin in effect from time to time, and (ii) in the case of Letters of Credit constituting a part of the Allocated DPP Letter of Credit Outstandings, at the rate per annum equal to the Applicable DPP Eurodollar Margin in effect from time to time, in each case on the average daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year, commencing September, 1996, and on the date upon which the Total Commitment is terminated.

          (c) The Borrower agrees to pay directly to each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (the "Facing Fee"), computed at such rate as may from time to time be agreed between such Letter of Credit Issuer and the Borrower, on the average daily Stated Amount of such Letter of Credit. Such Facing Fees shall be due and payable on such dates as may be agreed in the case of any Letter of Credit by the Borrower and the Letter of Credit Issuer which has issued such Letter of Credit.

          (d) The Borrower agrees to pay directly to each Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as shall at the time of such issuance, drawing or amendment be the administrative charge which such Letter of Credit Issuer is customarily charging for issuances of, drawings under or amendments of, letters of credit issued by it.

          (e) The Borrower shall pay to the Administrative Agent on the Closing Date and thereafter for its own account and/or for distribution to the Lenders such fees as heretofore agreed by the Borrower, the Administrative Agent and the Documentation Agent.

          (f) All computations of Fees shall be made in accordance with section 12.7(b).

          3.2. Voluntary Reduction of Commitments. Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Unutilized Total Commitment, provided that (i) any such termination shall apply to proportionately and permanently reduce the Commitment, if any, of each of the Lenders, and (ii) any partial reduction pursuant to this section 3.2 shall be in the amount of at least $10,000,000 (or, if greater, in integral multiples of $1,000,000).

          3.3. Mandatory Adjustments of Commitments, etc. (a) The Commitment of each Lender shall terminate on the Expiration Date unless the Closing Date has occurred on or before such date .

          (b) On each date upon which a mandatory prepayment of Loans pursuant to section 4.2(d) is required, the Total Commitment shall be permanently reduced by an amount equivalent to the principal amount of the Loans so prepaid.

          (c) The Total Commitment (and the Commitment of each Lender) shall terminate on the earlier of (x) the Revolving Loan Maturity Date and (y) the date on which a Change of Control occurs.

          (d) Each partial reduction of the Total Commitment provided for in this section 3.3 shall apply pro rata to the Commitment of each Lender.

          3.4. Extension of Revolving Loan Maturity Date. At any time following the second anniversary of the Closing Date and during the 30 day period following delivery by the Borrower pursuant to section 7.1(a) of its consolidated financial statements for its fiscal year then most recently ended, and annually thereafter during the 30 day period following delivery by the Borrower of its consolidated financial statements pursuant to section 7.1(a), the Borrower may request the Administrative Agent to determine if all of the Lenders are then willing to extend the Revolving Loan Maturity Date for a single additional year. If the Borrower so requests, the Administrative Agent will so advise the Lenders. If the Lenders in their sole discretion are all willing to so extend the Revolving Loan Maturity Date, after taking into account such considerations as any Lender may deem relevant (including, without limitation, the financial condition of the Borrower and applicable termination provisions applicable to the Parent Guaranty), the Borrower, the Administrative Agent and all of the Lenders (including each Letter of Credit Issuer) shall execute and deliver a definitive written instrument so extending the Revolving Loan Maturity Date. No such extension of the Revolving Loan Maturity Date shall be valid or effective for any purpose unless such definitive written instrument is so signed and delivered within 60 days following the giving by the Administrative Agent of notice to the Lenders that the Borrower has requested such an extension, and only one such extension may be granted pursuant to this provision.


          SECTION 4. PAYMENTS.

          4.1. Voluntary Prepayments. The Borrower shall have the right to prepay Loans, in whole or in part, without premium or penalty, from time to time on the following terms and conditions: (i) no MPP Revolving Loans may be prepaid at any time if after giving effect thereto any DPP Revolving Loans are outstanding; (ii) the Borrower shall give the Administrative Agent at the Payment Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are MPP Revolving Loans or DPP Revolving Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be received by the Administrative Agent by (x) 1:00 P.M. (local time at the Notice Office) one Business Day prior to the date of such prepayment, in the case of any prepayment of Eurodollar Loans, or (y) 12:00 noon (local time at the Notice Office) on the date of such prepayment, in the case of any prepayment of Base

Rate Loans, and which notice shall promptly be transmitted by the Administrative Agent to each of the Lenders; (iii) each partial prepayment of any Borrowing shall be in an aggregate principal of at least $500,000 or an integral multiple of $100,000 in excess thereof, in the case of Base Rate Loans and at least $2,500,000 or an integral multiple of $500,000 in excess thereof, in the case of Eurodollar Loans, provided that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (v) each prepayment of Eurodollar Loans pursuant to this section 4.1 on any date other than the last day of the Interest period applicable thereto shall be accompanied by any amounts payable in respect thereof under section 1.11.

          4.2. Mandatory Prepayments. (a) If on any date (after giving effect to any other payments on such date) the sum of (i) the aggregate outstanding principal amount of Loans plus (ii) the aggregate amount of Letter of Credit Outstandings, exceeds the Total Commitment as then in effect, the Borrower shall prepay on such date that principal amount of Loans and, after Loans have been paid in full, Unpaid Drawings, in an aggregate amount equal to such excess. If, after giving effect to the prepayment of Loans and Unpaid Drawings, the aggregate amount of Letter of Credit Outstandings exceeds the Total Commitment as then in effect, the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess and the Administrative Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrower until the proceeds are applied to the secured obligations).

          (b) If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of MPP Revolving Loans plus the Allocated MPP Letter of Credit Outstandings, exceeds the MPP Revolving Loan Sublimit then in effect, the Borrower shall prepay on such date that principal amount of MPP Revolving Loans in an aggregate amount equal to such excess. If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of DPP Revolving Loans plus the Allocated DPP Letter of Credit Outstandings, exceeds the DPP Revolving Loan Sublimit then in effect, the Borrower shall prepay on such date that principal amount of DPP Revolving Loans in an aggregate amount equal to such excess.

          (c) Promptly, and in any event not later than the third Business Day following the date of receipt thereof by the Borrower and/or any of its Subsidiaries of the Cash Proceeds from any Asset Sale, an amount equal to such portion of the Net Cash Proceeds then received from such Asset Sale as is required pursuant to the terms of section 8.2 to be applied as a prepayment of Loans shall be so applied as a mandatory prepayment of principal of (x) first, the then outstanding MPP Revolving Loans and (y) second, once no MPP Revolving Loans remain outstanding, the then outstanding DPP Revolving Loans.

          (d) On the date of which a Change of Control occurs the then outstanding principal amount of all Loans, if any, shall become due and payable and shall be prepaid in full, and the Borrower shall contemporaneously either
(i) cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions), or (ii) the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to 100% of the Letter of Credit Outstandings and the Administrative Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrower until the proceeds are applied to the secured obligations).

          (e) With respect to each prepayment of Loans required by this section 4.2, the Borrower shall designate the Types of Loans which are to be prepaid, whether such Loans are MPP Revolving Loans or DPP Revolving Loans and the specific Borrowing(s) pursuant to which such prepayment is to be made, provided that (i) the Borrower shall first so designate all Loans that are Base Rate Loans and Eurodollar Loans with Interest Periods ending on the date of prepayment prior to designating any other Eurodollar Loans for prepayment, (ii) if the outstanding principal amount of Eurodollar Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such prepayment, then all the Loans outstanding pursuant to such Borrowing shall be converted into Base Rate Loans, and (iii) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under section 1.11.

          4.3. Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on its pro rata share) account of the Lenders entitled thereto, not later than 1:00 P.M. (local time at the Payment Office) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 1:00 P.M. (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

          4.4. Net Payments. (a) All payments made by the Borrower hereunder, under any Note or any other Credit Document, will be made without setoff, counterclaim or other defense. Except as provided for in section 4.4(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax, imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction under which such Lender is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non excluded taxes, levies imposts, duties, fees, assessments or other charges (all such nonexcluded taxes levies, imposts, duties, fees assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes will not be less than the amount provided for herein or in such Note or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender for taxes imposed on or measured by the net income or profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Lender is located and for any withholding of income or similar taxes imposed by the United States of America as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the Lender, evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent or such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Lender.

          (b) Each Lender that is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes agrees to provide to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the cases of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to section 12.4 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and such Lender is in compliance with the provisions of this section 4.4(b)), on the date of such assignment or transfer to such Lender,
(i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, any Note or any other Credit Document, or (ii) if the Lender is not a "bank" within the meaning of section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit K (any such certificate, a "section 4.4(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement, any Note or any other Credit Document. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a section 4.4(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, any Note or any other Credit Document, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this section 4.4(b). Notwithstanding anything to the contrary contained in section 4.4(a), but subject to section 12.4(b) and the immediately succeeding sentence,
(x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for United States federal income tax purposes and which has not provided to the Borrower such forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to section 4.4(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States or any additional amounts with respect thereto (I) if such Lender has not provided to the Borrower the Internal Revenue Service forms required to be provided to the Borrower pursuant to this section 4.4(b) or (II) in the case of a payment other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this section 4.4 and except as specifically provided for in section 12.4(b), the Borrower agrees to pay additional amounts and indemnify each Lender in the manner set forth in section 4.4(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the previous sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

          (c) Reference is hereby made to the provisions of section 1.10(d) for certain limitations upon the rights of a Lender under this section.

          SECTION 5.  CONDITIONS PRECEDENT.

          5.1. Conditions Precedent at Closing Date. The obligation of the Lenders to make Loans, and of any Letter of Credit Issuer to issue Letters of Credit, is subject to the satisfaction of each of the following conditions on the Closing Date:

                   (a) Effectiveness; Notes. On or prior to the Closing Date,
          (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender the appropriate Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

                   (b) Opinions of Counsel. On the Closing Date, the Administrative Agent shall have received opinions, addressed to the Administrative Agent and each of the Lenders and dated the Closing Date, from (i) Greenebaum Doll & McDonald PLLC, special counsel to the Borrower, substantially in the form of Exhibit C-1 hereto and covering such other matters incident to the transactions contemplated hereby as the Administrative Agent or the Documentation Agent may reasonably request, and (ii) T. Richard Riney, Esq., Transactions Counsel of the Parent, substantially in the form of Exhibit C-2 hereto and covering such other matters incident to the transactions contemplated hereby as the Administrative Agent or the Documentation Agent may reasonably request, all such opinions to be in form and substance satisfactory to the Administrative Agent and the Documentation Agent.

                   (c) Corporate Proceedings. (i) On the Closing Date, the Administrative Agent shall have received from (x) each Credit Party a certificate, dated the Closing Date, signed by the President or any Vice-President of such Credit Party in the form of Exhibit D hereto with appropriate insertions and deletions, together with copies of the articles of incorporation, partnership agreement, limited liability company agreement, certificate of formation and the bylaws or other organizational documents of such Credit Party and the resolutions, or such other administrative approval of such Credit Party referred to in such certificate and all of the foregoing shall be reasonably satisfactory to the Administrative Agent, and (y) the Borrower a certificate of its chief financial officer, dated the Closing Date, to the effect that all of the applicable conditions set forth in sections 5.1(e), (h), (i), (j) and (k) and 5.2 exist as of such date.

                   (ii) On the Closing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Documentation Agent, and the Administrative Agent and the Documentation Agent shall have received all information and copies of all certificates, documents, and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent or the Documentation Agent may have reasonably requested in connection therewith such documents and papers where appropriate, to be certified by proper corporate or governmental authorities.

                   (d) Plans, etc. On or prior to the Closing Date, there shall have been made available for review by the Administrative Agent and the Documentation Agent true and correct copies of:

                       (i) any Plans, and for each Plan (x) that is a
                   Single-Employer plan the most recently completed actuarial valuation prepared therefor by such Plan's regular enrolled actuary and the Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan filed with the Internal Revenue Service and (y) that is a Multiemployer Plan, each of the documents referred to in clause (x) either in the possession of the Borrower or any of its Subsidiaries or any ERISA Affiliate or reasonably available thereto from the sponsor or trustees of such Plan:

                       (ii) any collective bargaining agreements or any other
                   similar agreement or arrangements covering the employees of the Borrower or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

                       (iii) all agreements evidencing or relating to the
                   Existing Indebtedness (the "Existing Indebtedness
                   Agreements");

                       (iv) all agreements entered into by the Borrower
                   governing the terms and relative rights of its capital stock, agreements entered into by shareholders of the Borrower with and any respect to its capital stock (collectively, the "Shareholders' Agreements");

                       (v) any agreement with respect to, the management of the
                   Borrower or any of its Subsidiaries (collectively, the "Management Agreements");

                       (vi) any material employment agreements entered into by
                   the Borrower or any of its Subsidiaries (collectively, the "Employment Agreements");

                       (vii) management contracts relating to assisted living
                   communities or similar facilities managed by the Borrower or any of its Subsidiaries (collectively the "Management Contracts") to the extent in existence on the

                   Closing Date; and

                       (viii) any tax sharing, tax allocation and other similar
                   agreements entered into by the Borrower and/or any of its Subsidiaries (collectively, the "Tax Sharing Agreements");

          all of which Plans, Collective Bargaining Agreements, Existing Indebtedness Agreements, Shareholders' Agreements, Management Agreements, Employment Agreements, Management Contracts and Tax Sharing Agreements shall be in form and substance satisfactory to the Administrative Agent and the Documentation Agent.

                   (e) Adverse Change, etc. From December 31, 1995 to the Closing Date, nothing shall have occurred (and neither the Lenders nor the Administrative Agent or the Documentation Agent shall have become aware of any facts or conditions not previously known) which the Administrative Agent, the Documentation Agent or the Required Lenders shall reasonably determine (i) has, or could reasonably be expected to have, a material adverse effect on the Assets or the rights or remedies of the Lenders or the Administrative Agent under this Agreement or any other Credit Document, or on the ability of the Borrower to perform its obligations to them, or (ii) has, or could reasonably be expected to have, a Material Adverse Effect.

                   (f) Litigation. No actions, suits or proceedings shall be pending or, to the knowledge of the Borrower, threatened against the Parent or any of its Subsidiaries or any of their assets on the Closing Date (i) with respect to this Agreement or any other Credit Document or (ii) which the Administrative Agent, the Documentation Agent or the Required Lenders shall determine has, or could reasonably be expected to have, (x) a Material Adverse Effect or (y) a material adverse effect on the Assets or the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document or on the ability of any Credit Party to perform its respective obligations to the Lenders hereunder or under any other Credit Document.

                   (g) Approvals. On the Closing Date, all material governmental and third party approvals in connection with the transactions contemplated by the Credit Documents and the other Transaction Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority (including any court having jurisdiction) which restrains or prevents such transactions or imposes, in the judgment of the Required Lenders, the Administrative Agent or the Documentation Agent, materially adverse conditions upon the consummation of such transactions.

                   (h) Reorganization. On or prior to the Closing Date, there shall have been transferred to the Borrower assets and business comprising the assisted and independent living divisions of the Parent in exchange for, among other things, the issuance by the Borrower of common stock of the Borrower, in accordance with the terms and provisions of the Incorporation Agreement (collectively, the "Reorganization"), and the Reorganization shall have been consummated in compliance with all applicable laws and in a manner reasonably satisfactory to the Administrative Agent and the Documentation Agent.

                   (i) Acquisition Documents, etc. On or prior to the Closing Date, the Borrower shall have delivered to the Administrative Agent all Acquisition Documents, certified as true and correct by an Authorized Officer, all of which Acquisition Documents shall be in the same form as they were in on August 15, 1996 or shall otherwise be satisfactory to the Administrative Agent and the Documentation Agent and each of the conditions precedent to the obligations of the Borrower to consummate the Acquisition shall have been satisfied (without any waiver thereto not consented to by the Administrative Agent) to the satisfaction of the Administrative Agent.

                   (j) IPO Proceeds; Ownership by Parent Guarantor. On or prior to the Closing Date, the Borrower shall have received in available funds at least $50,000,000, consisting of (i) an incremental equity contribution of $4,350,000 to the Borrower and/or one or more of its Subsidiaries by the Parent and/or one or more of its Subsidiaries (other than the Borrower and its Subsidiaries), above and beyond any equity contribution otherwise provided for pursuant to the Incorporation Agreement, and (ii) net cash proceeds of at least $45,650,000 from the initial public issuance of its common stock (the "IPO") effected as contemplated by the Registration Statement, but without giving effect to the over-allotment option referred to in the Registration Statement. After giving effect to the completion of the IPO (but without regard to such over-allotment option), the Parent Guarantor shall be the owner, beneficially and of record, of not less than 55% of the outstanding shares of Common Stock of the Borrower on a fully diluted basis, if the public offering price per share in the IPO is $13.00 or greater (63%, if such offering price per share is less than $13.00).

                   (k) Other Debt. On the Closing Date and after giving effect to the consummation of the Transaction, neither the Borrower nor any of its Subsidiaries shall have any outstanding Indebtedness other than the Existing Indebtedness described in section 6.18 and no default or event of default under and as defined in the documentation governing any such Existing Indebtedness shall have occurred or be continuing both before and after giving effect to the Transaction.

                   (l) Parent Guaranty. On the Closing Date, the Borrower, the Parent and each Subsidiary of the Parent named therein shall have duly authorized, executed and delivered a Guaranty in the form of Exhibit E hereto (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Parent Guaranty"), and the Parent Guaranty shall be in full force and effect.

                   (m) Subsidiary Guaranty. On the Closing Date, each Wholly-Owned Subsidiary shall have duly authorized, executed and delivered a Guaranty in the form of Exhibit F hereto (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

                   (n) Security Documents. (i) Pledge Agreement. On the Closing Date, each Credit Party named therein shall have duly authorized, executed and delivered a Pledge Agreement substantially in the form of Exhibit G hereto (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement"), and shall have delivered to the Collateral Agent, as pledgee thereunder:

                       (A) all of the certificates and instruments representing
                   the Pledged Securities referred to therein, endorsed in blank or accompanied by executed and undated stock or bond powers; and

                       (B) executed copies of notices delivered to each
                   partnership entity or limited liability company entity which is the issuer of partnership interests or membership interests, as the case may be, pledged under the Pledge Agreement and executed copies of acknowledgements executed by each such entity, together with evidence that such other actions have been taken as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interest purported to be created by the Pledge Agreement (including, without limitation, evidence that each such partnership entity or limited liability company entity has duly recorded the security interest created by the Pledge Agreement on the partnership or limited liability company books and records of such entity);

          and the Pledge Agreement shall be in full force and effect.

                   (ii) Security Agreement. On the Closing Date, each Credit Party named therein shall have duly authorized, executed and delivered a Security Agreement substantially in the form of Exhibit H (as modified, supplemented or amended from time to time in accordance with the terms thereof and hereof, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, in each case together with:

                       (A) executed copies of Financing Statements (Form UCC-1)
                   in appropriate form for filing under the UCC of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

                       (B) certified copies of Requests for Information or
                   Copies (Form UCC-11), or equivalent reports, each of recent date listing all effective financing statements that name each Credit Party as debtor and that are filed in the jurisdictions referred to in clause (A), together with copies of such financing statements (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Collateral Agent and
                   (y) to the extent evidencing Liens permitted pursuant to
                   section 8.3(d));

                       (C) evidence of the completion of all other recordings
                   and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

                       (D) evidence that all other actions necessary or, in the
                   reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interest purported to be created by the Security Agreement have been taken;

          and the Security Agreement shall be in full force and effect.

                   (iii) Mortgages. On the Closing Date, the Collateral Agent shall have received:

                       (A) fully executed counterparts of mortgages, deeds of
                   trust or deeds to secure debt, in each case in form and substance reasonably satisfactory to the Collateral Agent and the Documentation Agent (each as modified, amended or supplemented from time to time in accordance under the terms hereof and thereof, a "Mortgage" and, collectively, the "Mortgages"), which Mortgages shall cover such of the Real Property owned or leased by any Credit Party as is designated on Part I of Annex III as a mortgaged property (each "Mortgaged Property" and, collectively, the "Mortgaged Properties"), together with evidence that counterparts of the Mortgages have been delivered to the title insurance company insuring the Lien of the Mortgages for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively create a valid and enforceable first priority mortgage lien on such Credit Party's interest in each Mortgaged Property (subject only to Permitted Encumbrances) in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Lenders;

                       (B) executed copies of Financing Statements (Form UCC-1
                   or other applicable form) in appropriate form for filing under the UCC of each jurisdiction as may be reasonably necessary to perfect the security interests in fixtures, equipment and personal property purported to be created by the Mortgages;

                       (C) executed copies of such consents of landlords,
                   non-disturbance and attornment agreements, and similar documents, in form and substance reasonably satisfactory to the Collateral Agent and the Documentation Agent, as the Collateral Agent or the Documentation Agent may consider necessary or desirable in connection with the creation of the lien of any Mortgage on any Mortgaged Property or the enforcement thereof;

                       (D) mortgagee title insurance policies (or marked
                   commitments to issue the same) for the Mortgaged Properties issued by title insurers reasonably satisfactory to the Collateral Agent (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts satisfactory to the Collateral Agent assuring the Collateral Agent that the Mortgages on such Mortgaged Properties are valid and enforceable first priority mortgage liens on such Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances, and the Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent and the Documentation Agent; and

                       (E) surveys, in form and substance reasonably
                   satisfactory to the Collateral Agent and the Documentation Agent, of the Mortgaged Properties specified by the Administrative Agent or the Documentation Agent, certified in a manner satisfactory to the Collateral Agent and the Documentation Agent (which certification must include, among other things, a certification whether the Mortgaged Property is located in a special flood hazard area, and if it is so located, as to the flood zone designation which appears in the Flood Insurance Rate Map for the area in which the Mortgaged Property is located, including the Community Panel Number of the map used) by a licensed professional surveyor reasonably satisfactory to the Collateral Agent and the Documentation Agent.

                   (o) Solvency. On the Closing Date, the Administrative Agent shall have received from the chief financial officer of the Borrower a certificate in the form of Exhibit J hereto, expressing opinions of value and other appropriate facts or information regarding the solvency of the Borrower and its Subsidiaries taken as a whole.

                   (p) Fees, etc. On or prior to the Closing Date, the Borrower shall have paid to (i) the Administrative Agent and the Lenders all Fees and expenses agreed upon by such parties to be paid on or prior to such date, and (ii) Jones, Day, Reavis & Pogue, special counsel to the Documentation Agent, such fees and disbursements as shall have been invoiced by such firm in connection with the transactions contemplated hereby in accordance with the proposal letter of such firm dated July 16, 1996.

                   (q) Insurance Policies. On the Closing Date, the Collateral Agent shall have received evidence of insurance complying with the requirements of section 7.3 for the business and properties of the Borrower and its Subsidiaries, in form and substance satisfactory to the Administrative Agent and with respect to all casualty insurance, naming the Collateral Agent as an additional insured and loss payee.

                   (r) Environmental Reports. On or prior to the Closing Date, the Administrative Agent and the Documentation Agent shall have received Phase I environmental assessments from Dames & Moore (or such other firm satisfactory to the Administrative Agent and the Documentation Agent and in form and substance satisfactory to the Administrative Agent and the Documentation Agent, and covering each Mortgaged Property.

                   (s) Appraisals. On or prior to the Closing Date, the Administrative Agent and the Documentation Agent shall have received copies of any appraisals obtained by the Borrower or any of its Affiliates with respect to any of the properties of the Borrower or any of its Subsidiaries within the two year period prior to the Closing Date.

          5.2. Conditions Precedent to All Credit Events. The obligations of the Lenders to make each Loan and/or of a Letter of Credit Issuer to issue each Letter of Credit is subject, at the time thereof, to the satisfaction of the following conditions:

                   (a) Notice of Borrowing, etc. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of section 1.3 with respect to the incurrence of Loans or a Letter of Credit Request meeting the requirement of section 2.2 with respect to the issuance of a Letter of Credit.

                   (b) No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier date.

                   (c) Sublimit Matters. The Administrative Agent shall have received such certificates pursuant to section 7.1(e) and other evidence as it may require to establish that such Credit Event complies with the MPP Revolving Loan Sublimit or DPP Revolving Loan Sublimit specified in section 1.1(b) or (c), as applicable.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to each of the Lenders that all of the applicable conditions specified in section 5.1 and/or 5.2, as the case may be, exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in this section 5, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders, and the Administrative Agent will promptly distribute to the Lenders their respective Notes and the copies of such other certificates, legal opinions and documents.


          SECTION 6.  REPRESENTATIONS AND WARRANTIES.

          In order to induce the Lenders to enter into this Agreement and to make the Loans, and/or to issue and/or to participate in the Letters of Credit provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and each Credit Event:

          6.1.  Corporate Status, etc. Each of the Borrower and its Subsidiaries
(i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

          6.2. Corporate Power and Authority, etc. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is party. Each Credit Party has duly executed and delivered each Credit Document to which it is party and each Credit Document to which it is party constitutes the legal, valid and binding agreement or obligation of each Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          6.3. No Violation. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is party nor compliance with the terms and provisions thereof, nor the consummation of the loan transactions contemplated therein (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to such Credit Party or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will violate any provision of the partnership agreement, certificate of formation, certificate or articles of incorporation or by-laws, as the case may be, of such Credit Party.

          6.4. Litigation. There are no actions, suits or proceedings pending or, to, the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries (i) that have, or could reasonably be expected likely to have, a Material Adverse Effect, or (ii) that have, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Collateral Agent, the Administrative Agent or the Lenders or on the ability of any Credit Party to perform its obligations to them hereunder and under the other Credit Documents.

          6.5. Use of Proceeds; Margin Regulations. (a) The proceeds of all Loans shall be utilized (i) to finance Permitted Acquisitions, and (ii) for general corporate purposes, other than to finance Permitted Acquisitions and/or any other acquisition, not inconsistent with the requirements of this Agreement.

          (b) No part of the proceeds of any Credit Event will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither any Credit Event, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Borrower or of the Borrower and its consolidated Subsidiaries that are subject to any "arrangement" (as such term is used in section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

          6.6. Governmental Approvals. No order, consent approval license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document, other than filings and recordings necessary to establish and perfect the security interests and Liens provided for in the Security Documents.

          6.7. True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such person in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. The projections and pro forma financial information prepared by the Borrower which are contained in such materials are based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. As of the Effective Date, there is no fact known to the Borrower or any of its Subsidiaries which has, or could reasonably be expected to have, a Material Adverse Effect which has not theretofore been disclosed to the Lenders or to the Administrative Agent on behalf of the Lenders.

          6.8. Financial Condition: Financial Statements. (a) On and as of the Closing Date on a pro forma basis after giving effect to the Transaction and to all Indebtedness incurred and to be incurred, and Liens created, and to be created, by the Borrower in connection therewith, (i) the sum of the assets, at a fair valuation, of the Borrower will exceed its debts, (ii) the Borrower will not have incurred or intended to, or believe that it will, incur debts beyond its ability to pay such debts as such debts mature and (iii) the Borrower will have sufficient capital with which to conduct its business. For purposes of this section 6.8, "debt" means any liability on a claim, and "claim" means (x) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (b) (i) The combined balance sheets of the Borrower (formerly the assisted and independent living business of the Parent and certain of its Affiliates) at December 31, 1994 and December 31, 1995, and the related combined statements of income, investments by and advances from the Parent, and cash flows for the fiscal periods ended as of said dates, which have been examined by Ernst & Young LLP, independent certified public accountants, and (ii) the pro forma (after giving effect to the Transaction and the related financings thereof) consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 1996, copies of each of which have heretofore been furnished to each Lender, present fairly the financial position of the respective entities as of the dates of said statements and the results for the periods covered thereby (or, in the case of the balance sheet, presents a good faith estimate of the consolidated financial condition of the Borrower and its Subsidiaries after giving effect to the Transaction and the related financings thereof at the date thereof). All such financial statements (other than the aforesaid pro forma balance sheets) have been prepared in accordance with generally accepted accounting principles and practices consistently applied except to the extent provided in the notes to said financial statements. Nothing has occurred since December 31, 1995 that has had a Material Adverse Effect.

          (c) Except as fully reflected in the financial statements and the notes thereto described in section 6.8(b), there were as of the Closing Date (after giving effect to the Loans made on such date), no material Contingent Obligations, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, interest rate or foreign currency swap or exchange transaction with respect to the Borrower or any of its Subsidiaries which, either individually or in aggregate, would be material to the Borrower and its Subsidiaries taken as a whole, except as incurred in the ordinary course of business consistent with past practices subsequent to December 31, 1995.

          (d) The Borrower has delivered to the Lenders prior to the execution and delivery of this Agreement (i) a brochure dated July 1996 prepared by the Administrative Agent and the Documentation Agent, which contains a general description of the business and affairs of the Borrower and its Subsidiaries (the "Information Memorandum"), and (ii) financial projections prepared by management of the Borrower which are included in the Information Memorandum under Tab VIII thereof for the Borrower for the fiscal years 1996-2000 (the "Financial Projections"). The Financial Projections were prepared on behalf of the Borrower in good faith after taking into account the existing and historical levels of business activity of the Borrower, its Subsidiaries and their predecessors in interest, known trends, including general economic trends, and all other information, assumptions and estimates pertinent thereto. The Financial Projections were considered by management of the Borrower, as of such date of preparation, to be realistically achievable; provided, that no representation or warranty is made as to the impact of future general economic conditions or as to whether the Borrower's projected consolidated results as set forth in the Financial Projections will actually be realized. No facts are known to the Borrower at the date hereof which, if reflected in the Financial Projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

          6.9. Security Interests. Once executed and delivered, and until terminated in accordance with the terms thereof, each of the Security Documents creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto from time to time, superior to and prior to the rights of all third persons (subject in the case of the Mortgages to Permitted Encumbrances and subject to no other Liens (except that the Security Agreement Collateral and/or Mortgaged Properties may be subject to Permitted Liens and (in the case of the Mortgaged Properties) Permitted Encumbrances relating thereto)) in favor of the Collateral Agent for the benefit of the Lenders. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof. All mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid by any person under applicable Legal Requirements or other laws applicable to the Real Property encumbered by the Mortgages in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of the Mortgages have been paid.

          6.10. Representations and Warranties in Transaction Documents. All representations and warranties of the Parent and/or any of its Subsidiaries set forth in any of the Transaction Documents were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

          6.11. Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. The Borrower and each of its Subsidiaries have paid, or have provided adequate reserves for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof (giving effect to the Reorganization).

          6.12. Compliance with ERISA. Each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to section 412 of the Code or section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of section 412 of the Code or section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to section 409, 502(i), 502(i), 515, 4062, 4063, 4064, 4069,
4201, 4204 or 4212 of ERISA or section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date hereof, would not exceed $100,000; each group health plan (as defined in section 607(1) of ERISA or section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of any Credit Party to perform its obligations under this Agreement or the other Credit Documents.

          6.13. Subsidiaries. Annex II hereto lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Closing Date but after giving effect to the Transaction.

          6.14. Intellectual Property, etc. The Borrower and each of its Subsidiaries has obtained or has the right to use during the term of this Agreement all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of its business as presently conducted and as proposed to be conducted.

          6.15. Environmental Matters. (a) The Borrower and each of its Subsidiaries is in compliance with all Environmental Laws governing its business except to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) would not reasonably be expected to have a Material Adverse Effect. All licenses, permits, registrations or approvals required for the business of the Borrower and each of its Subsidiaries, as conducted as of the Closing Date, under any Environmental Law have been secured and the Borrower and each of its Subsidiaries is in substantial compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Borrower or such Subsidiary is a party or which would affect the ability of the Borrower or such Subsidiary to operate any real property and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect. There are as of the Closing Date no Environmental Claims pending or, to the best knowledge of the Borrower, threatened wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property now or at any time owned, leased or operated by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, on any property adjacent to any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property of the Borrower or any of its Subsidiaries, or
(ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

          (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Borrower or any of its Subsidiaries or (ii) released on any such Real Property, in each case where such occurrence or event is reasonably likely to have a Material Adverse Effect.

          (c) There are not now any underground storage tanks located on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries.

          6.16. Properties. Annex III contains a true and complete list of each Real Property owned or leased by the Borrower or any of its Subsidiaries on the Closing Date (after giving effect to the Transaction) and the type of interest therein held by the Borrower or the respective Subsidiary. The Borrower and each of its Subsidiaries has good and indefeasible title in fee to each Real Property owned by it and a valid and subsisting Leasehold in each Real Property leased by it, in each case, after giving effect to the Transaction, free and clear of all Liens and security interests other than the Liens created pursuant to the Mortgages, Permitted Liens and Permitted Encumbrances. The Borrower and each of its Subsidiaries has received all material assignments, waivers, consents and other documents, and duly effected all material recordings, filings and other material actions necessary to establish, protect and perfect its right, title and interest in and to each Real Property owned or leased by it. All material transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any person under applicable Legal Requirements or other laws applicable to the Real Property in connection,with the Transaction have been paid.

          6.17. Labor Relations: Collective Bargaining Agreements. There is (i) no significant unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is now pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries, and (iii) to the knowledge of the Borrower, no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as would not reasonably be expected to have a Material Adverse Effect.

          6.18. Indebtedness. Annex IV sets forth a true and complete list of all Indebtedness of the Borrower and each of its Subsidiaries (after giving effect to the Transaction) incurred prior to, but which is to remain outstanding after, the Closing Date (collectively, the "Existing Indebtedness"), in each case showing the aggregate principal amount, amortization and interest rate thereof (and available commitments, if any, thereunder) and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

          6.19. Transaction. On and as of the Closing Date, (i) all material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required to be obtained, given, filed or taken by the Parent, the Borrower or any other Credit Party in order to make or consummate each component of the Transaction will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto will have been obtained) except for filings, consents or notices not required by federal or state securities laws to be made at such time, which filings, consents or notices have been or will be made during the period in which they are required to be made and (ii) each component of the Transaction shall have been consummated in accordance, in all material respects, with the applicable Transaction Documents and in compliance, in all material respects, with all applicable laws.

          6.20. Certain Material Agreements. After giving effect to the Transaction, each Management Contract and each Existing Indebtedness Agreement is in full force and effect in accordance with its respective terms, without any material default existing thereunder.

          6.21. Third-Party Rights. No person holds any right of first refusal, option to purchase or lease, buy-out right, right of first offer or other similar right or option with respect to any portion of the Collateral or any partnership interest, joint venture interest or shareholder interest owned by the Borrower in any of its Subsidiaries.

          SECTION 7.  AFFIRMATIVE COVENANTS.

          The Borrower hereby covenants and agrees that so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations hereunder, have been paid in full:

          7.1. Reporting Requirements. The Borrower will furnish to the Administrative Agent, in sufficient quantities for the Lenders (and the Administrative Agent will promptly transmit such copies to the Lenders):

                   (a) Annual Financial Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, the consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of stockholder's equity and of cash flows and consolidating statement of income for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and accompanied by the opinion of independent certified public accountants of recognized national standing as to such consolidated financial statements, which opinion shall not be qualified as to the scope of audit or as to the status of the Borrower or any of its Subsidiaries as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, nothing came to the attention of such accounting firm which would lead it to believe that any Default or Event of Default as they relate to accounting matters has occurred and is continuing or if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

                   (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarterly period and the related consolidated statements of income and of cash flows and the consolidating income statement for such quarterly period, and setting forth, in the case of such consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which shall be certified on behalf of the Borrower by the Chief Financial Officer or other Authorized Officer of the Borrower, subject to changes resulting from normal year-end audit adjustments.

                   (c) Monthly Property Specific Financial Statements. As soon as available and in any event within 30 days after the close of each month, financial statements for each separate Mature Property and completed Development Property, showing Cash Flow from Operations therefor for such period and for the elapsed portion of the fiscal year ended with the last day of such period, together with such other financial information with respect thereto as the Administrative Agent may reasonably request, and which shall be certified on behalf of the Borrower by the Chief Financial Officer or other Authorized Officer of the Borrower, subject to changes resulting from normal year-end audit adjustments.

                   (d) Budget. Not less than 10 days prior to the commencement of each fiscal year of the Borrower, a preliminary consolidated budget (to be followed no later than 30 days after the commencement of such fiscal year by a final consolidated budget) of the Borrower and its Subsidiaries in reasonable detail for each of the four fiscal quarters of such fiscal year, and for any subsequent fiscal years, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the forecasted balance sheet, income statement, operating cash flows and capital expenditures of the Borrower and its Subsidiaries for the period covered thereby, and the principal assumptions upon which forecasts and budget are based.

                   (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in sections 7.1(a), (b) and (c), a certificate on behalf of the Borrower of the Chief Financial Officer or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish compliance with the provisions of sections 8.10, 8.11, 8.12 and 8.13 of this Agreement, and (if the Parent Guarantor has notified the Administrative Agent that it believes the conditions specified in section 2.3 of the Parent Guaranty have been satisfied so as to entitle the Parent Guarantor to an early termination of the Parent Guaranty) sections 2.3(a) and (b) of the Parent Guaranty as at the end of such fiscal year or quarter or month, as the case may be.

                   (f) Notice of Default or Litigation. Promptly, and in any event within three Business Days after the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, and (ii) any litigation or governmental or regulatory proceeding pending against the Borrower or any of its Subsidiaries which is likely to have a Material Adverse Effect or a material adverse effect on the Collateral or the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document.

                   (g) Auditors' Reports. Promptly upon receipt thereof, a copy of each other report or management letter" submitted to the Borrower or any of its Subsidiaries by their independent accountants or independent actuaries in connection with any annual, interim or special audit made by them of the books of the Borrower or any of its Subsidiaries.

                   (h) ERISA. Promptly upon completion thereof, a complete copy of the annual report (Form 5500) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered pursuant to the first sentence hereof, copies of reports and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan shall be delivered to the Administrative Agent (in sufficient quantities for the Lenders) promptly after the Borrower is aware, and in any event no later than 30 days after the date such report has been filed with the Internal Revenue Service or such notice has been received by the Borrower, such Subsidiary or such ERISA Affiliate, as applicable.

                   (i) Environmental Matters. Promptly upon, and in any event within 10 Business Days after, an officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters: (i) any pending or threatened (in writing) material Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that (A) results in material noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (B) would reasonably be expected to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the Environmental Claim and the Borrower's or such Subsidiary's response thereto.

                   (j) SEC Reports and Registration Statements. Promptly upon transmission thereof or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and annual, quarterly or current reports that the Borrower or any of its Subsidiaries files with the SEC.

                   (k) Other Information. With reasonable promptness, such other information or documents (financial or otherwise) relating to the Borrower or any of its Subsidiaries or any property included in the Mature Property Pool or the Development Property Pool as the Administrative Agent on its own behalf or on behalf of the Required Lenders may reasonably request from time to time.

          7.2. Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, permit, upon at least two Business Days' notice to the Chief Financial Officer or any other Authorized Officer of the Borrower, officers and designated representatives of the Administrative Agent or any of the Lenders to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession (but only to the extent the Borrower or such Subsidiary has the right to do so to the extent in the possession of another person), and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any of the Lenders may request.

          7.3. Insurance. (a) The Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance with reputable and solvent insurers in such amounts and covering such risks and liabilities as are in accordance with normal industry practice, provided that this covenant shall be satisfied in respect of any Mortgaged Property to the extent the insurance covenants in the related Mortgage are satisfied. The Borrower will, and will cause each of its Subsidiaries to, furnish annually, on or prior to May 1, to the Administrative Agent a summary of the insurance carried.

          (b) The Borrower will, and will cause each of its Subsidiaries to, at all times keep their respective property insured in favor of the Collateral Agent, and all policies (including the Mortgage Policies) or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrower or any such Subsidiary) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee (with respect to Collateral) or, to the extent permitted by applicable law, as an additional insured), (ii) shall state that such insurance policies shall not be cancelled without 30 days' prior written notice thereof (or 10 days' prior written notice in the case of cancellation for the non-payment of premiums) by the respective insurer to the Collateral Agent,
(iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Lenders, and
(iv) shall be deposited with the Collateral Agent. In no event shall the Borrower be required to deposit the actual insurance policies with the Collateral Agent. The Administrative Agent shall deliver copies of any certificates of insurance to a Lender upon such Lender's request.

          (c) If the Borrower or any of its Subsidiaries shall fail to maintain all insurance in accordance with this section 7.3, or if the Borrower or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon prior notice to the Borrower, to procure such insurance and the Borrower agrees to reimburse the Administrative Agent or the Collateral Agent, as the case may be for all costs and expenses of procuring such insurance.

          7.4. Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims (other than claims relating to the adjustment or settling, in the ordinary course of business, of claims in respect of insurance policies or reinsurance contracts) which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries, provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

          7.5. Corporate Franchises. The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, rights and authority, provided that any transaction permitted by section 8.2 will not constitute a breach of this section 7.5.

          7.6. Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property other than those the noncompliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the Collateral or the ability of any Credit Party to perform its obligations under any Credit Document.

          7.7. Good Repair. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements, thereto, to the extent and in the manner customary for companies in similar businesses.

          7.8. Compliance with Environmental Laws. (a) The Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries or transport or permit the transportation of Hazardous Materials to or from any such Real Property other than in compliance with applicable Environmental Laws and in the ordinary course of business. If required to do so under any applicable directive or order of any governmental agency, the Borrower will undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders and directives of all governmental authorities, except to the extent that the Borrower or such Subsidiary is contesting such order or directive in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP.

          (b) At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time (i) while an Event of Default exists, or (ii) after the Lenders receive notice under section 7.1(i) for any event for which notice is required to be delivered for any Real Property, the Borrower will provide, at its sole cost and expense, an environmental site assessment report concerning any such Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or a remedial action in connection with any Hazardous Materials on such Real Property. If the Borrower fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and the Borrower shall grant and hereby grants, to the Administrative Agent and the Lenders and their agents, access to such Real Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

          7.9. Change of Fiscal Years, Fiscal Quarters. In the event that the Borrower, for financial reporting purposes, shall change its or any of its Subsidiaries' fiscal years or fiscal quarters, the Borrower will promptly, and in any event within 30 days following any such change, deliver a notice to the Administrative Agent (in sufficient quantities for the Lenders) describing such change and any material accounting entries made in connection therewith and stating whether such change will have any impact upon any financial computations to be made hereunder, and if any such impact is foreseen, describing in reasonable detail the nature and extent of such impact.

          7.10. Additional Security; Further Assurances. (a) Developed Properties Acquired and Property Development Completed Following the Closing Date. The Borrower will give the Collateral Agent not less than 10 days prior written notice of the scheduled closing date for any Permitted Acquisition by the Borrower or any of its Subsidiaries occurring after the Closing Date. Subject to obtaining any consents from third parties (including third party lessors and co-venturers) necessary to be obtained for the granting of a Lien on the interests or assets acquired pursuant to any such Permitted Acquisition (with the Borrower hereby agreeing to use its reasonable best efforts to obtain such consents), the Borrower will, and will cause its Subsidiaries to, grant the Collateral Agent for the benefit of the Lenders security interests and mortgages (each an "Additional Security Document") in the interests or properties of the Borrower or any Subsidiary (A) which are acquired after the Closing Date as fully developed properties, or (B) the completion of the development of which has occurred after the Closing Date, other than (i) any Real Property and related personal property assets acquired by a joint venture (in which there are minority interests held by persons who are not Affiliates of the Borrower) with the proceeds of equity investments made by the Borrower or a Subsidiary to the extent such equity investments are pledged to the Collateral Agent, and (ii) any Real Property and related personal property assets acquired with the proceeds of, and securing, or subject to assumed, Priority Debt and those constituting expansions of existing facilities subject to mortgages in favor of other persons), as additional security for the Obligations. Each Additional Security Document shall be granted pursuant to documentation satisfactory in form and substance to the Administrative Agent and the Documentation Agent, which documentation shall be accompanied by such Phase I environmental assessments (in the case of owned property), surveys and surveyor's certifications (in the case of owned property) meeting the requirements contemplated by section 5.1(n)(iii)(E), mortgage policy of title insurance, consents of landlords and other supporting documentation requested by and satisfactory in form and substance to the Administrative Agent and the Documentation Agent, and shall constitute a valid and enforceable perfected Lien upon the interests or properties so acquired, superior to and prior to the rights of all third persons and subject to no other Liens except those permitted by section 8.3 or otherwise agreed by the Administrative Agent at the time of perfection thereof and such other encumbrances as may be set forth in the mortgage policy, if any, relating to such Additional Security Document which shall be delivered to the Collateral Agent together with such Additional Security Document and which shall be satisfactory in form and substance to the Collateral Agent. The Borrower, at its sole cost and expense, will cause each Additional Security Document or instruments related thereto to be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens created thereby required to be granted pursuant to the Additional Security Document, and will pay or cause to be paid in full all taxes, fees and other charges payable in connection therewith.

          (b) Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. If at any time the Collateral Agent determines, based on applicable law, that all applicable taxes (including, without limitation, mortgage recording taxes or similar charges) were not paid in connection with the recordation of any Mortgage, the Borrower shall promptly pay the same upon demand. Furthermore, the Borrower shall cause to be delivered to the Collateral Agent such opinions of local counsel, title insurance, surveys, environmental assessments, consents of landlords, lien waivers from landlords (if and to the extent that the aggregate value of the Borrower's and its Subsidiaries' equipment located on leaseholds and not covered by effective lien waivers from landlords exceeds $500,000) and other related documents as may be reasonably requested by the Administrative Agent or the Collateral Agent in connection therewith, all of which documents shall be in form and substance satisfactory to the Administrative Agent and the Collateral Agent, except that no title insurance or surveys shall be required for any leasehold properties (unless the lessee has a nominal or bargain purchase option).

          (c) Certain Appraisals. Recognizing that the Lenders, in making their own respective credit analyses and determinations whether to enter into this Agreement, (i) have relied primarily on the financial condition and results of operations of the Borrower and its consolidated subsidiaries and, to the extent relevant to the performance by the Borrower of its obligations under this Agreement and the other Credit Documents to which it is or is to be a party, the terms and provisions of the Parent Guaranty and the financial condition and results of operations of the Parent and its consolidated subsidiaries, and (ii) have determined that it is not necessary or appropriate, in light of their respective credit analyses and determinations, to require the Borrower to deliver to the Lenders at the Closing Date appraisals covering the Mortgaged Properties, the Borrower will nevertheless (A) comply with all provisions of the Credit Documents respecting the execution, delivery and performance of all Mortgages, and any other provisions of this Agreement and the other Credit Documents related thereto, and (B) if requested by any Lender at any time, in order to meet any legal requirement applicable to such Lender, provide to Administrative Agent, the Documentation Agent and the Lenders, at the sole cost and expense of the Borrower, appraisals and other supporting documentation relating to the Mortgage or Mortgages covering any or all of the Mortgaged Properties, as specified by any Lender, meeting the appraisal and other documentation requirements of the Real Estate Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, or any other legal requirements applicable to any Lender, which in the case of any such appraisal shall be prepared by one or more valuation firms of national standing, acceptable to the Required Lenders, utilizing appraisal standards satisfying such Amendments, Act or other legal requirements.

          (d) Mortgage Taxes, etc. The Administrative Agent may, in the case of any Mortgage to be recorded in any jurisdiction which imposes a significant documentary stamp tax, intangible tax, or other tax or governmental charge incident to the recording of a mortgage or deed of trust, include in such Mortgage appropriate provisions limiting the amount of the obligations secured thereby, or the amount of the maximum recovery upon foreclosure or other exercise of remedies, to an amount which, in the reasonable opinion of the Managing Agent, approximates the maximum reasonably expected fair market value of the property subject thereto during the period such Mortgage is expected to be effective, as determined by the Managing Agent on the basis of a fixed price per unit, a multiple of potential cash flow per unit, or other method which may be employed by the Managing Agent. In the case of the two properties located in Florida which are being subjected to Mortgages on the Closing Date, the Borrower and the Managing Agent have agreed that provisions shall be included in those Mortgages of the nature referred to above which reflect a valuation of approximately $70,000 per unit for each such property. The Managing Agent has proposed, and the Borrower has approved, a valuation methodology for any additional properties as to which provisions of this nature may be included in the applicable Mortgage. Such valuation methodology, which is subject to change by the Managing Agent from time to time in light of perceived changes in market conditions, values a property in accordance with the following formula: (RCP) x (CF) x (No. Units) x (95% occupancy) x (CF per Unit) = Resulting Value, where RCP is the reciprocal of an appropriate capitalization rate, such as 8.5 based on a 12% capitalization rate, CF is a coefficient for inflation and potentially higher market values, such as 1.3, representing a potential 30% combined increase in value (after inflation) of the property over the expected life of the Mortgage, No. Units is the number of individual assisted or independent living units available for occupancy at the applicable property, 95% occupancy is an assumed occupancy rate, CF per Unit is the reasonably expected annual Cash Flow from Operations for each such unit (not expected to be less than $8,400 per unit), and Resulting Value is the value of the property, based on such formula valuation, which would be included in the applicable provisions of the Mortgage relating thereto. The Managing Agent shall be free to use its own judgment in directing the Administrative Agent to include any such provisions in any such Mortgage, shall not be required to rely upon any appraisals or other supporting evidence as to valuation in determining any such amounts, shall not be required to obtain any consent or instructions from any Lenders in directing the Administrative Agent to include any such provisions in any such Mortgage, and such actions of the Managing Agent and the Administrative Agent's actions in including any such provisions in any such Mortgage shall be entitled to the benefit of the provisions of section 11.4 hereof.

          (e) Lenders to be Provided with copies of Additional Security Documents. The Borrower will provide the Administrative Agent with sufficient copies of each Additional Security Document and any additional supporting documents delivered in connection therewith for distribution of copies thereof to the Lenders, and the Administrative Agent will promptly so distribute such copies.

          (f) Actions to be Completed. The Borrower agrees that each action required above by this section 7.10 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent, the Collateral Agent or the Required Lenders. In the case of any property which is proposed to be added to the Mature Property Pool, reference is made to the requirements of the definition of the term Mature Property Pool for information concerning the conditions to be satisfied prior to the addition of properties to the Mature Property Pool, including, without limitation, the requirement that the Mortgage in respect thereof must have been perfected for a period of at least 90 days prior to the date such property is added to the Mature Property Pool.

          7.11. Corporate Separateness. The Borrower will take, and will cause each of its Subsidiaries to take, all such action as is necessary to keep the operations of the Borrower and its Subsidiaries separate and apart from those of each Subsidiary which has outstanding IRB Debt or Priority Debt, including, without limitation, ensuring that all customary formalities regarding corporate existence, including holding regular board of directors' meetings and maintenance of corporate records, are followed. All financial statements of the Borrower and its Subsidiaries provided to creditors will clearly evidence the corporate separateness of the Borrower and its other Subsidiaries from each Subsidiary which has IRB Debt or Priority Debt outstanding. Finally, neither the Borrower nor any of its other Subsidiaries will take any action, or conduct its affairs in a manner which is likely to result in the corporate existence of a Subsidiary which has IRB Debt or Priority Debt outstanding, on the one hand, and the Borrower and its other Subsidiaries, on the other hand, being ignored, or in the assets and liabilities of the Borrower or any of its other Subsidiaries being substantively consolidated with those of a Subsidiary which has IRB Debt or Priority Debt outstanding in a bankruptcy, reorganization or other insolvency proceeding. No action or indemnity, or provision of support in the form of a letter of credit, expressly permitted by this Agreement will breach this covenant.

          7.12. ERISA. As soon as possible and, in any event, within 10 days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency, within the meaning of section 412 of the Code or section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under section 412 of the Code or section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary' liability) to or on account of the termination of or withdrawal from a Plan under section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under section 401(a)(29), 4971, 4975 or 4980 of the Code or section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in section 607(1) of ERISA or section 4980B(g)(2) of the Code) under section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by section 601 of ERISA) or any Plan.

          7.13. Senior Debt. The Borrower will at all times ensure that (a) the claims of the Lenders in respect of the Obligations of the Borrower will not be subordinate to, and will in all respects at least rank pari passu with, the claims of every other senior unsecured creditor of the Borrower, and (b) any Indebtedness subordinated in any manner to the claims of any other senior unsecured creditor of the Borrower will be subordinated in like manner to such claims of the Lenders.

          SECTION 8.  NEGATIVE COVENANTS.

          The Borrower hereby covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder are paid in full:

          8.1. Changes in Business. The Borrower will not permit the business activities of itself and its Subsidiaries taken as a whole to be substantively altered from the business activities conducted by the Borrower and its Subsidiaries (after giving effect to the Transaction) on the Closing Date, and business activities incidental or directly related thereto, such as those related to home health care.

          8.2. Consolidation, Merger or Sale of Assets, etc. The Borrower will not, and will not permit any Subsidiary to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation or sell or otherwise dispose of any of its property or assets (but excluding any sale or disposition of obsolete or excess furniture, fixtures or equipment or excess land in the ordinary course of business), or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any person (excluding any purchases, leases or other acquisitions of property or assets in, and for use in, the ordinary course of business) or agree to do any of the foregoing at any future time, except that the following shall be permitted:

                   (a) capital expenditures by the Borrower and its Subsidiaries;

                   (b) the investments permitted pursuant to section 8.5;

                   (c) if no Default or Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger or consolidation of any Subsidiary Guarantor with or into the Borrower or another Subsidiary Guarantor or the liquidation or dissolution of any Subsidiary (contemporaneously with the retirement or other discharge of all IRB Debt and Priority Debt of such Subsidiary, if any) or (ii) the transfer or other disposition of any property by the Borrower to any Subsidiary Guarantor or by any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor, provided that all Liens granted pursuant to the Security Documents on any property or assets involved in any of the foregoing transactions shall remain in full force and effect (with the same priority as they would have if such transfer pursuant to this clause
          (ii) had not occurred), either as a result of any such transfer being made subject to such Liens or as a result of the surviving or transferee entity executing and delivering new Security Documents, in each case to the satisfaction of the Administrative Agent;

                   (d) if no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any Subsidiary may make Permitted Acquisitions, provided that at least 10 days prior to the date of such acquisition, the Borrower shall have delivered to the Administrative Agent an officer's certificate executed on behalf of the Borrower by an Authorized Officer of the Borrower, which certificate shall (i) contain the date such Permitted Acquisition is scheduled to be consummated, (ii) contain the estimated purchase price of such Permitted Acquisition, (iii) contain a description of the property and/or assets acquired in connection with such Permitted Acquisition, (iv) demonstrate that at the time of making any such Permitted Acquisition the covenants contained in sections 8.10, 8.11, 8.12 and 8.13 shall be complied with on a pro forma basis as if the properties and/or assets so acquired had been owned by the Borrower, and the Indebtedness assumed and/or incurred to acquire and/or finance same has been outstanding, for the 12 month period immediately preceding such acquisition (without giving effect to any credit for unobtained or unrealized gains in connection with such Permitted Acquisition, but taking into account such adjustments to the overhead of such properties and assets as may reasonably determined and specified by the Borrower to reflect the overhead generally applicable to similar properties and assets owned by the Borrower and its Subsidiaries, including provision for a management fee of 5%, as and to the extent the Administrative Agent determines such adjustments to be reasonable and appropriate under the particular circumstances), (v) to the extent applicable, confirms that the Borrower has obtained an environmental assessment which demonstrate that the representations and warranties of the Borrower contained in this Agreement (including those set forth in section 6.15) shall be true and correct after giving effect to such Permitted Acquisition,
          (vi) confirms that the property acquired pursuant to such Permitted Acquisition (or owned by the partnership or other entity in which interests have been acquired or to which loans and/or advances have been made pursuant to such Permitted Acquisition) is to be managed by the Borrower or any Subsidiary Guarantor, and (vii) attach thereto a true and correct copy of the then proposed purchase agreement or similar agreement, partnership agreement and/or management contract entered into in connection with such Permitted Acquisition;

                   (e) if no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any of its Subsidiaries may (i) sell any property, land or building (including any related receivables or other intangible assets), or (ii) sell the entire capital stock (or other equity interests) and Indebtedness of any Subsidiary owned by the Borrower or any other Subsidiary, or (iii) permit any Subsidiary to be merged or consolidated with a person which is not an Affiliate, or (iv) consummate any other Asset Sale; provided that (A) the consideration for such transaction represents fair value (as determined by the Board of Directors of the Borrower), (B) such consideration consists of at least 90% cash or Cash Equivalents, or in the case of an exchange of properties the property acquired represents reasonably equivalent value (or to the extent that such value is less than the value of the property transferred, the difference is payable in cash or Cash Equivalents), (C) at least 15 days prior to the date of any such transaction, the Borrower shall have delivered to the Administrative Agent an officer's certificate executed on behalf of the Borrower by an Authorized Officer of the Borrower, which certificate shall contain a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated purchase price or other consideration for such transaction, and which shall include a certified copy of the draft or definitive documentation pertaining thereto, (D) any such assets, capital stock (or other equity interests) and Indebtedness or Subsidiary shall not represent more than 5% of the Consolidated Net Worth of the Borrower as at the end of its most recently completed fiscal quarter for which financial statements have been delivered pursuant to section 7.1(a) or (b), and shall not have contributed more than 5% of EBITDA of the Borrower for the four consecutive fiscal quarters ended most recently prior thereto for which financial statements have been delivered pursuant to section 7.1(a) or (b), (E) all such assets, capital stock (or other equity interests) and Indebtedness or Subsidiary so disposed of after the Closing Date shall not represent more than 15% of the Consolidated Net Worth of the Borrower as at the end of its most recently completed fiscal quarter prior to the last such transaction for which financial statements have been delivered pursuant to section 7.1(a) or (b);

                   (f) the Borrower may complete any transaction otherwise permitted by the preceding clause (e), notwithstanding the limitations contained in clauses (D) and (E) thereof, if (A) as to any such transaction where the Net Cash Proceeds are not in excess of $5,000,000, within six months following any such transaction the Borrower purchases or enters into a binding commitment to purchase property, land or buildings of at least equivalent value, and if any such property, land or buildings of at least equivalent value are not so purchased within six months, the Borrower will take such actions in respect thereof as are contemplated by clauses (C) or (D) below, or
          (B) contemporaneously with the consummation of such transaction, the Borrower purchases property, land or buildings of at least equivalent value which are subjected to the Lien of Additional Security Documents in accordance with the provisions hereof, or (C) the Borrower prepays the Loans in an aggregate amount (1) equal to the Net Cash Proceeds of such transaction, in the case of any such property which is part of the Development Property Pool, or (2) in the case of any property which is part of the Mature Property Pool, the amount determined for such property on the basis of the multiple (i.e. 5, 4.75 or 4) reflected in the maximum ratio contained in section 8.12(a) applicable at the time (even if section 8.12(a) shall no longer be in effect, having been superseded by section 8.12(b), times the Cash Flow from Operations for such property, or (D) the Borrower pays to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such amount and the Administrative Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrower until the proceeds are applied to the secured obligations or earlier released by the Administrative Agent to the Borrower from time to time in amounts equal to the aggregate MPP Revolving Loans which the Borrower could obtain at any such time, based upon the receipt by the Administrative Agent of such certificates pursuant to section 7.1(e) and other evidence as it may require to establish the amount of MPP Revolving Loans which could be obtained at any such time in compliance with the MPP Revolving Loan Sublimit and other applicable provisions of this Agreement);

                   (g) the Reorganization; and

                   (h) the Borrower or any of its Subsidiaries may enter into leases of property or assets not constituting Permitted Acquisitions in the ordinary course of business not otherwise in violation of this Agreement and to the extent not prohibited by section 8.6.

To the extent the Required Lenders (or all of the Lenders as shall be required by section 12.12) waive the provisions of this section 8.2 with respect to the sale, transfer or other disposition of any Collateral, or any Collateral is sold, transferred or disposed of as permitted by a this section 8.2, (i) such Collateral shall be sold, transferred or disposed of free and clear of the Liens created by the respective Security Document; (ii) if such Collateral includes all of the capital stock of a Subsidiary Guarantor, such capital stock shall be released from the Pledge Agreement and such Subsidiary shall be released from the Subsidiary Guaranty; and (iii) the Administrative Agent and the Collateral Agent shall be authorized to take actions deemed appropriate by them in order to effectuate the foregoing.

          8.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries, other than for purposes of collection in the ordinary course of business) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except:

                   (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

                   (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary;

                   (c) Liens created by this Agreement or the other Credit Documents;

                   (d) Liens (i) in existence on the Closing Date which are listed, and the Indebtedness secured thereby and the property subject thereto on the Closing Date described, in Annex V, (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets;

                   (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under section 9.1(h);

                   (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

                   (g) Leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

                   (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material, respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                   (i) Liens arising from financing statements regarding leases not in violation of this Agreement;

                   (j) Liens securing Priority Debt to the extent such Liens do not attach to any property or assets other than the property or asset financed or refinanced by any such Debt;

                   (k) Liens created by virtue of Capitalized Lease Obligations, provided that such Liens are only in respect of the property or assets subject to, and secure only, the respective Capital Lease;

                   (l) Liens (i) placed upon equipment or machinery used in the ordinary course of business of the Borrower or any Subsidiary at the time of (or within 180 days after) the acquisition thereof by the Borrower or any such Subsidiary to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or any such Subsidiary; or (ii) existing on specific tangible assets at the time acquired by the Borrower or any Subsidiary or on assets of a person at the time such person first becomes a Subsidiary of the Borrower, provided that (A) any such Liens were not created at the time of or in contemplation of the acquisition of such assets or person by the Borrower or any of its Subsidiaries, (B) in the case of any such acquisition of a person, any such Lien attaches only to specific tangible assets of such person and not assets of such person generally, (C) the Indebtedness secured by any such Lien does not exceed 100% of the fair market value of the asset to which such lien attaches, determined at the time of the acquisition of such asset or the time at which such person becomes a Subsidiary of the Borrower (except in the circumstances described in clause (ii) above to the extent such Liens constituted customary purchase money Liens at the time of incurrence entered into in the ordinary course of business), and (D) the Indebtedness secured thereby is permitted by section 8.4(b); and

                   (m) Permitted Encumbrances.

          8.4. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                   (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                   (b) Indebtedness of the Borrower or any Subsidiary subject to Liens permitted by section 8.3(l), provided that the aggregate principal amount of such Indebtedness shall not exceed $3,000,000 at any time outstanding; and Indebtedness of the Borrower or any Subsidiary in respect of Capital Leases, provided that the aggregate amount of such Capitalized Lease Obligations under all Capital Leases entered into after the Closing Date shall not exceed $10,000,000 at any time outstanding;

                   (c) Existing Indebtedness, and any refinancing, extension, renewal or refunding of any such Existing Indebtedness, provided that
          (i) the aggregate principal amount of any such Indebtedness in respect of Residential Mortgage Bond programs of the Borrower and its Subsidiaries (as described in the Registration Statement) currently in existence is not increased above $50,000,000, and (ii) the principal amount of any other such Existing Indebtedness is not increased;

                   (d) Indebtedness of the Borrower under the Interest Rate Agreements entered into pursuant to section 8.16;

                   (e) Indebtedness of (i) the Borrower to any Subsidiary Guarantor; or (ii) any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor; or (iii) any Subsidiary (other than a Subsidiary Guarantor) to the Borrower or to a Subsidiary Guarantor, in an aggregate principal amount not in excess of $10,000,000 at any time outstanding for all Indebtedness of all Subsidiaries which are not Subsidiary Guarantors to the Borrower and the Subsidiary Guarantors; provided that such Indebtedness referred to in this clause (e) shall be evidenced by a promissory note which shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

                   (f) Contingent Obligations of (i) the Borrower or any Subsidiary in respect of (A) leases of real property entered into by the Borrower or any Subsidiary and (B) obligations of any Subsidiary Guarantor permitted under this Agreement and (ii) the Borrower or any Subsidiary in respect of any other person (other than in respect of indebtedness for borrowed money) arising as a matter of applicable law because the Borrower or such Subsidiary is or is deemed to be a general partner of such other person;

                   (g) any Subsidiary may incur indebtedness ("Priority Debt") to finance or refinance a property owned at the Closing Date and not then subject to any IRB Debt or acquired pursuant to a Permitted Acquisition, provided that (i) Priority Debt of any Subsidiary which is not a Subsidiary Guarantor shall not be guaranteed (or otherwise supported) directly or indirectly by the Borrower, any Subsidiary Guarantor or any other Subsidiary (other than the Subsidiary incurring same) (except that the documentation governing any Priority Debt may contain provisions relating to customary indemnities from the Borrower or a Subsidiary Guarantor for fraud, use of proceeds and environmental matters or as are otherwise reasonably acceptable to the Administrative Agent), (ii) the principal amount of any issue of Priority Debt shall not exceed 115% of the fair market value of the property securing such Debt, determined at the time of the acquisition of such property by the Borrower (and evidenced by a certificate on behalf of the Borrower by an Authorized Officer of the Borrower, if requested by the Administrative Agent), and (iii) the aggregate principal amount of Priority Debt incurred by all Subsidiaries at any time outstanding shall not exceed an amount equal to 25% of Consolidated Net Worth, determined as of the most recently completed fiscal quarter prior to the date of the most recent such incurrence for which financial statements have been delivered pursuant to section 7.1(a) or (b); and

                   (h) the Borrower or any Subsidiary Guarantor may incur additional Indebtedness other than any guaranty or other Contingent Obligation created in respect of Priority Debt (except for the indemnities specifically referred to in clause (g)) in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

          8.5. Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any person, except:

                   (a) the Borrower or any of its Subsidiaries may invest in cash and Cash Equivalents;

                   (b) the Borrower and its Subsidiaries may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                   (c) loans and advances (i) to employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business, and (ii) to employees in an aggregate principal amount not to exceed $500,000 at any time outstanding, shall be permitted;

                   (d) to the extent allowed by section 8.2(c), (d) or (h), and the creation of Subsidiaries in compliance with section 8.14 shall be permitted;

                   (e) investments acquired by the Borrower or any of its Subsidiaries (i) in exchange for any other investment held by the Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment, or (ii) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default;

                   (f) investments of the Borrower in Interest Rate Agreements entered into pursuant to section 8.16;

                   (g) Loans and advances permitted by section 8.4(e);

                   (h) the investments outstanding on the Closing Date which are listed on Annex VI hereto (without any increase thereto); and

                   (i) loans, advances and investments not otherwise permitted pursuant to the preceding clauses, made in cash or Cash Equivalents after the Closing Date and taking into account any repayment of any such loans or advances or the return or other realization in cash or Cash Equivalents of the amount of such investments, in compliance with the following requirements: (A) at the time of making any such loan, advance or investment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (B) the person (including a joint venture) to which such loan or advance is made, or in which such investment is made, shall own or be committed to acquire one or more assisted living properties located in the United States; (C) the Borrower or a Subsidiary Guarantor shall have been retained (or shall have a commitment to be retained upon completion of any proposed development) to manage such property or properties, subject to any termination of any existing management contracts pertaining thereto; (D) at least 10 days prior to the date of any such loan, advance or investment involving $3,000,000 or more (including any commitments in respect of future loans, advances or investments), the Borrower shall have delivered to the Administrative Agent an officer's certificate executed on behalf of the Borrower by an Authorized Officer of the Borrower, which certificate shall (1) contain the date such loan, advance or investment is scheduled to be consummated, (2) specify the known or estimated amount thereof, (3) contain a description, to the extent then known, of the property and/or assets owned or proposed to be acquired by such person, (4) demonstrate that at the time of making any such loan, advance or investment the covenants contained in sections 8.10, 8.11, 8.12 and 8.13 shall be complied with on a pro forma basis as if the loan, advance or investment so made had been made by the Borrower, and the Indebtedness assumed and/or incurred to acquire and/or finance same has been outstanding, for the 12 month period immediately preceding such loan, advance or investment (without giving effect to any credit for unobtained or unrealized gains in connection therewith), (5) confirms that the property acquired or to be acquired by such person with the proceeds of such loan, advance or investment is to be (or is to be following completion of development thereof) managed by the Borrower or a Subsidiary Guarantor, and (6) attach thereto a true and correct copy of the then proposed loan agreement, purchase agreement or similar agreement, partnership agreement and/or management contract entered into in connection with such loan, advance or investment; and (E) the aggregate amount of all such loans, advances and investments made after the Closing Date, when taken together with the aggregate principal amount of all loans and advances at the time outstanding made by the Borrower and the Subsidiary Guarantors to all Subsidiaries which are not Subsidiary Guarantors, shall not exceed $20,000,000; provided that there shall be excluded from the foregoing amount the amount of any such loans, advances and investments made pursuant to this clause (i) as to which the person to whom or in whom any such loan, advance or investment is made has executed and delivered to the Administrative Agent (I) a guaranty agreement, substantially in the form of the Subsidiary Guaranty, guaranteeing the Obligations, subject to the effect of any limitations on the enforceability of such guaranty arising under any fraudulent transfer laws and has provided to the Administrative Agent such evidence as the Administrative Agent may reasonably request to establish the financial condition and solvency of such person, and
          (II) a mortgage and security agreement, satisfactory in form and substance to the Administrative Agent, pursuant to which such person has granted a first priority Lien on and security interest in all of its assets and properties, subject to no encumbrances which are not acceptable to the Administrative Agent, accompanied by such supporting documentation as is contemplated by section 7.10(a).

          8.6. Certain Leases. The Borrower will not permit the aggregate payments (including, without limitation, any property taxes paid by the Borrower and its Subsidiaries as additional rent or lease payments) by the Borrower and its Subsidiaries on a consolidated basis under agreements in effect as of the Closing Date and/or entered into after the Closing Date (including any such agreement that is an extension, replacement, substitution, or renewal of any agreement entered into prior to such date) to rent or lease any real or personal property (exclusive of (i) Capitalized Lease Obligations and (ii) "true leases", that is leases which for Federal income tax purposes the Borrower or any Subsidiary is not considered the owner of the property involved) to exceed $1,000,000 in any fiscal year of the Borrower.

          8.7. Prepayments and Refinancings of IRB Debt, Modifications of Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to:

                   (a) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of, or refinance or refund, any Existing Indebtedness which is IRB Debt; provided that the Borrower or any Subsidiary may refinance or refund any such IRB Debt if the aggregate principal amount thereof is not increased and the weighted average life to maturity thereof (computed in accordance with standard financial practice) is not reduced by more than 10%, or if such aggregate principal amount is so increased (in compliance with any limitations contained in section 8.4) or weighted average life to maturity is so decreased, the Borrower shall have, or shall have caused the applicable Subsidiary to have, granted to the Administrative Agent, as security for the Obligations, a Mortgage covering the property financed by such IRB Debt, together with such supporting documentation as is contemplated by section 7.10(a), which Mortgage shall be (i) a first priority Mortgage, if such IRB Debt is supported, directly or indirectly by a Letter of Credit issued (or deemed issued) hereunder, securing only the Obligations (and such IRB
          Debt), or (ii) a second priority Mortgage, securing the Obligations, which is junior to any mortgage securing such IRB Debt (and any letters of credit issued in support thereof), in the case of any such IRB Debt not supported, directly or indirectly by a Letter of Credit issued (or deemed issued) hereunder;

                   (b) amend or modify (or permit the amendment or modification of) any of the terms or provisions of or terminate (other than any scheduled termination in accordance with the terms thereof) (i) in any manner adverse to the interests of the Lenders any documents or agreement governing any Existing Indebtedness, or (ii) in any manner that has, or which would reasonably be expected to have, a Material Adverse Effect, any Acquisition Document: and/or

                   (c) amend, modify or change in any manner materially adverse to the interests of the Lenders the certificate of incorporation (including, without limitation, and in any event, by the filing of any certificate of designation), partnership agreement, certificate of formation or by-laws of any Credit Party, or enter into any new agreement with respect to the capital stock or equity interests, as the case may be, of any Credit Party (to the extent adverse to the interests of the Lenders).

          8.8. Dividends, etc. The Borrower will not, and will not permit any Subsidiary to declare or pay any dividends (other than, in the case of the Borrower, dividends payable solely in common stock of the Borrower) or return any capital to, its stockholders, equity holders or partners or authorize or make any other distribution, payment or delivery of property or cash to its stockholders, equity holders or partners, as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for any consideration, any shares of any class of its capital stock or equity or partnership interests now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any Subsidiary to purchase or otherwise acquire for consideration, any shares of any class of the capital stock or equity or partnership interests of the Borrower or any such Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued with respect to such capital stock or limited liability company or partnership interests) (all of the foregoing "Dividends"), except that (i) any Wholly-Owned Subsidiary of the Borrower may pay Dividends to the Borrower or to any Subsidiary Guarantor, and (ii) any other Subsidiary of the Borrower may pay Dividends to the holders of its equity interests in accordance with such contractual arrangements as may exist from time to time among the holders of its equity interests.

         8.9. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of a Subsidiary, the Borrower or a Subsidiary Guarantor) other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable, in the Borrower's reasonable judgment, by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a person other than an Affiliate except (i) Management Contracts, (ii) investments permitted by section 8.5 and (iii) payments made pursuant to section 8.8.

          8.10. Consolidated Net Worth. The Borrower will not permit Consolidated Net Worth at any time to be less than $69,928,000 (plus the net proceeds of the exercise of the over-allotment option referred to in the Registration Statement, if such option is exercised), except that (i) effective as of the end of the Borrower's fiscal quarter ended December 31, 1996, and as of the end of each fiscal quarter thereafter, the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by 50% of Consolidated Net Income for the fiscal quarter ended on such date, if any (there being no reduction in the case of any such Consolidated Net Income which reflects a deficit), and (ii) the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other customary fees and costs associated therewith) from any sale or issuance of equity by the Borrower after the Closing Date (other than (i) the over-allotment option related to the IPO and (ii) any sale or issuance to management or employees).

          8.11. Capitalization Ratio. The Borrower will not at any time permit the ratio of (i) Total Indebtedness to (ii) Total Capitalization, expressed as a percentage, to exceed (A) 75.00%, at any time prior to the termination of the Parent Guaranty in accordance with its terms, or (B) 60.00% at any time thereafter.

          8.12. Leverage Ratio. (a) The Borrower will not, at any time prior to the termination of the Parent Guaranty in accordance with its terms, permit the ratio of (i) Net Debt on the Mature Property Pool to (ii) Cash Flow from Operations for the Mature Property Pool for any Test Period of 12 consecutive months, to exceed the ratio applicable at such time as follows:

==================================================== ===============================================================
                       Time                                                       Ratio
==================================================== ===============================================================
  Prior to June 30, 1997                                                        4.75 to 1.00
- ---------------------------------------------------- ---------------------------------------------------------------
  June 30, 1997 through June 29, 1998                                           4.75 to 1.00
- ---------------------------------------------------- ---------------------------------------------------------------
  June 30, 1998 through June 29, 1999                                           4.50 to 1.00
- ---------------------------------------------------- ---------------------------------------------------------------
  Thereafter                                                                    4.25 to 1.00
==================================================== ===============================================================


As used herein, the term "Net Debt on the Mature Property Pool" means (i) all Indebtedness of the Borrower and its Subsidiaries, on a consolidated basis, but without duplication in respect of Letters of Credit supporting any Indebtedness otherwise included, less the sum of (ii) cash and Cash Equivalents of the Borrower and the Subsidiary Guarantors, to the extent that the same exceeds $10,000,000, (iii) any such Indebtedness guaranteed pursuant to the Parent Guaranty, (iv) the existing $14,000,000 Indebtedness owed to HPL, incurred pursuant to the Incorporation Agreement, (v) any such Indebtedness associated with the existing Resident Mortgage Bonds programs referred to in the Registration Statement (without giving effect to any refinancing thereof which increases the aggregate principal amount thereof above $50,000,000), and (v) any such Indebtedness which constitutes Priority Debt of a Subsidiary; and the term "Cash Flow from Operations" means, for any particular property or group of properties, the sum of, after elimination of minority interests not owned by the Borrower or a Subsidiary Guarantor, of net income, depreciation, amortization and other non-cash charges to net income, interest expense and provision for income taxes, minus non-cash credits to net income, all as determined under GAAP with respect to the property or group of properties, and after allocation of a management fee of 5% with respect to such property or group of properties. In determining Cash Flow from Operations with respect to properties in the Mature Property Pool, there shall be excluded from such Cash Flow from Operations the Cash Flow from Operations in respect of (A) any such properties which are leased (other than Hearthstone #7165), to the extent that the Cash Flow from Operations of all such properties for any Test Period exceeds $1,000,000, (B) any such properties which are managed but not owned or leased, to the extent that the Cash Flow from Operations of all such properties for any Test Period exceeds $200,000.

          (b) The Borrower will not, at any time following the termination of the Parent Guaranty in accordance with its terms, permit the ratio of (i) Total Indebtedness to (ii) EBITDA for any Test Period, to exceed 3.50 to 1.00.

          8.13. Interest Coverage. The Borrower will not permit the Interest Coverage Ratio for any Test Period to be less than 2.00 to 1.00.

          8.14. Creation of Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, create or acquire any Subsidiary other than (i) a Subsidiary that executes a counterpart of the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement, and (ii) a Subsidiary (other than a Wholly-Owned Subsidiary, unless such Wholly-Owned Subsidiary has outstanding Priority Debt), to the extent, in each case, that 100% of the capital stock or other equity interests of such entity which is owned by the Borrower or any other Subsidiary is pledged to the Collateral Agent pursuant to the Pledge Agreement. Upon an entity ceasing to be a Subsidiary to which reference is made in the preceding clause (ii), such entity, unless liquidated, shall become a Subsidiary Guarantor and execute all documents required by the preceding and following sentences. In addition, each new Subsidiary Guarantor created pursuant to this section 8.14 shall execute and deliver, or cause to be executed, all other relevant documentation of the type described in section 5 as such new Subsidiary Guarantor would have had to deliver if such new Subsidiary were a Credit Party on the Closing Date.

          8.15. Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction in the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of the Borrower's other Subsidiaries, or transfer any of its property or assets to the Borrower or any of the Borrower's other Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law,
(ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement entered into by any Subsidiary of the Borrower in the ordinary course of business, (v) customary provisions restricting the transfer of assets subject to Liens permitted under section 8.3(j) and (l), (vi) customary restrictions governing any of the Indebtedness of a Subsidiary permitted pursuant to 8.4(d) or (g), (vii) restrictions contained in the reimbursement and other agreements relating to existing letters of credit issued to support outstanding industrial revenue bonds the proceeds of which were used to finance the Valley Gardens Health Care Center located in Stockton, California, and the Meridian House retirement housing facility located in Lantan, Florida, insofar as the provisions thereof in effect on the Closing Date prohibit distributions to partners of the partnerships which own such facilities unless certain cash flow tests have been satisfied, (viii) any document relating to Indebtedness secured by a Lien permitted by section 8.3, insofar as the provisions thereof limit grants of junior liens on the assets securing such Indebtedness, (ix) any agreement relating to industrial revenue bonds permitted by section 8.4(c) insofar as the provisions thereof limit grants to other persons of Liens on the related facility or on any of such industrial revenue bonds held by the remarketing agent with respect thereto (or, in the case where the obligor thereon is a partnership, on any other assets of such partnership), and (x) any operating lease or Capital Lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other person.

          8.16. Interest Rate Hedging. The Borrower will not, and will not permit any Subsidiary to, enter into any Interest Rate Agreement unless (i) such Interest Rate Agreement is intended to fix or establish a maximum interest rate in respect of Indebtedness with a notional amount not in excess of the Total Commitment and is embodied in a standard ISDA form of agreement which is acceptable to the Documentation Agent with respect to any intercreditor issues,
(ii) the counterparty is a Lender or another financial institution acceptable to the Managing Agent and the Documentation Agent, and (iii) the Borrower promptly provides a true and complete copy of such Interest Rate Agreement to the Documentation Agent, the Managing Agent and the Administrative Agent. At or following the effective date of any such Interest Rate Agreement, the Managing Agent may, upon written notification to the Borrower, the Administrative Agent, the Lenders and such counterparty, designate (which designation shall be made only upon the instructions or with the consent of the Required Lenders in the event the counterparty is not a Lender or an Affiliate of a Lender) the credit exposure of such counterparty under such Interest Rate Agreement as an obligation entitled to share, pari passu with the Obligations, in respect of the benefits provided by the Collateral under the Security Documents, in accordance with the applicable provisions of the Security Documents, and/or in the benefits provided by the Parent Guaranty (in respect of any credit exposure which constitutes a Required Payment

(as defined in the Parent Guaranty)), and if the Managing Agent so designates such credit exposure, the applicable Interest Rate Agreement of such counterparty shall be considered a "Designated Interest Rate Agreement".


          SECTION 9. EVENTS OF DEFAULT.

          9.1. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                   (a) Payments: the Borrower shall (i) default in the payment when due of any principal of the Loans or any reimbursement obligation in respect of any Unpaid Drawing or (ii) default, and such default shall continue for three or more days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

                   (b) Representations, etc.: any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                   (c) Covenants: the Parent or the Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in section 11, 12, 13(f), 14, 15, 16 or 17 of the Parent Guaranty or section 7.10, 7.11 or 8 of this Agreement, or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in clause (a) or (b) above or the preceding clause (i) of this clause (c)) contained in the Parent Guaranty or this Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after notice by the Administrative Agent or the Required Lenders; or

                   (d) Default Under Other Agreements: (i) Borrower and
          Subsidiaries: the Borrower or any of its Subsidiaries shall (A) default in any payment with respect to any Indebtedness (other than the Obligations and/or any non-recourse Indebtedness), and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (B) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof), provided that it shall not constitute an Event of Default pursuant to this clause (d)(i) unless the aggregate amount of all Indebtedness referred to in this clause (d)(i) above exceeds $2,000,000 at any one time; or

                   (ii) Parent and Certain of its Subsidiaries: unless the Parent Guaranty shall have been terminated in accordance with its terms, (A) any event or condition shall occur that constitutes an Event of Default under and as defined in the 1995 Credit Agreement (as defined in the Parent Guaranty), after giving effect to any waivers, consents or amendments with respect thereto; or (B) any event or condition shall occur that (1) results in the acceleration of the maturity of any Indebtedness of the Parent or any of its Subsidiaries (other than the Borrower and its Subsidiaries), other than any such Indebtedness outstanding under the 1995 Credit Agreement, or (2) enables the holder or holders of such Indebtedness or any person acting on behalf of such holder or holders to accelerate the maturity thereof, and the aggregate amount that would be payable by the Parent and such Subsidiaries upon the acceleration of all Indebtedness referred to in this clause (B) equals or exceeds $25,000,000; or

                   (e) Bankruptcy, etc.: (i) Borrower and Subsidiaries: the Borrower or any of its Material Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Material Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Material Subsidiaries; or the Borrower or any of its Material Subsidiaries commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "conservator") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Material Subsidiaries; or any such proceeding is commenced against the Borrower or any of its Material Subsidiaries to the extent such proceeding is consented by such person or remains undismissed for a period of 60 days; or the Borrower or any of its Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Material Subsidiaries suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Borrower or any of its Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate (or similar organizational) action is taken by the Borrower or any of its Material Subsidiaries for the purpose of effecting any of the foregoing; or

                   (ii) Parent and Certain of its Subsidiaries: unless the Parent Guaranty shall have been terminated in accordance with its terms, an involuntary case or other proceeding shall be commenced against the Parent or any of its Material Subsidiaries (other than the Borrower and its Subsidiaries) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Parent or any of its Material Subsidiaries (other than the Borrower and its Subsidiaries) under the Bankruptcy Code; or

                   (f) ERISA: (i) any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under section 412 of the Code or section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under section 412 of the Code or section 303 or 304 of ERISA, a Reportable Event shall have occurred, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan has not been timely made, the Borrower, or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212
          of ERISA or section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in section 607(1) of ERISA or section 4980B(g)(2) of the Code) under section 4980B of the Code, or the Borrower, or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by section 601 of ERISA) or Plans; or (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) any such event or events or any such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or

                   (g) Security Documents: any Security Document shall cease to be in full force and effect (other than upon termination thereof in accordance with its terms), or shall cease to give the Collateral Agent the Liens purported to be created thereby in favor of the Collateral Agent, or any Credit Party shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to any Security Document and such default shall continue beyond any cure or grace period specifically provided for in such Security Document; or

                   (h) Judgments: (i) Borrower and Subsidiaries: one or more judgments or decrees shall be entered against the Borrower and/or any of its Subsidiaries involving a liability (not paid or fully covered by insurance) of $2,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and its Subsidiaries) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

                   (ii) Parent and Certain of its Subsidiaries: unless the Parent Guaranty shall have been terminated in accordance with its terms, any one or more Enforceable Judgments for the payment of money aggregating in excess of $20,000,000 shall be rendered against one or more of the Parent or any of its Subsidiaries (other than the Borrower and its Subsidiaries), net of any portion thereof covered by insurance as to which the insurance carrier has acknowledged its responsibility; or

                   (i) Guaranty: any Guaranty or any provision thereof shall cease to be in full force or effect at any time prior to the termination thereof in accordance with its terms, or any Guarantor or any person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such Guaranty or any Guarantor shall default in the due performance or observance of any material term, covenant, or agreement on its part to be performed or observed pursuant to the relevant Guaranty.

          9.2. Acceleration, etc. Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in section 9.1(e) shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans, all Unpaid Drawings and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Administrative Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; and (v) direct the Borrower to pay (and the Borrower hereby agrees that on receipt of such notice or upon the occurrence of an Event of Default with respect to the Borrower under section 9.1(e), it will pay) to the Collateral Agent an amount of cash equal to the aggregate Stated Amount of all Letters of Credit then outstanding (such amount to be held as security after the Borrower's reimbursement obligations in respect thereof).

          9.3. Application of Liquidation Proceeds9.3. Application of Liquidation Proceeds. All monies received by the Administrative Agent, the Collateral Agent or any Lender from the exercise of remedies hereunder or under the Security Documents, the other

Credit Documents or under any other documents relating to this Agreement shall, unless otherwise required by the terms of the Security Documents, the other Credit Documents or by applicable law, be applied as follows:

                   (a) Proceeds of Parent Guaranty. All monies received from the exercise of remedies under the Parent Guaranty shall be applied:

                       (i) first, to the payment of all expenses (to the extent
                   not paid by the Parent) incurred by the Administrative Agent, the Collateral Agent and the Lenders in connection with the exercise of such remedies, including, without limitation, all costs and expenses of collection, attorneys' fees, court costs and foreclosure expenses;

                       (ii) second, to the payment pro rata of interest then
                   accrued on the outstanding DPP Revolving Loans;

                       (iii) third, to the payment pro rata of any fees then
                   accrued and payable to the Administrative Agent, any Letter of Credit Issuer or any Lender under this Agreement in respect of the DPP Revolving Loans or the Allocated DPP Letter of Credit Outstandings;

                       (iv) fourth, to the payment pro rata of (A) the principal
                   balance then owing on the outstanding DPP Revolving Loans,
                   (B) the Stated Amount of the Allocated DPP Letter of Credit Outstandings (to be held and applied by the Collateral Agent as security for the reimbursement obligations in respect thereof), and (C) the amounts owing in respect of the Designated Interest Rate Agreements which constitute Required Payments (as defined in the Parent Guaranty);

                       (v) fifth, to the payment to the Lenders of any amounts
                   then accrued and unpaid under sections 1.07, 1.11, 1.14 and 8.08(d) hereof and which constitute Required Payments (as defined in the Parent Guaranty), and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts pro rata;

                       (vi) sixth, to the payment pro rata of all other amounts
                   owed by the Borrower or any other Credit Party to the Administrative Agent, to any Letter of Credit Issuer or any Lender under this Agreement, any Security Document, or any other Credit Document, which constitute Required Payments (as defined in the Parent Guaranty), and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts pro rata; and

                       (vii) finally, any remaining surplus after all of the
                   Required Payments (as defined in the Parent Guaranty) have been paid in full, to the Parent, the Borrower or to whomsoever shall be entitled thereto.

                   (b) Other Proceeds. All monies received from the exercise of remedies under any Credit Document (other than the Parent Guaranty) shall be applied:

                       (i) first, to the payment of all expenses (to the extent
                   not paid by the Parent) incurred by the Administrative Agent, the Collateral Agent and the Lenders in connection with the exercise of such remedies, including, without limitation, all costs and expenses of collection, attorneys' fees, court costs and foreclosure expenses;

                       (ii) second, to the payment pro rata of interest then
                   accrued on the outstanding MPP Revolving Loans;

                       (iii) third, to the payment pro rata of any fees then
                   accrued and payable to the Administrative Agent, any Letter of Credit Issuer or any Lender under this Agreement in respect of the MPP Revolving Loans or the Allocated MPP Letter of Credit Outstandings;

                       (iv) fourth, to the payment pro rata of (A) the
                   principal balance then owing on the outstanding MPP Revolving Loans, (B) the Stated Amount of the Allocated MPP Letter of Credit Outstandings (to be held and applied by the Collateral Agent as security for the reimbursement obligations in respect thereof), and (C) the amounts owing in respect of the Designated Interest Rate Agreements which do not constitute Required Payments (as defined in the Parent Guaranty);

                       (v) fifth, to the payment to the Lenders of any
                   amounts then accrued and unpaid under sections 1.07, 1.11,
                   1.14 and 8.08(d) hereof and which do not constitute Required Payments (as defined in the Parent Guaranty), and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts pro rata;

                       (vi) sixth, to the payment pro rata of all other
                   amounts owed by the Borrower or any other Credit Party to the Administrative Agent, to any Letter of Credit Issuer or any Lender under this Agreement, any Security Document, or any other Credit Document, which do not constitute Required Payments (as defined in the Parent Guaranty), and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts pro rata;

                       (vii) seventh, any remaining surplus after all
                   Obligations (other than Obligations which constitute Required Payments, as defined in the Parent Guaranty) have been paid in full, as provided and in the order of priority specified in clause (a) above; and

                       (viii) finally, any remaining surplus after all of the
                  Obligations have been paid in full, to the Parent, the Borrower or to whomsoever shall be entitled thereto.


          SECTION 10. DEFINITIONS.

          As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

          "Acquisition" shall mean the acquisition by the Borrower of the Assets as provided in the Acquisition Documents.

          "Acquisition Documents" shall mean the Incorporation Agreement and the transfer documents referred to therein, in each case in the form delivered to the Administrative Agent pursuant to section 5.1(i) and without giving effect to any amendment or modification thereof not consented to by the Required Lenders.

          "Additional Security Documents" shall have the meaning provided in section 7.10.

          "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to section 11.9.

          "Administrative Services Agreement" shall mean the Administrative Services Agreement, between the Borrower and the Parent, in the form delivered to the Administrative Agent pursuant to section 5.1(d) and without giving effect to any amendment or modification thereof not consented to by the Required Lenders.

          "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with such person. A person shall be deemed to control a second person if such first person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second person or (ii) to direct or cause the direction of the management and policies of such second person, whether through the ownership of voting securities, by contract or otherwise.

          "Aggregate Measured Swap Credit Exposure" shall mean the sum of the Allocated Measured MPP Swap Credit Exposure and the Allocated Measured DPP Swap Credit Exposure.

          "Agreement" shall mean this Credit Agreement, as the same may be from time to time further modified, amended and/or supplemented.

          "Allocated DPP Letter of Credit Outstandings" shall mean the portion, expressed as a percentage of the Letter of Credit Outstandings, which the Administrative Agent determines from time to time has been a deemed utilization of the Commitments in respect of DPP Revolving Loans. The sum of the Allocated MPP Letter of Credit Outstandings and the Allocated DPP Letter of Credit Outstandings shall always equal 100%.

          "Allocated Measured DPP Swap Credit Exposure" shall mean, at any time or times, an amount which is equal to (i) a fraction the numerator of which is the largest amount of DPP Revolving Loans which the Borrower could have outstanding under this Agreement at such time and the denominator of which is the Total Commitment at such time, times (ii) the aggregate credit exposure of the Borrower to the counterparties to the Designated Interest Rate Agreements, calculated in accordance with standard financial practices, including appropriate assumptions, employed by financial institutions in evaluating such credit exposure.

          "Allocated MPP Letter of Credit Outstandings" shall mean the portion, expressed as a percentage of the Letter of Credit Outstandings, which the Administrative Agent determines from time to time has been a deemed utilization of the Commitments in respect of MPP Revolving Loans. The sum of the Allocated DPP Letter of Credit Outstandings and the Allocated MPP Letter of Credit Outstandings shall always equal 100%.

          "Allocated Measured MPP Swap Credit Exposure" shall mean, at any time or times, an amount which is equal to the aggregate credit exposure of the Borrower to the counterparties to the Designated Interest Rate Agreements, calculated in accordance with standard financial practices, including appropriate assumptions, employed by financial institutions in evaluating such credit exposure, reduced by the amount, if any, of the Allocated Measured DPP Swap Credit Exposure.

          "Assets" shall mean the assets acquired by the Borrower pursuant to, and as more fully described in, the Acquisition Documents.

          "Asset Sale" shall mean the sale, transfer or other disposition (including by liquidations of a partnership of the interests therein of the Borrower or any Subsidiary) by the Borrower or any Subsidiary to any person other than the Borrower or any Subsidiary Guarantor of any of their respective asset (other than sales, transfers or other dispositions of obsolete or excess furniture, fixtures or equipment in the ordinary course of business).

          "Assignment Agreement" shall mean an Assignment Agreement substantially in the form of Exhibit I hereto.

          "Authorized Officer" shall mean any officer or employee of a Credit Party designated as such in writing to the Administrative Agent by such Credit Party.

          "Bankruptcy Code" shall have the meaning provided in section 9.1(e).

          "Base Rate" shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of (i) the rate of interest established by PNC Bank in Pittsburgh, Pennsylvania, from time to time, as its prime rate, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; and (ii) the Federal Funds Effective Rate in effect from time to time plus 1/2 of 1% per annum.

          "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in section 1.8(a).

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean the incurrence of MPP Revolving Loans or DPP Revolving Loans, as the case may be, consisting of one Type of Loan, by the Borrower from all of the Lenders having Commitments on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in Pittsburgh, Pennsylvania or Louisville, Kentucky a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

          "Capital Lease" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that person.

          "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender or
(y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Lender"), in each case with maturities of not more than one year from the date of acquisition, (iii) commercial paper issued by any Lender or Approved Lender or by the parent company of any Lender or Approved Lender and commercial paper issued by, or guaranteed by, any industrial or financial company with a short- term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within one year after the date of acquisition and (iv) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iii) above.

          "Cash Flow from Operations" shall have the meaning provided in section 8.12(a).

          "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower and/or any Subsidiary from such Asset Sale.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. (S) 9601 et seq.

          "Change of Control" shall mean and include (i) any person or group (as such term is defined in section 13(d)(3) of the 1934 Act), other than the Parent, shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of more than 50%, on a fully diluted basis, of the economic or voting interest in the Borrower's capital stock, (ii) the Parent shall cease, for any reason, to have, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of at least 30%, on a fully diluted basis, of the economic or voting interest in the Borrower's capital stock, and/or (iii) unless the Parent Guaranty shall have been terminated in accordance with its terms, any person or group (as such term is defined in section 13(d)(3) of the 1934 Act), shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of more than 35%, on a fully diluted basis, of the economic or voting interest in the Parent's capital stock.

          "Closing Date" shall mean the date, on or after the Effective Date, upon which the conditions specified in section 5.1 are satisfied.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all of the Collateral as defined in each of the Security Documents.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Lenders pursuant to the Security Documents.

          "Collective Bargaining Agreement" shall have the meaning provided in section 5.1(d).

          "Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I as its "Commitment" as the same may be reduced from time to time pursuant to section 3.2, 3.3 and/or 9 or adjusted from time to time as a result of assignments to or from such Lender pursuant to section 12.4.

          "Commitment Commission" shall have the meaning provided in section 3.1(a).

          "Consolidated Net Income" shall mean for any period, the net income (or loss), without deduction for minority interests, of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, provided that there shall be excluded (i) the income (or loss) of any entity (other than a Subsidiary) in which any other person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by any such entity during such period, (ii) the income, (or loss) of any entity accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries or on which its assets are acquired by the Borrower or any of its Subsidiaries and (iii) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

          "Consolidated Net Worth" shall mean at any time for the determination thereof all amounts which, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Borrower as at such date.

          "Contingent Obligations" shall mean as to any person any obligation of such person guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

          "Credit Documents" shall mean this Agreement, the Notes, the Security Documents, the Parent Guaranty, the Subsidiary Guaranty and any Letter of Credit Document.

          "Credit Event" shall mean the making of any Loans and/or the issuance of any Letter of Credit.

          "Credit Party" shall mean the Parent, each Affiliate of the Parent which is a party to the Parent Guaranty, the Borrower and each Subsidiary Guarantor.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" shall mean any Lender with, respect to which a Lender Default is in effect.

          "Designated Interest Rate Agreement" shall have the meaning provided in section 8.16.

          "Development Property Pool" shall mean any and all properties owned, leased or managed by the Borrower or any of its Subsidiaries which at the time are not part of the Mature Property Pool.

          "Dividends" shall have the meaning provided in section 8.9.

          "DPP Loan Maturity Date" shall mean the date the Parent Guaranty terminates in accordance with its terms.

          "DPP Revolving Loan" shall have the meaning provided in section 1.1.

          "DPP Revolving Loan Sublimit" shall mean (i) during the period commencing on the Closing Date and ending 120 days thereafter, or such earlier time as there shall be no possibility that any properties included in the Mature Property Pool pursuant to clause (i) of the definition of the term Mature Property Pool will be excluded therefrom because of failure to satisfy conditions applicable thereto as provided in clause (i) of such definition, $34,000,000, and (ii) at any time thereafter, the Maximum Guaranteed Amount, as defined in the Parent Guaranty, which at any time of determination will be applicable (without any reduction) for at least 30 days thereafter (it being understood that if any reduction in the Maximum Guaranteed Amount is to become effective within 30 days, then such reduced Maximum Guaranteed Amount shall be applicable for purposes of this clause (ii)).

          "EBIT" shall mean, for any period, (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Total Interest Expense, (iv) amortization or write-off of deferred financing costs to the extent deducted in determining Consolidated Net Income and (v) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses and other onetime non-cash charges, less (B) gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains and other one-time non-cash gains, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

          "EBITDA"' shall mean, for any period, the sum of the amounts for such period of (i) EBIT, (ii) depreciation expense, (iii) amortization expense and
(iv) any other non-cash charges, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

          "Effective Date" shall have the meaning provided in section 12.10.

          "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), in each case which (i) so long as no Event of Default shall have occurred and be continuing, and so long as the financial covenants and the borrowing base limitations contained in this Agreement have not been waived or modified following a deterioration in the financial condition or results of operations of the Borrower, is not disapproved in writing by the Borrower in a notice given to a requesting Lender and the Administrative Agent, specifying the reasons for such disapproval, within five Business Days following the giving of notice to the Borrower of the identity of any proposed transferee (any such disapproval by the Borrower must be reasonable), and (ii) is not a direct competitor of the Borrower or engaged in the same or similar business as the Borrower, or any of its respective Subsidiaries or is not an Affiliate of any such competitors of the Borrower or any of its respective Subsidiaries.

          "Employment Agreements" shall have the meaning provided in section 5.1(d).

          "Enforceable Judgment" shall mean a judgment or order of a court or arbitral or regulatory authority as to which the period, if any, during which the enforcement of such judgment or order is stayed shall have expired. A judgment or order which is under appeal or as to which the time in which to perfect an appeal has not expired shall not be deemed an Enforceable Judgment so long as enforcement thereof is effectively stayed pending the outcome of such appeal or the expiration of such period, as the case may be.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment issued to or rendered against the Borrower or any of its Subsidiaries relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. (S) 2601 et seq.; the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S) 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. (S) 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. (S) 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of section 414(b),(c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

          "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in section 1.8(b).

          "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (A) (i) the rate for deposits in U.S. Dollars for a period equal to such Interest Period which appears on the Telerate Page 3750 as of 11:00 A.M. London time, on, the day that is two Business Days prior to the commencement of such Interest Period or (ii) in the event that the Eurodollar Rate can not be determined pursuant to the preceding clause (i), the offered quotation to first-class banks in the interbank Eurodollar market by the Administrative Agent for dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of the Administrative Agent for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, in each case divided (and rounded to the nearest 1/100th of 1%) by (B) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in section 9.1.

          "Existing Indebtedness" shall have the meaning provided in section
6.18.

          "Existing Indebtedness Agreements" shall have the meaning provided in section 5.1(d).

          "Existing Letter of Credit" shall have the meaning provided in section 2.1(d).

          "Expiration Date" shall mean September 15, 1996.

          "Facing Fee" shall have the meaning provided in section 3.1(c)

          "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to, or referred to in, section 3.1.

          "Financial Projections" shall have the meaning provided in section 6.8(d).

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of section 8, including defined terms as used therein, are subject (to the extent provided therein) to section 12.7(a).

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranties" shall mean the Parent Guaranty and the Subsidiary
Guaranty.

          "Guarantor" shall mean the Parent and each Subsidiary Guarantor.

          "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials,' "restricted hazardous materials," "extremely hazardous wastes, a "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law.

          "HPL" shall mean Hillhaven Properties, Ltd., an Oregon corporation, and its successors and assigns, a Wholly-Owned Subsidiary of the Borrower.

          "Incorporation Agreement" shall mean the Incorporation Agreement, by and among the Borrower, the Parent, and certain Affiliates of the Parent, in the form delivered to the Administrative Agent pursuant to section 5.1(i) and without giving effect to any amendment or modification thereof not consented to by the Required Lenders.

          "Indebtedness" of any person shall mean without duplication (i) all indebtedness of such person for borrowed money, (ii) all bonds, notes, debentures and similar debt securities of such person, (iii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such person, (iv) the face amount of all letters of credit issued for the account of such person and, without duplication, all drafts drawn thereunder, (v) all Indebtedness of a second person secured by any Lien on any property owned by such first person, whether or not such indebtedness has been assumed, (vi) all Capitalized Lease Obligations of such person, (vii) all obligations of such person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (viii) all net obligations of such person under Interest Rate Agreements and (ix) all Contingent Obligations of such person, provided that neither trade payables and accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same), shall constitute Indebtedness.

          "Information Memorandum" shall have the meaning provided in section 6.8(d).

          "Interest Coverage Ratio" shall mean, for any Test Period, the ratio of (x) EBITDA to (y) Total Interest Expense, in each case for such Test Period.

          "Interest Period" with respect to any Eurodollar Loan shall mean the interest period applicable thereto, as determined pursuant to section 1.9.

          "Interest Rate Agreement" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates.

          "IPO" shall have the meaning provided in section 5.1(j).

          "IRB Debt" shall mean the industrial revenue bonds or similar instruments comprising a part of the Existing Indebtedness as identified in Annex IV hereto, and any industrial revenue bonds or similar instruments issued in connection with a refinancing or refunding of any thereof.

          "Leaseholds" of any person means all the right, title and interest of such person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Legal Requirements" shall mean all applicable laws, rules, orders and regulations made by any legislature or government or any governmental body or regulatory authority having jurisdiction over the Borrower or a Subsidiary.

          "Lender" shall have the meaning provided in the first paragraph of this Agreement.

          "Lender Default" shall mean (i) the refusal (which has not been retracted) in violation of the terms of this Agreement of a Lender to make available its portion of any incurrence of Loans or to fund its portion of any unreimbursed payment under section 2.4(c) or (ii) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under section 1.1 and/or section 2.4(c), in the case of either
(i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

          "Letter of Credit" shall have the meaning provided in section 2.1(a).

          "Letter of Credit Documents" shall have the meaning specified in section 2.2(a).

          "Letter of Credit Fee" shall have the meaning provided in section 3.1(b).

          "Letter of Credit Issuer" shall mean (i) PNC Bank, (ii) in respect of each Existing Letter of Credit, the Lender that has issued same as of the Effective Date and/or (iii) such other Lender that is requested, and agrees, to so act by the Borrower.

          "Letter of Credit Outstandings" shall mean, at anytime, the sum, without duplication, of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings.

          "Letter of Credit Request" shall have the meaning provided in section 2.2(a).

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

          "Loan" shall have the meaning provided in section 1.1.

          "Management Agreements" shall have the meaning provided in section 5.1(d).

          "Management Contracts" shall have the meaning provided in section 5.1(d).

          "Managing Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Managing Agent appointed pursuant to section 11.9.

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Adverse Effect" shall mean a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of, when used with reference to the Parent, the Parent and its Subsidiaries, taken as a whole, or when used with reference to the Borrower, the Borrower and its Subsidiaries, taken as a whole, as the case may be, in each case after giving effect to the Transaction.

          "Material Subsidiary" shall mean, at any time, with reference to any person, any Subsidiary of such person that (x) has assets at such time comprising 5% or more of the consolidated assets of such person and its Subsidiaries or (y) had net income in the most recently ended fiscal year of such person comprising 5% or more of the consolidated net income of such person and its Subsidiaries for such fiscal year.

          "Mature Property Pool" shall mean:

                   (i) all properties owned, leased or managed by the Borrower or any of its Subsidiaries on the Closing Date (after giving effect to consummation of the Transaction), other than the Valley Manor property located in Tucson, Arizona, as to which the following conditions are satisfied:

                       (1) in the case of any property described in Part I
                   or Part II of Annex III, the Borrower shall have provided to the Managing Agent a Phase I environmental audit report, addressed to the Managing Agent and the Administrative Agent, or accompanied by an appropriate letter authorizing such reliance, with respect to such property, prepared by an environmental consulting firm acceptable to the Managing Agent, which report shall be satisfactory in form and substance to the Managing Agent, and the Borrower shall have, or shall have caused its applicable Subsidiary to, complete, to the satisfaction of the Managing Agent, any remedial work and establish any additional environmental compliance activities as are recommended in such environmental report; provided, that with respect to any such property as to which such requirement was not satisfied on the Closing Date, such property shall be excluded from the Mature Property Pool and become part of the Development Property Pool if either (i) such condition is not satisfied within 90 days following the Closing Date, or (ii) the Managing Agent determines at any time thereafter that any such remedial work or establishment of environmental compliance activities has not been completed to its satisfaction;

                       (2) in the case of any property described in Part I of
                   Annex III which is owned by the Borrower or a Subsidiary, the Borrower shall have provided to the Managing Agent, with respect to such property, a survey, in form and substance reasonably satisfactory to the Collateral Agent and the Managing Agent, of such property, certified in a manner satisfactory to the Collateral Agent and the Managing Agent by a licensed professional surveyor reasonably satisfactory to the Collateral Agent and the Managing Agent, and an endorsement to the Mortgage Policy covering such property which eliminates the "survey" exception, or if such "survey" exception is so eliminated by endorsement without the necessity of an updated survey, such endorsement shall have been so delivered, whether or not an updated survey is so delivered; provided, that with respect to any such property as to which such requirement was not satisfied on the Closing Date, such property shall be excluded from the Mature Property Pool and become part of the Development Property Pool if such condition is not satisfied within 90 days following the Closing Date;

                       (3) in the case of any property described in Part II of
                   Annex III as to which there is outstanding any IRB Debt supported directly or indirectly by a Letter of Credit issued (or deemed issued) hereunder and which is owned or leased by the Borrower or a Subsidiary, such property shall be excluded from the Mature Property Pool and become part of the Development Property Pool if within 120 days following the Closing Date any of the following conditions are not satisfied with respect to such property:

                           (A) in connection with the original issuance or
                       refunding of such IRB Debt prior to the Closing Date, the Borrower or the applicable Subsidiary shall have mortgaged such property or entered into a deed of trust with respect to such property, as security for such IRB Debt and/or such Letter of Credit (or another letter of credit supported by such Letter of Credit, under circumstances where a drawing under such Letter of Credit shall entitle the applicable Letter of Credit Issuer to succeed to the rights of the issuer of such other letter of credit as a beneficiary of such mortgage or deed of trust), which mortgage or deed of trust shall be first priority and subject to no Liens which are not acceptable to the Managing Agent;

                           (B) any Subsidiary which is the owner of any direct
                       or indirect interest therein shall have become (if it is not already) a party to the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement; and

                           (C) there shall have been delivered in connection
                       with such mortgage or deed of trust such related UCC financing statements, consents of landlords, non-disturbance and attornment agreements and similar
                       documents, and such other documents as are customarily delivered in connection with similar transactions, and copies thereof shall have been delivered to the Managing Agent and the Collateral Agent, with respect to such property;

                       (4) in the case of any property described in Part II of
                   Annex III as to which there is outstanding any IRB Debt supported directly or indirectly by a Letter of Credit issued (or deemed issued) hereunder and which is owned or leased by the Borrower, and as to which the conditions specified in the foregoing clause (3) are not satisfied as provided therein, such property shall be excluded from the Mature Property Pool and become part of the Development Property Pool if within 120 days following the Closing Date any of the following conditions are not satisfied with respect to such property:

                           (A) either (i) the Collateral Agent shall have been
                       granted a Mortgage covering such property (or the interest of the Borrower or its Subsidiary therein, in the case of a leasehold), which Mortgage shall, if a first priority mortgage as to such property (or leasehold) has been granted to secure existing IRB Debt related thereto, or letters of credit issued to support such IRB Debt, constitute a second priority Lien thereon, subject to such Permitted Encumbrances as may be acceptable to the Managing Agent, or (ii) the Lenders shall have acquired a 100% risk participation in all such letters of credit on terms and conditions satisfactory to all of the Lenders in their sole discretion, in which event such letters of credit shall be deemed Letters of Credit issued hereunder, and the Collateral Agent shall have been granted or assigned a first priority Mortgage on such property (or leasehold), or a second priority Mortgage on such property (or leasehold) in the event a trustee for any industrial revenue bonds shall hold a first mortgage thereon;

                           (B) any Subsidiary which is the owner of any direct
                       or indirect interest therein shall have become (if it is not already) a party to the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement; and

                           (C) the Managing Agent and the Collateral Agent shall
                       have received related UCC financing statements, consents of landlords, non-disturbance and attornment agreements and similar documents, a Mortgage Policy, a survey and such other documents as are contemplated by section 5.1(n) and this definition, all in form and substance satisfactory to the Managing Agent and the Collateral Agent, with respect to such property;

                       (5) in the case of any other property described in Part
                   III of Annex III which is leased by the Borrower or a Subsidiary, such property shall be excluded from the Mature Property Pool and become part of the Development Property Pool if within 120 days following the Closing Date any of the following conditions are not satisfied with respect to such property:

                           (A) the Collateral Agent shall have been granted a
                       Mortgage covering such leasehold interest in such property, which Mortgage shall be first priority and subject to no Permitted Encumbrances which are not acceptable to the Managing Agent;

                           (B) any Subsidiary which is the owner of any direct
                       or indirect interest therein shall have become (if it is not already) a party to the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement; and

                           (C) the Managing Agent and the Collateral Agent shall
                       have received related UCC financing statements, consents of landlords, non-disturbance and attornment agreements and similar documents, and such other documents (not including a Mortgage Policy or a survey) as are contemplated by section 5.1(n) and this definition, all in form and substance satisfactory to the Managing Agent and the Collateral Agent, with respect to such property;

                       (6) in the case of the San Marcos Facility, such Facility
                   shall be excluded from the Mature Property Pool and become part of the Development Property Pool if any of the following conditions are not satisfied with respect to such Facility on the Closing Date:

                           (A) the Borrower shall have pledged to the Collateral
                       Agent all equity interests in HPL held by the Borrower, pursuant to the Pledge Agreement;

                           (B) HPL shall have pledged to the Collateral Agent
                       all promissory notes of San Marcos Courtyard, Ltd. ("SMCL") issued to it pursuant to the Restructuring Agreement, dated as of December 1, 1994, between HPL and SMCL, or otherwise held by HPL, pursuant to the Pledge Agreement;

                           (C) HPL shall have assigned to the Collateral Agent,
                       pursuant to a collateral assignment in form and substance satisfactory to the Collateral Agent and the Documentation Agent, as security for the Obligations, all right, title and interest of HPL under the deed of trust, granted as of December 1, 1994 by SMCL only for the benefit of HPL, First Healthcare Corporation and Hillhaven Corporation, to secure SMCL's share of obligations under the Restructuring Agreement and the Tenants in Common Agreement, each dated as of December 1, 1994, and a Working Capital Note related thereto, and all recordings and filings necessary to give effect to such collateral assignment shall have been duly made;

                           (D) HPL shall have collaterally assigned to the
                       Collateral Agent all contractual rights under all contracts pertaining to the San Marcos Facility (including, without limitation, the Tenants in Common Agreement and the Restructuring Agreement), pursuant to the Security Agreement; and

                           (E) HPL shall have entered into the Subsidiary
                       Guaranty; and

                       (7) in the case of any such property managed by a
                   Subsidiary of the Borrower, such Subsidiary shall have become (if it is not already) a party to the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement; and

                   (ii) all properties owned, leased or managed by the Borrower or any Subsidiary which are added to the Mature Property Pool (whether by reason of transfer from the Development Property Pool or upon acquisition thereof in a Permitted Acquisition) upon satisfaction of the following conditions:

                       (1) in the case of the Valley Manor property (which is
                   covered by a Mortgage delivered on the Closing Date) only, the Borrower shall have, or shall have caused its applicable Subsidiary to, complete, to the satisfaction of the Managing Agent, any further investigative work or remedial work with respect to fill pipes, as identified in the environmental report with respect thereto, as the same may be supplemented after the Closing Date; provided, that with respect to any such property as to which such requirement was not satisfied on the date such property was added to the Mature Property Pool, such property shall be excluded from the Mature Property Pool and become part of the Development Property Pool if the Managing Agent determines at any time thereafter that any such remedial work has not been completed to its satisfaction;

                       (2) any such property (other than the Valley Manor
                   property referred to in clause (1) above) which is owned or leased by the Borrower or any Subsidiary must have achieved an annualized Cash Flow from Operations per unit of $8,400 for three consecutive months (determined as provided below), and the Borrower shall have provided to the Managing Agent such certificates, information and other evidence as the Managing Agent may reasonably require to demonstrate satisfaction of this condition;

                       (3) any such property (other than the Valley Manor
                   property referred to in clause (1) above) must have achieved at least 85% occupancy for each month during such three consecutive month period, and the Borrower shall have provided to the Managing Agent such certificates, information and other evidence as the Managing Agent may reasonably require to demonstrate satisfaction of this condition;

                       (4) if any such property (other than the Valley Manor
                   property referred to in clause (1) above, as to which this condition has already been satisfied) is owned, leased or managed by a Subsidiary of the Borrower, such Subsidiary shall have become (if it is not already) a party to the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement;

                       (5) if any such property (other than the Valley Manor
                   property referred to in clause (1) above) is owned or leased by the Borrower or any Subsidiary, the Borrower shall have provided to the Managing Agent a Phase I environmental audit report, addressed to the Managing Agent and the Administrative Agent, or accompanied by an appropriate letter authorizing such reliance, with respect to such property, prepared by an environmental consulting firm acceptable to the Managing Agent, which report shall be satisfactory in form and substance to the Managing Agent, and the Borrower shall have, or shall have caused its applicable Subsidiary to, complete, to the satisfaction of the Managing Agent, any remedial work and establish any additional environmental compliance activities as are recommended in such environmental report; provided, that with respect to any such property as to which such requirement was not satisfied on the date such property was added to the Mature Property Pool, such property shall be excluded from the Mature Property Pool and become part of the Development Property Pool if the Managing Agent determines at any time thereafter that any such remedial work or establishment of environmental compliance activities has not been completed to its satisfaction;

                       (6) if any such property (other than the Valley Manor
                   property referred to in clause (1) above, as to which the following conditions have been satisfied) is owned or leased by the Borrower or any Subsidiary, all of the following conditions are satisfied with respect to such property:

                           (A) the Collateral Agent shall have been granted a
                       Mortgage covering the ownership interest or leasehold interest of the Borrower or such Subsidiary in such property, which Mortgage shall be first priority and subject to no Permitted Encumbrances which are not acceptable to the Managing Agent, and such Mortgage shall have been duly recorded and effective to establish such Lien for a period of at least 90 days; and

                           (B) the Managing Agent and the Collateral Agent shall
                       have received related UCC financing statements, consents of landlords, non-disturbance and attornment agreements and similar documents, a Mortgage Policy, a survey and such other documents as are contemplated by section 5.1(n) and this definition, all in form and substance satisfactory to the Managing Agent and the Collateral Agent, with respect to such property; and

                       (7) in the case of any such property (other than the
                   Valley Manor property referred to in clause (1) above, as to which this condition has already been satisfied) managed by a Subsidiary of the Borrower, such Subsidiary shall have become (if it is not already) a party to the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement; and

                       (8) in the case of any property as to which any of the
                   applicable conditions specified above has not been satisfied, the Borrower may propose in writing to the Managing Agent that such property nevertheless be included in the Mature Property Pool upon compliance with such conditions, and subject to such adjustments, if any, the Cash Flow from Operations with respect to such property, as the Borrower may determine to be appropriate and generally consistent with the overall intent of this Agreement, with any such proposal to be accompanied by such supporting materials as the Borrower considers appropriate to a full and fair consideration of such proposal by the Lenders, in which event the Managing Agent shall advise the Lenders of such proposal and provide the Lenders with copies of all materials submitted by the Borrower in connection with such proposal; the Managing Agent shall use reasonable efforts to communicate with the Lenders and the Borrower as to any objections any Lender may have as to such inclusion as proposed by the Borrower; if within three weeks following the submission by the Managing Agent of any such proposal to the Lenders the Managing Agent shall not have received written indications of consent or approval to such proposal (as it may be modified in any manner acceptable to the Borrower and all of the Lenders) from all of the Lenders, such proposal shall not become effective to add such property to the Mature Property Pool; otherwise, if such proposal (as it may be modified in any manner acceptable to the Borrower and all of the Lenders) is approved as evidenced by written consents or approvals from all of the Lenders, such proposal (including any such modifications) shall become effective to add such property to the Mature Property Pool;

other than, in any such case referred to in clause (i) or (ii) of this definition, any such properties owned, leased or managed by a Subsidiary which has Priority Debt outstanding, and any such property which is encumbered by any Lien securing or otherwise relating to any Residential Mortgage Bond Programs of the Borrower and its Subsidiaries or with reference to which any such Residential Mortgage Bond Program is in effect. The Managing Agent shall determine from time to time which properties are included in the Mature Property Pool. The Managing Agent shall notify the Borrower, the Administrative Agent and the Lenders promptly after making any such determinations and from time to time, in response to a request from any Lender, the Administrative Agent or the Borrower, shall notify the Administrative Agent, the Lenders and the Borrower of the properties included in the Mature Property Pool and the reasons why any particular property has been excluded from the Mature Property Pool. Any properties not in the Mature Property Pool shall be considered part of the Development Property Pool. Any such determination by the Managing Agent shall be conclusive and binding absent manifest error.

          "Minimum Borrowing Amount" shall mean (i) for Base Rate Loans, $500,000, with minimum increments thereafter of $100,000 and (ii) for Eurodollar Loans, $2,500,000, with minimum increments thereafter of $500,000.

          "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

          "Mortgage" shall have the meaning provided in section 5.1(n)(iii) and, after the execution and delivery thereof, shall include each mortgage constituting an Additional Security Document.

          "Mortgage Policies" shall have the meaning provided in section 5.1(n)(iii).

          "Mortgaged Property" shall have the meaning provided in section 5.1(n)(iii) and, after the execution and delivery of any mortgage or deed of trust constituting an Additional Security Document, shall include the respective property subject thereto but shall not include after the date of such release any real property theretofore a Mortgaged Property that has been released from the Liens of the Security Documents in accordance with the terms thereof or of this Agreement.

          "MPP Revolving Loan" shall have the meaning provided in section 1.1.

          "MPP Revolving Loan Sublimit" shall mean an amount, as determined from time to time by the Managing Agent and notified to the Borrower and the Lenders, equal to the sum of (i) the amount that the Managing Agent determines would not result in, or contribute to, a violation by the Borrower of the covenants contained in section 8.12(a), whether or not the covenants contained in section 8.12(a) shall have been superseded by the covenants contained in section 8.12(b), plus (ii) if the Borrower has cash and Cash Equivalents which are unencumbered by any Lien (including any cash collateral agreement in favor of the Administrative Agent) in excess of $10,000,000, the amount of cash and Cash Equivalents of the Borrower in excess of such amount which has been deposited by the Borrower with the Administrative Agent pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrower until the proceeds are applied to the secured obligations or earlier released by the Administrative Agent to the Borrower from time to time). Any such determination by the Managing Agent shall be conclusive and binding absent manifest error.

          "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (i) reasonable and customary expenses of sale incurred in connection with such Asset Sale, and other reasonable and customary fees and expenses incurred, and all state, and local taxes paid or reasonably estimated to be payable by such person, as a consequence of such Asset Sale and the payment of principal, premium and interest of Indebtedness secured by the asset which is the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale,
(ii) amounts of any distributions payable to holders of minority interests in the relevant person or in the relevant property or assets and (iii) incremental income taxes paid or payable as a result thereof.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Non-Defaulting Lender" shall mean each Lender other than a Defaulting Lender.

          "Note" shall have the meaning provided in section 1.5(a).

          "Notice of Borrowing" shall have the meaning provided in section
1.3(a).

          "Notice of Conversion" shall have the meaning provided in section 1.6.

          "Notice Office" shall mean the office of the Administrative Agent at One PNC Plaza, Fourth Floor Annex, Fifth Avenue and Wood Street, Pittsburgh, Pennsylvania 15265, Attention: Arlene Ohler, Vice President, Multi-Bank Loan Administration (telephone: (412) 762-3627; facsimile: (412) 762-8672), or such other office as the Administrative Agent may designate to the Borrower from time to time.

          "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

          "Parent" shall mean Vencor, Inc., a Delaware corporation, and its successors and assigns.

          "Parent Guaranty" shall have the meaning provided in section 5.1(l).

          "Participant" shall have the meaning provided in section 2.4(a).

          "Payment Office" shall mean the office of the Administrative Agent's Affiliate, PNC Kentucky, at 500 West Jefferson Street, Louisville, Kentucky 40202, Attention: Todd Munson, Vice President, Mail Stop: K1-KHDQ-08-03 (telephone: (502) 581-4734; facsimile: (502) 581-2302), or such other office as the Administrative Agent may designate to the Borrower from time to time.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Percentage" shall mean, at any time for each Lender with a Commitment, the percentage obtained by dividing such Lender's Commitment by the Total Commitment, provided that if the Total Commitment has been terminated, the Percentage of each Lender shall be determined by dividing such Lender's Commitment immediately prior to such termination by the Total Commitment immediately prior to such termination.

          "Permitted Acquisitions" shall mean and include, exclusive of expenditures (including the purchase of adjacent land) to expand then existing assisted living facilities located in the United States to the extent owned by the Borrower or any Subsidiary Guarantor on the Closing Date or acquired pursuant to a Permitted Acquisition, and exclusive of any loans, advances or investments permitted pursuant to section 8.5(i): (i) advances or credit extensions to, or other investments in, any person owning an assisted living property located in the United States made in connection with the Borrower or any Subsidiary Guarantor obtaining a management contract for such assisted living property, in an aggregate amount not to exceed $500,000 for all advances, credit extensions and investments pursuant to this clause (i); and (ii) acquisitions (whether by purchase, lease or otherwise, and including expenditures for start-up activities and operations and renovations) of assisted living properties (or interests in such properties) located in the United States and/or interests in (or the making of advances or credit extensions to or investments in) partnerships or joint ventures owning assisted living properties located in the United States, provided that the only Indebtedness that may be incurred by the Borrower and its Subsidiaries to effect a Permitted Acquisition shall be MPP Revolving Loans (if such Permitted Acquisition qualifies for addition to the Mature Property Pool), DPP Revolving Loans and Priority Debt; provided, that, unless the Required Lenders otherwise consent, with respect to any transaction referred to in the foregoing clauses (i) and (ii), no such transaction shall be considered a Permitted Acquisition if (A) the value of the consideration paid or agreed to be paid (including any Priority Debt) exceeds $15,000,000 on an individual facility basis, or $25,000,000 on a per transaction basis, or (B) the cumulative consideration paid or agreed to be paid (including Priority Debt) for all such transactions would exceed $50,000,000 in any fiscal year, or (C) such transaction is not "friendly", or the validity or effectiveness of the transaction itself is contested in any manner by the seller, any holders of equity interests in the seller, or any governmental agency, or (D) as a result thereof the Borrower or any Subsidiary acquires any equity interest in any person and either (1) such person does not by virtue of such transaction become a Subsidiary of the Borrower, or (2) if such person does not become a Subsidiary of the Borrower, all equity interests in such person owned by the Borrower or any Subsidiary are not pledged pursuant to the Pledge Agreement. For purposes of the preceding proviso, consideration paid in the form of common stock of the Borrower shall be valued at 50% of the last reported sales price of such stock on a national securities exchange or on NASDAQ, as applicable, prior to the issuance thereof as payment in such transaction.

          "Permitted Encumbrances" shall mean, with respect to a Real Property constituting part of the Collateral, (i) the liens, encumbrances and other matters disclosed in the Mortgage Policy relating to the Mortgage on such Real Property or "insured over" or "insured around" to the satisfaction of the Collateral Agent in such Mortgage Policy, (ii) such other title and survey exceptions as the Collateral Agent may approve in writing in its sole discretion, and (iii) the Permitted Liens, if any, described in section 8.3(h) affecting such Real Property.

          "Permitted Liens" shall mean Liens described in section 8.3.

          "person" shall mean any individual, partnership, joint venture, firm corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any multiemployer or single-employer plan as defined in section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreement" shall have the meaning provided in section
5.1(n)(i).

          "Pledged Securities" shall mean all the Pledged Securities as defined in the Pledge Agreement.

          "PNC Bank" shall mean PNC Bank, National Association, and its successors and assigns.

          "PNC Kentucky" shall mean PNC Bank, Kentucky, Inc., and its successors and assigns.

          "Priority Debt" shall have the meaning provided in section 8.4(g).

          "Prohibited Transaction" shall mean a transaction with respect to a Plan that is prohibited under section 4975 of the Code or section 406 of ERISA and not exempt under section 4975 of the Code or section 408 of ERISA.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. (S) 6901 et seq.

          "Real Property" of any person shall mean all of the right, title and interest of such person in and to land, improvements and fixtures, including Leaseholds.

          "Registration Rights Agreement" shall mean the Registration Rights Agreement, between the Borrower and the Parent, in the form delivered to the Administrative Agent pursuant to section 5.1(d) and without giving effect to any amendment or modification thereof not consented to by the Required Lenders.

          "Registration Statement" shall mean the Registration Statement on Form S-1, Registration Number 333-06907 filed by the Borrower with the SEC on June 26, 1996, as amended by Amendment No. 1 thereto filed by the Borrower with the SEC on July 10, 1996, as amended by Amendment No. 2 thereto filed by the Borrower with the SEC on July 29, 1996, together with any subsequent amendment thereto satisfactory to the Administrative Agent.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Reorganization" shall have the meaning provided in section 5.1(h).

          "Reportable Event" shall mean an event described in section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation section 2615.

          "Required Lenders" shall mean Non-Defaulting Lenders whose outstanding Loans and Unutilized Commitments constitute at least a majority of the sum of the total outstanding Loans and Unutilized Commitments of Non-Defaulting Lenders.

          "Revolving Loan Maturity Date" shall mean the fourth anniversary of the Closing Date, unless extended as provided in section 3.4.

          "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

          "San Marcos Facility" shall mean the 212 unit independent and assisted living facility known as San Marcos Retirement Village, located in San Marcos, California, owned as tenants in common by HPL, a Wholly-Owned Subsidiary of the Borrower, as to a 65% interest, and San Marcos Courtyard, Ltd., a California limited partnership, as to a 35% interest, pursuant to a Tenants in Common Agreement, dated as of December 1, 1994, pursuant to which, among other things, HPL manages the facility, the facility has been leased to HPL and HPL has certain rights to acquire the facility commencing September 15, 1999, or pursuant to a right of first refusal. "SEC" shall mean the United States Securities and Exchange Commission.

          "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

          "section 4.4(b)(ii) Certificate" shall have the meaning provided in section 4.4(b)(ii).

          "Security Agreement" shall have the meaning provided in section 5.1(n)(ii).

          "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

          "Security Documents" shall mean the Pledge Agreement, the Security Agreement, each Mortgage, each other Additional Security Document and each security document entered into pursuant to section 8.2(c).

          "Shareholders' Agreements" shall have the meaning provided in section 5.1(d).

          "Stated Amount" of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions or other requirements for drawing could then be met).

          "Subsidiary" of any person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

          "Subsidiary Guarantor" shall mean each Wholly-Owned Subsidiary that is party to the Subsidiary Guaranty.

          "Subsidiary Guaranty" shall have the meaning provided in section
5.1(m).

          "Tax Sharing Agreements" shall have the meaning provided in section 5.1(d).

          "Taxes" shall have the meaning provided in section 4.4.

          "Testing Period" shall mean (i) for any determination made prior to June 30, 1997, the consecutive fiscal quarters of the Borrower then last ended plus any period of historical results prior to consummation of the Transaction necessary to make such period consist of four consecutive fiscal quarters, and
(ii) for any determination made thereafter, the four consecutive fiscal quarters of the Borrower then last ended.

          "Total Capitalization" shall mean the sum of Total Indebtedness and Consolidated Net Worth.

          "Total Commitment" shall mean the sum of the Commitments of the Lenders.

          "Total Indebtedness" shall mean all Indebtedness for borrowed money, and all bonds, notes, debentures and similar debt securities, and all Capitalized Lease Obligations, of or guaranteed by the Borrower and/or any of its Subsidiaries all as determined on a consolidated basis.

          "Total Interest Expense" shall mean, for any period, total interest expense (including that which is capitalized and that which is attributable to Capital Leases, in accordance with GAAP) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amortization of deferred financing costs, all as determined in accordance with GAAP.

          "Transaction" shall include (i) the Reorganization, (ii) the IPO, and
(iii) if consummated on the Closing Date, any Permitted Acquisition.

          "Transaction Documents" shall mean and include the Acquisition Documents, the Registration Rights Agreement, the Administrative Services Agreement, the Tax Sharing Agreement, the Registration Statement, all agreements and documents governing the Transaction and the Credit Documents.

          "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

          "Unpaid Drawing" shall have the meaning provided in section 2.3(a).

          "Unutilized Commitment" for any Lender at any time shall mean the excess of (i) such Lender's Commitment at such time over (ii) the sum of the principal amount of Loans made by such Lender and outstanding at such time and
(y) such Lender's Percentage of Letter of Credit Outstandings at such time.

          "Unutilized Total Commitment" shall mean, at any time, the excess of
(i) the Total Commitment at such time over (ii) the sum of (x) the aggregate principal amount of all Loans then outstanding plus (y) the aggregate Letter of Credit Outstandings at such time.

          "Wholly-Owned Subsidiary" shall mean each Subsidiary of the Borrower all of whose capital stock, equity interests and partnership interests are owned directly or indirectly by the Borrower, its officers, stockholders and affiliates but excluding any Subsidiary primarily engaged in the business of issuing insurance and/or insurance policies.

          "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.


          SECTION 11. THE ADMINISTRATIVE AGENT
                      AND THE MANAGING AGENT.

          11.1. Appointment. Each Lender hereby irrevocably designates and appoints PNC Bank as Administrative Agent (such term to include, for the purposes of this section 11, PNC Bank acting as Collateral Agent) and PNC Kentucky as Managing Agent, in each case to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes PNC Bank as the Administrative Agent for such Lender and PNC Kentucky as the Managing Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent or the Managing Agent, as the case may be, by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent and the Managing Agent each agrees to act as such upon the express conditions contained in this section
11. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor the Managing Agent shall have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent or the Managing Agent. The provisions of this section 11 are solely for the benefit of the Administrative Agent and the Managing Agent, and the Lenders, and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent and the Managing Agent shall each act solely as agent of the Lenders and do not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

          11.2. Delegation of Duties. The Administrative Agent and the Managing Agent may each execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and each shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Managing Agent shall be responsible for the negligence or misconduct of the other or for any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by section 11.3.

          11.3. Exculpatory Provisions. Neither the Administrative Agent nor the Managing Agent, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement (except for its or such person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any other Credit Party or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Managing Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrower or any other Credit Party or any of their respective officers to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor the Managing Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any other Credit Party. Neither the Administrative Agent nor the Managing Agent shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent or the Managing Agent to the Lenders or by or on behalf of the Borrower or any other Credit Party to the Administrative Agent, the Managing Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

          11.4. Reliance by Agents. The Administrative Agent and the Managing Agent shall each be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any other Credit Party), independent accountants and other experts selected by the Administrative Agent or the Managing Agent, as the case may be. The Administrative Agent and the Managing Agent shall each be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Managing Agent shall each in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

          11.5. Notice of Default. Neither the Administrative Agent nor the Managing Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or the Managing Agent, as the case may be, has received notice from a Lender or the Borrower or any other Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent or the managing Agent receives such a notice, the Administrative Agent or the Managing Agent, as the case may be, shall give prompt notice thereof to the Lenders. The Administrative Agent or the Managing Agent, as the case may be, shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Administrative Agent or the Managing Agent, as the case may be, shall have received such directions, the Administrative Agent or the Managing Agent, as the case may be, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as shall be both (x) consistent with the terms and provisions of the Credit Documents (including, without limitation, the terms and provisions of section 12.12 hereof governing changes, waivers, discharges and terminations) and (y) deemed advisable by it as being in the best interests of the Lenders.

          11.6. Non-Reliance. Each Lender expressly acknowledges that neither the Administrative Agent nor the Managing Agent, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Administrative Agent or the Managing Agent, as the case may be, hereinafter taken, including any review of the affairs of the Borrower or other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Managing Agent to any Lender. Each Lender represents to the Administrative Agent and the Managing Agent that it has, independently and without reliance upon the Administrative Agent or the Managing Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and the other Credit Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or the Managing Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and the other Credit Parties. Neither the Administrative Agent nor the Managing Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower or any other Credit Party which may come into the possession of the Administrative Agent or the Managing Agent, as the case may be, or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates, other than the copies of certificates, financial statements and documents provided by or on behalf of the Parent or the Borrower pursuant to the provisions of the Credit Documents which are intended for the Lenders generally and as to which the Administrative Agent or the Managing Agent, as the case may be, is specifically required to provide copies thereof to the Lenders, and in any such case the Administrative Agent or the Managing Agent, as the case may be, shall promptly so provide the Lenders with such copies.

          11.7. Indemnification. The Lenders agree to indemnify the Administrative Agent and the Managing Agent in their respective capacities as such ratably according to their respective Loans and unutilized Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent or the Managing Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent or the Managing Agent, as the case may be, under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower or another Credit Party, provided that no Lender shall be liable to the Administrative Agent or the Managing Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent's or the Managing Agent's, as the case may be, gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent or the Managing Agent for any purpose shall, in the opinion of the Administrative Agent or the Managing Agent, as the case may be, be insufficient or become impaired, the Administrative Agent or the Managing Agent, as the case may be, may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this section 11.7 shall survive the payment of all Obligations.

          11.8. The Agents in Their Individual Capacity. The Administrative Agent and the Managing Agent and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, the other Credit Parties and their Affiliates as though not acting as Administrative Agent or Managing Agent, as the case may be, hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent and the Managing Agent shall each have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent or the Managing Agent, as the case may be, and the terms "Lender" and "Lenders" shall include the Administrative Agent and the Managing Agent in their respective individual capacities.

          11.9. Successor Agents. The Administrative Agent and the Managing Agent may each resign as the Administrative Agent or the Managing Agent, as the case may be, upon 20 days' notice to the Lenders and the Borrower. The Required Lenders shall appoint from among the Lenders a successor Administrative Agent or Managing Agent, as the case may be, for the Lenders subject to prior approval by the Borrower (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent or the Managing Agent, as the case may be, and the term "Administrative Agent" or "Managing Agent", as the case may be, shall include such successor agent effective upon its appointment, and the resigning Administrative Agent's or Managing Agent's, as the case may be, rights, powers and duties as the Administrative Agent or the Managing Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Managing Agent, as the case may be, or any of the parties to this Agreement. After the retiring Administrative Agent's or Managing Agent's, as the case may be, resignation hereunder as the Administrative Agent or as the Managing Agent, as the case may be, the provisions of this section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or the Managing Agent, as the case may be, under this Agreement.

          11.10. Other Agents. The above provisions of this section 11 shall inure to the benefit of the Documentation Agent as fully as if the Documentation Agent were the Administrative Agent hereunder. Any Lender identified herein as a Co-Agent, Syndication Agent or any other corresponding title, other than "Administrative Agent", "Managing Agent", "Collateral Agent" or "Documentation Agent", shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Credit Document except those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.

          SECTION 12. MISCELLANEOUS.

          12.1. Payment of Expenses etc. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Managing Agent and the Documentation Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, in accordance with the proposal letter dated July 16, 1996 of such firm) and of the Administrative Agent and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Lenders); (ii) in the event (x) that any of the Mortgages are foreclosed in whole or in part or that any of the Mortgages are put into the hands of an attorney for collection, suit, action or foreclosure, (y) of the foreclosure of any mortgage prior to or subsequent to any of the Mortgages in which proceeding the Collateral Agent is made a party, or (z) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of the Borrower or any of its Subsidiaries, pay all costs of collection and defense, including reasonable attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes; (iii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iv) indemnify each Lender, its officers, directors, employees, representatives and agents (collectively, the "Indemnitees") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (a) any interest in any Real Property (other than as permitted hereunder and/or under the other Credit Documents) is claimed by any other person, (b) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the Transaction or the consummation of any transactions contemplated in any Credit Document, or (c) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower or any of its Subsidiaries or any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the person to be indemnified or of any other Indemnitee who is such person or an Affiliate of such person). To the extent that the undertaking to indemnify, pay or hold harmless any person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          12.2. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations the Borrower purchased by such Lender pursuant to section 12.4(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          12.3. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Borrower, at 3300 Providian, 400 West Market Street, Louisville, Kentucky 40202, attention: Chief Financial Officer (facsimile: (502) 596-4160); if to any Lender at its address specified for such Lender on Annex I hereto; if to the Administrative Agent, at its Notice Address; if to the Managing Agent, to PNC Bank, Kentucky, Inc. at 500 West Jefferson Street, Louisville, Kentucky 40202,
Attention: Todd Munson, Vice President, Mail Stop: K1-KHDQ-08-03 (telephone:
(502) 581-4734; facsimile: (502) 581-2302); or at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

          12.4. Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that no Credit Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to another financial institution, provided that in the case of any such participation, (i) the participant shall not have any rights under this Agreement or any of the other Credit Documents, including rights of consent, approval or waiver (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto), (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Lender shall remain the holder of any Note for all purposes of this Agreement and (v) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of sections 1.10, 1.11 and 4.4 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and, provided further, that no Lender shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of the Loans in which such participant is participating (it being understood that any waiver of the making of, or the application of any amortization payment or other prepayment or the method of any application of any prepayment to the amortization of the Loans shall not constitute an extension of the final maturity date thereof), or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of any mandatory prepayment or a mandatory reduction in the Total Commitment, or a mandatory prepayment, shall not constitute a change in the terms of any Commitment), (y) release all or substantially all of the Collateral (in each case except as expressly provided in the Credit Documents) or (z) consent to the assignment or transfer by the Parent and/or the Borrower of any of its rights and obligations under this the Parent Guaranty and this Agreement.

          (b) Notwithstanding the foregoing, (x) any Lender may assign all or a portion of its Loans and/or Commitment, and its rights and obligations hereunder to another Lender that is not a Defaulting Lender or to an Affiliate of such Lender which is a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), and (y) any Lender may assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of its Loans and/or Commitment and its rights and obligations hereunder, to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment Agreement, provided that, (i) at such time Annex I shall be deemed modified to reflect the Commitment of such new Lender and of the existing Lenders, (ii) upon surrender of the old Notes, new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of section 1.5 (with appropriate modifications) to the extent needed to reflect the revised Commitments, (iii) in the case of clause (y) only, the consent of the Administrative Agent and each Letter of Credit Issuer shall be required in connection with any such assignment (which consent shall not be unreasonably withheld or delayed), and (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $2,000 and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on a register maintained by it. To the extent of any assignment pursuant to this section 12.4(b) the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this section 12.4(b) to a person which is not already a Lender hereunder and which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a section 4.4(b)(ii) Certificate) described in section 4.4(b). To the extent that an assignment of all or any portion of a Lender's Commitment and related outstanding Obligations pursuant to this section 12.4(b) would, at the time of such assignment, result in increased costs under section
1.10 from those being charged by the respective assigning bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to any other increased costs of the type described above resulting from changes after the date of the respective assignment). Nothing in this section 12.4(b) shall prevent or prohibit any Lender from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

          (c) Notwithstanding any other provisions of this section 12.4, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

          (d) Each Lender initially party to this Agreement hereby represents, and each person that became a Lender pursuant to an assignment permitted by this section 12.4 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that subject to the preceding sections 12.4(a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

          (e) The Administrative Agent shall maintain at its Notice Office a copy of each Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          12.5. No Waiver: Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

          12.6. Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived in writing its right to receive its pro rata share thereof) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received. As to any such payment received by the Administrative Agent prior to 1:00 P.M. (local time at the Payment Office) in funds which are immediately available on such day, the Administrative Agent will use all reasonable efforts to distribute such payment in immediately available funds on the same day to the Lenders as aforesaid.

          (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          12.7. Calculations: Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); provided, that except as otherwise specifically provided herein, all computations determining compliance with sections 4.2 and 8, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 1995 financial statements delivered to the Lenders pursuant to section 6.8(b), but shall not give effect to purchase accounting adjustments required or permitted by APB 16 (including non-cash write-ups and non-cash charges relating to inventory and fixed assets, in each case arising in connection with the Transaction) and APB 17 (including non-cash charges relating to intangibles and goodwill arising in connection with the Transactions).

          (b) All computations of interest on Base Rate Loans hereunder and all computations of Commitment Commission hereunder shall be made on the actual number of days elapsed over a year of 365 or 366 days, as applicable, and all computations of interest on Eurodollar Loans, Letter of Credit Fees and other Fees (other than Commitment Commission) hereunder shall be made on the actual number of days elapsed over a year of 360 days.

          12.8. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF KENTUCKY, EXCEPT THAT THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE MORTGAGES SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE REAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE COMMONWEALTH OF KENTUCKY SHALL GOVERN THE VALIDITY AND ENFORCEABILITY OF ALL CREDIT DOCUMENTS, INCLUDING ALL MORTGAGES, AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF KENTUCKY GOVERNS THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, EXCEPT TO THE EXTENT AFORESAID WITH RESPECT TO THE LIENS CREATED BY THE MORTGAGES. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the Jefferson Circuit Court, Louisville, Kentucky, or of the United States for the Western District of Kentucky, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notices pursuant to section 12.3, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

          (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in section 12.8(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

          12.9. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

          12.10. Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it.

          12.11. Headings Descriptive. The headings of the several sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          12.12. Amendment or Waiver. Neither this Agreement nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) affected thereby, (i) extend the final maturity date applicable to a Loan or a Commitment (it being understood that any waiver of the making of, or application of any prepayment of or the method of application of any amortization payment or other prepayment to, the amortization of, the Loans shall not constitute an extension of such final maturity thereof), reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof, or increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of any mandatory prepayment or a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of any Lender), (ii) release all or substantially all of the Collateral (in each case except as expressly provided in the Credit Documents), (iii) release any Guarantor from its Guaranty, except in strict compliance with the provisions thereof, (iv) change the definition of the term "Change of Control", (v) amend, modify or waive any provision of this section 12.12, or section 11.7, 12.1, 12.4, 12.6 or 12.7(b), (vi) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders, or (vii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. No provision of section 2 or 11 may be amended without the consent of (x) any Letter of Credit Issuer adversely affected thereby or (y) the Administrative Agent, respectively.

          12.13. Survival. All indemnities set forth herein including, without limitation, in section 1.10, 1.11, 2.5, 4.4, 11.7 or 12.1 shall survive the execution and delivery of this Agreement and the making and repayment of Loans.

          12.14. Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, provided that the Borrower shall not be responsible for costs arising under section 1.10 or 4.4 resulting from any such transfer (other than a transfer pursuant to section 1.12) to the extent not otherwise applicable to such Lender prior to such transfer.

          12.15. Confidentiality. Subject to section 12.4, the Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loans or Commitment or participation therein (provided that each such prospective transferee and/or participant shall execute an agreement for the benefit of the Borrower with such prospective transferor Lender containing provisions substantially identical to those contained in this section 12.15), to its auditors, attorneys or as required or requested by any governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided further that in no event shall any Lender be obligated or required to return any materials furnished by or on behalf of the Borrower or any other Credit Party. The Borrower hereby agrees that the failure of a Lender to comply with the provisions of this section 12.15 shall not relieve the Borrower of any of the obligations to such Lender under this Agreement and the other Credit Documents.

          12.16. Lender Register. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this section 12.16, to maintain a register (the "Lender Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to section 12.4(b). The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this section 12.16.

          12.17. Limitations on Liability of the Letter of Credit Issuers. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit. Neither any Letter of Credit Issuer nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by a Letter of Credit Issuer against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that such Borrower shall have a claim against a Letter of Credit Issuer, and a Letter of Credit Issuer shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower which the Borrower proves were caused by (i) such Letter of Credit Issuer's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (ii) such Letter of Credit Issuer's willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, a Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation.

          12.18. General Limitation of Liability. No claim may be made by the Borrower, any Lender, the Administrative Agent, the Documentation Agent, any Letter of Credit Issuer or any other person against the Administrative Agent, the Documentation Agent, any Letter of Credit Issuer, or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Credit Documents, or any act, omission or event occurring in connection therewith; and each of the Borrower, each Lender, the Administrative Agent and each Letter of Credit Issuer hereby waives, releases and agrees not to sue or counterclaim upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          12.19. No Duty. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such person may act) retained by the Administrative Agent, the Documentation Agent or any Lender with respect to the transactions contemplated by the Credit Documents shall have the right to act exclusively in the interest of the Administrative Agent, the Documentation Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, to any of the other Credit Parties, to any of their Subsidiaries, or to any other person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation.

          12.20. Lenders and Agent Not Fiduciary to Credit Parties, etc. The relationship among the Credit Parties and their Subsidiaries, on the one hand, and the Administrative Agent, the Documentation Agent, each Letter of Credit Issuer and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent, the Documentation Agent, each Letter of Credit Issuer and the Lenders have no fiduciary or other special relationship with the Credit Parties and their Subsidiaries, and no term or provision of any Credit Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

          12.21. Survival of Representations and Warranties. All representations and warranties herein shall survive the making of Loans and the issuance of Letters of Credit hereunder, the execution and delivery of this Agreement, the Notes and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf. All statements contained in any certificate or other document delivered to the Administrative Agent or any Lender or any holder of any Notes by or on behalf of the Borrower or any other Credit Party pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Administrative Agent or any Lender.

          12.22. Limitation on Enforcement of Guaranties and Security Documents. The Lenders agree that the Parent Guaranty, the Subsidiary Guaranty and the Security Documents may be enforced by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders and that no Lender shall have any right individually to seek to enforce or to enforce the Parent Guaranty, the Subsidiary Guaranty or any Security Document or to realize upon the security to be granted by any Security Document, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent for the benefit of the Lenders (and any Interest Rate Creditors, as such term is respectively defined in the Parent Guaranty, the Subsidiary Guaranty and the Security Documents) upon the terms of this Agreement, the Parent Guaranty, the Subsidiary Guaranty and any Security Document.



               [The balance of this page is intentionally blank.]

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


                                  ATRIA COMMUNITIES, INC.



                                  By:  /s/ J. Timothy Wesley
                                      ----------------------------
                                        Chief Financial Officer and
                                        Vice President of Development



                                  PNC BANK, NATIONAL ASSOCIATION,
                                        individually as a Letter of Credit
                                        Issuer and as Administrative Agent



                                  By:  /s/ Edward J. Weisto
                                      ----------------------------
                                        Vice President



                                  NATIONAL CITY BANK OF KENTUCKY,
                                        individually and as
                                        Documentation Agent



                                  By:  /s/ Deroy Scott
                                      ----------------------------
                                        Vice President


                                  PNC BANK, KENTUCKY, INC.,
                                        individually and as Managing Agent



                                  By:  /s/ Todd T. Munson
                                      ----------------------------
                                        Vice President



                                  THE TORONTO-DOMINION BANK,
                                        New York Agency



                                  By:  /s/ Warren Finlay
                                      ----------------------------
                                        Vice President

                                  BANK ONE, KENTUCKY, NA



                                  By:  /s/ Dennis P. Heishman
                                      ----------------------------
                                        Vice President



                                  NATIONSBANK, N.A.



                                  By:  /s/ S. Walter Choppin
                                      ----------------------------
                                        Vice President



                                  FLEET NATIONAL BANK



                                  By:  /s/ Ginger Stolzenthaler
                                      ----------------------------
                                        Vice President




                                  THE BANK OF NEW YORK



                                  By:  /s/ Douglas Ober
                                      ----------------------------
                                        Vice President




                                  THE CHASE MANHATTAN BANK



                                  By:  /s/ Dawn Lee-Lum
                                      ----------------------------
                                        Vice President

                                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK



                                  By:  /s/ Diana H. Imhof
                                      ----------------------------
                                        Vice President




                                  AMSOUTH BANK OF ALABAMA



                                  By:  /s/ Timothy J. Vardaman
                                      ----------------------------
                                        Vice President





                                  U. S. BANK OF WASHINGTON,
                                          NATIONAL ASSOCIATION



                                  By:  /s/ Arnold J. Conrad
                                      ----------------------------
                                        Vice President




                                  FIRST AMERICAN NATIONAL BANK



                                  By:  /s/ Wallace Carter III
                                      ----------------------------
                                        Vice President

                                    ANNEX I

                           INFORMATION AS TO LENDERS

====================================================================================================================

- --------------------------------------------------------------------------------------------------------------------
   Name of Lender         Commitment               Domestic Lending Office             Eurodollar Lending Office
PNC Bank, National     No Commitment;     PNC Bank, National Association           PNC Bank, National Association
Association            Letter of Credit   One PNC Plaza                            One PNC Plaza
                       Issuer and         Fifth Avenue and Wood Street             Fifth Avenue and Wood Street
                       Administrative     Pittsburgh, Pennsylvania 15265           Pittsburgh, Pennsylvania 15265
                       Agent only
                                          Contacts/Notification Methods:
                                          C. David Cook
                                          Senior Vice President
                                          PNC Bank, National Association
                                          249 Fifth Avenue
                                          Pittsburgh, Pennsylvania 15222-2707
                                          Mail Stop: P1-POPP-06-3
                                          Telephone: (412) 762-2217
                                          Facsimile: (412) 762-2784

                                          Edward J. Weisto
                                          Assistant Vice President
                                          PNC Bank, National Association
                                          249 Fifth Avenue
                                          Pittsburgh, Pennsylvania 15222-2707
                                          Mail Stop: P1-POPP-05-3
                                          Telephone: (412) 762-8358
                                          Facsimile: (412) 762-2784

                                          Contact to Arrange all Borrowings
                                          from the Lenders and Prepayments
                                          to the Lenders:
                                          Arlene Ohler
                                          Vice President
                                          4th Floor Annex
                                          PNC Bank, National Association
                                          249 Fifth Avenue
                                          Pittsburgh, Pennsylvania 15222-2707
                                          Telephone: (412) 762-3627
                                          Facsimile: (412) 762-8672

                                          Letter of Credit Notification:
                                          Mary Ann McCarthy
                                          Letter of Credit Officer
                                          PNC Bank, National Association
                                          One PNC Plaza
                                          Fifth Avenue and Wood Street
                                          Pittsburgh, Pennsylvania 15265
                                          Telephone: (412) 762-2798

                                          Payment Instructions
                                          for Payments to the
                                          Administrative Agent:

                                          PNC Bank, Louisville

                                          ABA # 083 000 108
                                          Credit: Commercial Loan Operations
                                          Ref.: Atria Communities, Inc.

====================================================================================================================

- --------------------------------------------------------------------------------------------------------------------
   Name of Lender         Commitment               Domestic Lending Office             Eurodollar Lending Office
National City Bank        $25,000,000     National City Bank of Kentucky           National City Bank of Kentucky
of Kentucky                               101 South Fifth Street                   101 South Fifth Street
                                          Louisville Regional Division--8th Floor  Louisville Regional
                                          Louisville, Kentucky 40202               Division--8th Floor
                                                                                   Louisville, Kentucky 40202
                                          Contacts/ Notification Methods:

                                          Deroy Scott
                                          Vice President
                                          Telephone: (502) 581-7821
                                          Facsimile: (502) 581-4424

                                          Chuck Denney
                                          Vice President
                                          Telephone: (502) 581-4212
                                          Facsimile: (502) 581-4424

                                          Contact for Borrowings, Payments, etc.:

                                          Sandy Elmore
                                          Commercial Loan Operations
                                          14th Floor
                                          Telephone: (502) 581-5637
                                          Facsimile: (502) 581-4079

                                          Letter of Credit Notification:

                                          Dawn Norris
                                          International Division
                                          7th Floor
                                          Telephone: (502) 581-4386
                                          Facsimile: (502) 581-7925


                                          Wiring Information:

                                          ABA # 0830-0005-6

                                          Commercial Loan Operations:
                                          Account No. 151-804

                                          Letter of Credit Division:
                                          Account No.: GL # 29930

                                          re: Atria Communities, Inc.

====================================================================================================================
   Name of Lender         Commitment               Domestic Lending Office             Eurodollar Lending Office
- --------------------------------------------------------------------------------------------------------------------
PNC Bank, Kentucky,       $25,000,000     PNC Bank, Kentucky, Inc.                 PNC Bank, Kentucky, Inc.
Inc.                                      500 West Jefferson Street                500 West Jefferson Street
                                          Louisville, Kentucky 40202               Louisville, Kentucky 40202


                                          Notices/Primary Contacts:

                                          Michael Vairin
                                          Senior Vice President
                                          Mail Stop: K1-KHDQ-08-03
                                          Direct Dial: (502) 581-7178
                                          Facsimile: (502) 581-2302

                                          Todd Munson
                                          Vice President
                                          Mail Stop: K1-KHDQ-08-03
                                          Direct Dial: (502) 581-4734
                                          Facsimile: (502) 581-2302

                                          Contact for Borrowings, Payments, etc.:
                                          Todd Munson
                                          Vice President
                                          Mail Stop: K1-KHDQ-08-03
                                          Direct Dial: (502) 581-4734
                                          Facsimile: (502) 581-2302

                                          0r the Commercial Loan Operations
                                          Department


                                          Wiring Information:

                                          ABA # 083-000-108
                                          Ref.: Atria Communities, Inc.
- --------------------------------------------------------------------------------------------------------------------

====================================================================================================================

- --------------------------------------------------------------------------------------------------------------------
   Name of Lender         Commitment               Domestic Lending Office             Eurodollar Lending Office
The Toronto-Dominion      $25,000,000     The Toronto-Dominion Bank, New York      The Toronto-Dominion Bank, New
Bank, New York Agency                     Agency                                   York Agency
                                          31 West 52nd Street                      31 West 52nd Street
                                          New York, New York 10019-6101            New York, New York 10019-6101

                                          Notices:
                                          Toronto Dominion (Texas), Inc.
                                          909 Fannin Street, 17th Floor
                                          Houston, Texas 77010

                                          Attn.: Jimmy Simien
                                          Assistant Manager, Credit
                                          Administration
                                          Direct Dial: (713) 653-8259
                                          Facsimile: (713) 951-9921
                                          Main Tel. No.: (713) 653-8200
                                          Swift Address: TDOMUS4H

                                          with a copy to:

                                          The Toronto-Dominion Bank, New York
                                          Agency
                                          31 West 52nd Street
                                          New York, New York 10019-6101
                                          Attention: Sara S. Tirner,
                                          Director Health Care Finance

                                          Facsimile: (212) 974-0396

                                          Primary Contacts:
                                             Credit Contact:
                                          Sara S. Tirner,
                                          Director Health Care Finance
                                          The Toronto-Dominion Bank, New York
                                          Agency
                                          31 West 52nd Street
                                          New York, New York 10019-6101
                                          Telephone: (212) 468-0746
                                          Facsimile: (212) 974-0396

                                             Operations Contact:
                                          Toronto Dominion (Texas), Inc.
                                          909 Fannin Street, 17th Floor
                                          Houston, Texas 77010

                                          Attn.: Jimmy Simien
                                          Assistant Manager, Credit
                                          Administration
                                          Direct Dial: (713) 653-8259
                                          Facsimile: (713) 951-9921
                                          Main Tel. No.: (713) 653-8200
                                          Swift Address: TDOMUS4H

                                          Contact for Borrowings, Payments, etc.:
                                          [see Operations Contact above]

                                          Wiring Information:
                                          Toronto-Dominion Bank-New York
                                          ABA # 026003243
                                          Credit: Acct. #2159251
                                          Favor: TD Houston
                                          Re: Atria Communities, Inc.

====================================================================================================================
   Name of Lender         Commitment               Domestic Lending Office             Eurodollar Lending Office
- --------------------------------------------------------------------------------------------------------------------
Bank One, Kentucky,                       Bank One, Kentucky, NA                   Bank One, Kentucky, NA
NA                        $25,000,000     416 West Jefferson Street                416 West Jefferson Street
                                          Louisville, Kentucky 40202               Louisville, Kentucky 40202


                                          Notices:

                                          Bank One, Kentucky, NA
                                          416 West Jefferson Street
                                          Louisville, Kentucky 40202
                                          Attention:  Dennis Heishman
                                          Senior Vice President


                                          Primary Contact:

                                          Dennis Heishman
                                          Senior Vice President
                                          Bank One, Kentucky, NA
                                          2nd Floor
                                          416 West Jefferson Street
                                          Louisville, Kentucky 40202

                                          Telephone: (502) 566-2018
                                          Facsimile: (502) 566-2367

                                          Secondary Contact:

                                          David M. Bryant
                                          Associate Relationship Manager
                                          Bank One, Kentucky, NA
                                          2nd Floor
                                          416 West Jefferson Street
                                          Louisville, Kentucky 40202

                                          Telephone: (502) 566-4844
                                          Facsimile: (502) 566-2367


                                          Contact for Borrowings, Payments, etc.:

                                          Cathy P. Harris
                                          Corporate Banking Representative
                                          Bank One, Kentucky, NA
                                          2nd Floor
                                          416 West Jefferson Street
                                          Louisville, Kentucky 40202

                                          Telephone: (502) 566-8146
                                          Facsimile: (502) 566-2367



                                          Wiring Information:

                                          ABA # 083-000-137
                                          GL #151010 Center 2000
                                          Ref.: Commercial Loan Operations
                                          Account of Atria Communities, Inc.
- --------------------------------------------------------------------------------------------------------------------

====================================================================================================================
   Name of Lender         Commitment               Domestic Lending Office             Eurodollar Lending Office
- --------------------------------------------------------------------------------------------------------------------
NationsBank, N.A.         $20,000,000     NationsBank, N.A.                        NationsBank, N.A.
                                          100 North Tryon Street                   100 North Tryon Street
                                          Charlotte, North Carolina 28255          Charlotte, North Carolina 28255

                                          Notices:

                                          NationsBank
                                          One NationsBank Plaza
                                          Fifth Floor
                                          Nashville, Tennessee 37239-1697

                                          Attention:

                                          S. Walter Choppin
                                          Senior Vice President
                                          Telephone: (615) 749-3023
                                          Facsimile: (615) 749-4640

                                          with a copy to the Secondary Contact
                                          indicated below

                                          Primary Contact:

                                          S. Walter Choppin
                                          Senior Vice President
                                          NationsBank
                                          One NationsBank Plaza
                                          Fifth Floor
                                          Nashville, Tennessee 37239-1697

                                          Telephone: (615) 749-3023
                                          Facsimile: (615) 749-4640

                                          Secondary Contact:

                                          Alan B. Gardner
                                          Senior Vice President
                                          NationsBank, N.A.
                                          100 North Tryon Street
                                          Charlotte, North Carolina 28255


                                          Telephone: (704) 388-6005
                                          Facsimile: (704) 388-6007


                                          Contact for Borrowings, Payments, etc.:

                                          Jacquette Banks
                                          NationsBank, N.A.
                                          100 North Tryon Street
                                          NC 1-001-15-05
                                          Charlotte, North Carolina 28255

                                          Telephone: (704) 388-1111
                                          Facsimile: (704) 386-8694

                                          Wiring Information:

                                          NationsBank, N.A.
                                          ABA # 053 000 196
                                          Corporate Credit Services
                                          A/C No.: 136621-22506
                                          Ref.: Atria Communities, Inc.
- --------------------------------------------------------------------------------------------------------------------

====================================================================================================================
   Name of Lender         Commitment               Domestic Lending Office             Eurodollar Lending Office
- --------------------------------------------------------------------------------------------------------------------
Fleet National Bank       $20,000,000     Fleet National Bank                      Fleet National Bank
                                          Fleet Center                             Fleet Center
                                          75 State Street                          75 State Street
                                          Boston, Massachusetts 02109-1810         Boston, Massachusetts 02109-1810

                                          Notices:

                                          Fleet National Bank
                                          Fleet Center
                                          75 State Street
                                          Boston, Massachusetts 02109-1810

                                          Attention:

                                          Ginger Stolzenthaler
                                          Vice President
                                          Mail Stop: MA BO FO4A
                                          Telephone: (617) 346-1647
                                          Facsimile: (617) 346-1634

                                          Primary Contact:
                                          Ginger Stolzenthaler
                                          Vice President
                                          Mail Stop: MA BO FO4A
                                          Telephone: (617) 346-1647
                                          Facsimile: (617) 346-1634

                                          Secondary Contact:
                                          Richard Mynahan
                                          Mail Stop: MA BO FO4A
                                          Telephone: (617) 346-1575
                                          Facsimile: (617) 346-1634


                                          Contact for Borrowings, Payments, etc.:
                                          Cassie Carlan
                                          Mail Stop: MA BO FO4A
                                          Telephone: (617) 346-1635
                                          Facsimile: (617) 346-1634


                                          Wiring Information:

                                          ABA # 011-000-138
                                          Incoming Wire
                                          Account No. 151035103145
                                          Ref.: Atria Communities, Inc.
- --------------------------------------------------------------------------------------------------------------------

====================================================================================================================
   Name of Lender         Commitment               Domestic Lending Office             Eurodollar Lending Office
- --------------------------------------------------------------------------------------------------------------------
The Bank of                               The Bank of New York                     The Bank of New York
New York                  $10,000,000     One Wall Street                          One Wall Street
                                          22nd Floor                               22nd Floor
                                          New York, New York 10286                 New York, New York 10286

                                          Notices:

                                          The Bank of New York
                                          One Wall Street
                                          Midwest Division, 22nd Floor
                                          New York, New York 10286
                                          Attention:Gail Kurz
                                          Assistant Treasurer

                                          Telephone: (212) 635-7842
                                          Facsimile: (212) 635-6434

                                          Primary Contact:
                                          Gail Kurz
                                          Assistant Treasurer

                                          Telephone: (212) 635-7842
                                          Facsimile: (212) 635-6434

                                          Secondary Contact:
                                          Douglas Oher
                                          Telephone: (212) 635-1330
                                          Facsimile: (212) 635-6434

                                          Contact for Borrowings, Payments, etc.:

                                          Janeth Lopez
                                          The Bank of New York
                                          One Wall Street
                                          Corporate Administration, 22nd Floor
                                          New York, New York 10286
                                          Telephone: (212) 635-6761
                                          Facsimile: (212) 635-6397

                                          Wiring Information:

                                          The Bank of New York
                                          ABA # 021000018
                                          Account Name: Commercial Loans
                                          A/C No.: GLA 111556
                                          Attn.: Lorna Alleyne
                                          Ref.: Atria Communities, Inc.
- --------------------------------------------------------------------------------------------------------------------

====================================================================================================================
   Name of Lender         Commitment               Domestic Lending Office             Eurodollar Lending Office
- --------------------------------------------------------------------------------------------------------------------
The Chase Manhattan                       The Chase Manhattan Bank                 The Chase Manhattan Bank
Bank                      $10,000,000     270 Park Avenue                          270 Park Avenue
                                          New York, New York 10017                 New York, New York 10017

                                          Notices:
                                          The Chase Manhattan Bank
                                          270 Park Avenue
                                          New York, New York 10017
                                          Attn.: Carol Burt

                                          Telephone: (212) 270-7684
                                          Facsimile: (212) 270-3279

                                          Primary Contact:
                                          Carol Burt
                                          The Chase Manhattan Bank
                                          270 Park Avenue
                                          New York, New York 10017
                                          Telephone: (212) 270-7684
                                          Facsimile: (212) 270-3279

                                          Secondary Contact:
                                          Dawn Lee-Lum
                                          The Chase Manhattan Bank
                                          270 Park Avenue
                                          New York, New York 10017
                                          Telephone: (212) 270-2472
                                          Facsimile: (212) 270-3279

                                          Contact for Borrowings, Payments, etc.:

                                          Renee Pierre Louis
                                          The Chase Manhattan Bank
                                          140 East 45th Street
                                          New York, New York 10017
                                          Telephone: (212) 622-1442
                                          Facsimile: (212) 622-0002

                                          Wiring Information:

                                          ABA # 021000021
                                          Attn.: Loan Dep't./John Knapp
                                          Ref.: Atria Communities, Inc.
- --------------------------------------------------------------------------------------------------------------------

====================================================================================================================
   Name of Lender         Commitment               Domestic Lending Office             Eurodollar Lending Office
- --------------------------------------------------------------------------------------------------------------------
Morgan Guaranty                           Morgan Guaranty Trust Company of New     Morgan Guaranty Trust Company
Trust Company of New      $10,000,000     York                                     of New York
York                                      60 Wall Street                           60 Wall Street
                                          New York, New York 10260-0060            New York, New York 10260-0060

                                          Notices:
                                          Morgan Guaranty Trust Company of New
                                          York
                                          60 Wall Street
                                          New York, New York 10260-0060
                                          Attention:  Diana H. Imhof
                                          Vice President

                                          Telephone: (212) 648-6498
                                          Facsimile: (212) 648-5018

                                          Primary Contact:

                                          Diana H. Imhof
                                          Vice President
                                          Morgan Guaranty Trust Company of New
                                          York
                                          60 Wall Street
                                          New York, New York 10260-0060

                                          Telephone: (212) 648-6498
                                          Facsimile: (212) 648-5018

                                          Secondary Contact:

                                          Robert M. Osieski
                                          Vice President
                                          Morgan Guaranty Trust Company of New
                                          York
                                          60 Wall Street
                                          New York, New York 10260-0060

                                          Telephone: (212) 648-7173
                                          Facsimile: (212) 648-5018

                                          Contact for Borrowings, Payments, etc.:

                                          Jeannie Mattson
                                          Associate
                                          J. P. Morgan Services, Inc.
                                          500 Stanton Christiana Road
                                          Newark, Delaware 19713

                                          Telephone: (302) 634-1938
                                          Facsimile: (302) 634-1092

                                          Wiring Information:

                                          Morgan Guaranty Trust Company of New
                                          York
                                          ABA # 021 000 238
                                          Attn.: Loan Dep't.
                                          A/C No.: 999-99-090
- ---------------------------------------------------------------------------------------------------------------------
                                          Ref.: Atria Communities, Inc.

   Name of Lender         Commitment               Domestic Lending Office             Eurodollar Lending Office
- --------------------------------------------------------------------------------------------------------------------
AmSouth Bank of           $10,000,000     AmSouth Bank of Alabama                  AmSouth Bank of Alabama
Alabama                                   1900 Fifth Avenue North                  1900 Fifth Avenue North
                                          Sonat 7th Floor                          Sonat 7th Floor
                                          Birmingham, Alabama 35203                Birmingham, Alabama 35203


                                          Notices:
                                          AmSouth Bank of Alabama
                                          1900 Fifth Avenue North
                                          Sonat 7th Floor
                                          Birmingham, Alabama 35203
                                          Attn.: Timothy L. Vardaman
                                          Commercial Banking Officer

                                          Telephone: (205) 801-0358
                                          Facsimile: (205) 326-4790


                                          Primary Contact:
                                          Timothy L. Vardaman
                                          Commercial Banking Officer

                                          Telephone: (205) 801-0358
                                          Facsimile: (205) 326-4790

                                          Secondary Contact:
                                          L. Mark Housel
                                          Relationship Representative
                                          Telephone: (205) 307-7278
                                          Facsimile: (205) 326-4790


                                          Contact for Borrowings, Payments, etc.:
                                          Nancy C. Parsons
                                          Commercial Banking Officer/ParaLender
                                          Telephone: (205) 326-5191
                                          Facsimile: (205) 326-4790


                                          Wiring Information:


                                          ABA # 062 000 019
                                          A/C Name: Corporate Clearing
                                          A/C No.: 0011 0245 0400 100
                                          Attn.: Healthcare Banking
- ---------------------------------------------------------------------------------------------------------------------
                                          Ref.: Atria Communities, Inc.

====================================================================================================================
   Name of Lender         Commitment               Domestic Lending Office             Eurodollar Lending Office
- --------------------------------------------------------------------------------------------------------------------
U.S. Bank of              $10,000,000     U.S. Bank of Washington, National        U.S. Bank of Washington,
Washington, National                      Association                              National Association
Association                               1420 Fifth Avenue                        1420 Fifth Avenue
                                          National Corporate Banking, 11th Floor   Loan Servicing Department, 7th
                                          Seattle, Washington 98101                Floor
                                                                                   Seattle, Washington 98101
                                          Notices:
                                          U.S. Bank of Washington, National
                                          Association
                                          National Corporate Banking, 11th Floor
                                          1420 Fifth Avenue
                                          Seattle, Washington 98101
                                          Attn.: Arnold J. Conrad
                                          Vice President
                                          Telephone: (206) 587-5236
                                          Facsimile: (206) 587-5259


                                          Primary Contact:
                                          Arnold J. Conrad
                                          Vice President
                                          Telephone: (206) 587-5236
                                          Facsimile: (206) 587-5259

                                          Secondary Contact:
                                          Isha Singh
                                          ARM (Analyst)
                                          Telephone: (206) 587-5205
                                          Facsimile: (206) 587-5259



                                          Contact for Borrowings, Payments, etc.:
                                          Lorrie Smith
                                          Commercial Note Specialist
                                          Loan Servicing Department--Notes, 7th
                                          Floor
                                          Telephone: (206) 344-4696
                                          Facsimile: (206) 340-8367



                                          Wiring Information:

                                          ABA # 125 000 105
                                          C/O Commercial Loan Department
                                          Account # 4703-1111061
                                          Attn.: Lorrie Smith
                                          Ref.: Atria Communities, Inc.
- ---------------------------------------------------------------------------------------------------------------------

====================================================================================================================
   Name of Lender         Commitment               Domestic Lending Office             Eurodollar Lending Office
- --------------------------------------------------------------------------------------------------------------------
First American            $10,000,000     First American National Bank             First American National Bank
National Bank                             First American Center                    First American Center
                                          Nashville, Tennessee 37237               Nashville, Tennessee 37237


                                          Notices:
                                          First American National Bank
                                          First American Center
                                          Nashville, Tennessee 37237
                                          Attn.: Wallace Carter III
                                          Senior Vice President
                                          Telephone: (615) 748-6972
                                          Facsimile: (615) 748-2812



                                          Primary Contact:
                                          Wallace Carter III
                                          Senior Vice President
                                          Telephone: (615) 748-6972
                                          Facsimile: (615) 748-2812

                                          Secondary Contact:
                                          Kent Wood
                                          Banking Officer
                                          Telephone: (615) 748-1490
                                          Facsimile: (615) 748-2812


                                          Contact for Borrowings, Payments, etc.:
                                          Tina Callahan
                                          Commercial Banking Representative
                                          Telephone: (615) 748-6917
                                          Facsimile: (615) 748-2812



                                          Wiring Information:

                                          ABA # 064 0000 17
                                          Wire Transfer Clearing Account
                                          A/C 0901256
                                          Attn.: Frenisa Joy
- --------------------------------------------------------------------------------------------------------------------
                                          Ref.: Atria Communities, Inc.
                             TOTAL
====================================================================================================================
                         $200,000,000

                                   ANNEX II

                        INFORMATION AS TO SUBSIDIARIES

====================================================================================================================
     Name of         Jurisdiction         Percentage of          Names and      Jurisdictions     Jurisdictions
   Subsidiary            Where          Outstanding Stock        Addresses          Where             Where
       and             Organized         or other Equity        of Minority     Qualified as       Substantial
     Type of                             Interests Owned         Holders,         a foreign          Assets
  Organization                         (Indicating whether        if Any         corporation         Located
                                          owned by the                               or
                                          Borrower or a                         other entity
                                      specified Subsidiary)
- --------------------------------------------------------------------------------------------------------------------
Lantana Partners,   Florida         100%, owned as follows:   None                              Florida
Ltd., a limited
partnership                         98% limited partnership
                                    interest owned by the
                                    Borrower

                                    1% general partnership
                                    interest owned by
                                    Twenty-Nine Hundred
                                    Associates Limited
                                    Partnership

                                    1% general partnership
                                    interest owned by
                                    Hillhaven Properties,
                                    Ltd.
- --------------------------------------------------------------------------------------------------------------------
Phillippe           Indiana         100% of Common Stock,                                       Florida
Enterprises,                        represented by 2,000
Inc., a                             shares, owned by the
corporation                         Borrower
- --------------------------------------------------------------------------------------------------------------------
Hillhaven           Oregon          100% of Common Stock,                                       Florida;
Properties, Ltd.,                   represented by 1,000                                        Washington;
a corporation                       shares, owned by the                                        Arizona;
                                    Borrower                                                    California;
                                                                                                Colorado;
                                                                                                Kansas; Utah
- --------------------------------------------------------------------------------------------------------------------

=====================================================================================================================
  Name of      Jurisdicition        Percentage of           Names and      Jurisdictions   Jurisdictions
 Subsidiary       Where           Outstanding Stock         Addresses          Where           Where
    and         Organized         or other Equity          of Minority     Qualified as     Substantial
  Type of                          Interests Owed            Holders,        a foreign         Assets
Organization                    (Indicating whether          If Any         corporation       Located
                                    owned by the                                 or
                                    Borrower or a                           other entity
                                 specified Subsidiary)
- --------------------------------------------------------------------------------------------------------------------
Castle Gardens      Colorado        100%, owned as follows:                                     Colorado
Retirement
Center, a general                   98% general partnership
partnership                         interest, owned by the
                                    Borrower

                                    2% general partnership
                                    interest owned by
                                    Hillhaven Properties,
                                    Ltd.
- --------------------------------------------------------------------------------------------------------------------
Hillcrest           Oregon          100%, owned as follows:                                     Idaho
Retirement
Center, Ltd., a                     68.6% limited
limited                             partnership interest,
partnership                         owned by the Borrower

                                    29.4% balance of LP and
                                    2% GP interests held by
                                    Fairview Living
                                    Centers, Inc., a wholly
                                    owned subsidiary of
                                    Hillhaven Properties,
                                    Ltd.
- --------------------------------------------------------------------------------------------------------------------
Sandy Retirement    Oregon          100%, owned as follows:                                     Utah
Center Limited
Partnership, a                      98% limited partnership
limited                             interest, owned by the
partnership                         Borrower

                                    2% general partnership
                                    interest owned by
                                    Hillhaven Properties,
                                    Ltd.
====================================================================================================================

====================================================================================================================
     Name of       Jurisdiction         Percentage of         Names and      Jurisdictions     Jurisdictions
   Subsidiary         Where           Outstanding Stock       Addresses          Where             Where
      and           Organized          or other Equity       of Minority      Qualified as      Substantial
    Type of                            Interest Owned          Holders,        a foreign           Assets
  Organization                      (Indicating whether        if Any          corporation        Located
                                        owned by the                               or
                                        Borrower or a                          other entity
                                    specified Subsidiary)
- --------------------------------------------------------------------------------------------------------------------
Topeka Retirement   Missouri        100%, owned as follows:                                     Kansas
Center, Ltd., a
limited                             10% limited partnership
partnership                         interest, owned by the
                                    Borrower

                                    90% general partner
                                    interest owned by
                                    Hillhaven Properties,
                                    Ltd.
- --------------------------------------------------------------------------------------------------------------------
Evergreen Woods,    Florida         100%, owned as follows:                                     Florida
Ltd., a limited
partnership                         98% limited partner
                                    interest, and 1%
                                    general partner
                                    interest owned by the
                                    Borrower

                                    Hillhaven Properties,
                                    Ltd. owns a 1% limited
                                    partnership interest
- --------------------------------------------------------------------------------------------------------------------
Fairview Living     Oregon          100% of capital stock,                                      Idaho
Centers, Inc., a                    represented by 10
corporation                         shares, owned by
                                    Hillhaven Properties,
                                    Ltd.
- --------------------------------------------------------------------------------------------------------------------
Twenty-Nine         Florida         100%, owned as follows:                                     Florida
Hundred
Associates, Ltd.,                   99% limited partner
a limited                           interest owned by the
partnership                         Borrower

                                    1% general partner
                                    interest owned by
                                    Twenty-Nine Hundred
                                    Corporation
====================================================================================================================

====================================================================================================================
     Name of       Jurisdiction         Percentage of         Names and      Jurisdictions     Jurisdictions
   Subsidiary         Where           Outstanding Stock       Addresses          Where             Where
      and           Organized          or other Equity       of Minority      Qualified as      Substantial
    Type of                            Interest Owned          Holders,        a foreign           Assets
  Organization                      (Indicating whether        if Any          corporation        Located
                                        owned by the                               or
                                        Borrower or a                          other entity
                                    specified Subsidiary)
- --------------------------------------------------------------------------------------------------------------------
Twenty-Nine         Florida         100% of capital stock,                                      Florida
Hundred                             represented by
                                                   ---
Corporation, a                      shares, owned by
corporation                         Hillhaven Properties,
                                    Ltd.
- --------------------------------------------------------------------------------------------------------------------
Woodhaven           Florida         100%, owned as follows:                                     Florida
Partners, Ltd., a
limited                             Hillhaven Properties,
partnership                         Ltd. owns a 51% GP
                                    interest

                                    The Borrower owns a 49%
                                    LP interest
- --------------------------------------------------------------------------------------------------------------------
Tucson Retirement   Arizona         100%, owned as follows:                                     Arizona
Center Limited
Partnership, a                      Hillhaven Properties,
limited                             Ltd. owns an 80% GP
partnership                         interest

                                    The Borrower owns a 20%
                                    LP interest
====================================================================================================================

                                    ANNEX III

                         DESCRIPTION OF REAL PROPERTIES


Definitions:
FHC               =        First Healthcare Corporation, a DE corporation
HPL               =        Hillhaven Properties Ltd., an OR corporation
Nationwide        =        Nationwide Care, Inc., an IN corporation
PEI               =        Phillippe Enterprises, Inc., an IN corporation


                PART I. PROPERTIES MORTGAGED ON THE CLOSING DATE

====================================================================================================================
       LOCATION                 COMMUNITY          SITE NO.       UNITS                    COMMENTS
- --------------------------------------------------------------------------------------------------------------------
Pima County, Tucson,
Arizona                  Valley Manor                 437          69      Atria will own fee simple interest by
                                                                           transfer from FHC. Mortgage to be
                                                                           granted by Atria.

- --------------------------------------------------------------------------------------------------------------------
Pima County, Tucson,
Arizona                  Villa Campana                852          141     HPL will own fee simple interest by
                                                                           transfer from FHC. Mortgage to be
                                                                           granted by HPL.

- --------------------------------------------------------------------------------------------------------------------
Hernando County,
Springhill, Florida      Evergreen Woods             7132          216     Fee simple interest held by Evergreen
                                                                           Woods, Ltd., a FL limited partnership.
                                                                           Subdivision required: nursing home will
                                                                           be transferred by EWL to Nationwide
                                                                           (not part of deal); assisted living
                                                                           facility stays in name of EWL; 1% GP
                                                                           and 98% LP interest in EWL to be
                                                                           assigned to Atria by Nationwide and 1%
                                                                           LP interest to be transferred from FHC
                                                                           to its wholly owned sub HPL; Atria will
                                                                           acquire 100% of the stock of HPL from
                                                                           FHC.  Mortgage to be granted by EWL.

- --------------------------------------------------------------------------------------------------------------------
Hernando County,
Brooksville, Florida     Heritage at Hernando        7135          57      Fee held by PEI; Atria will acquire
                                                                           100% of the stock of PEI from Vencor.
                                                                           Mortgage to be granted by PEI.
====================================================================================================================

====================================================================================================================
       LOCATION                 COMMUNITY          SITE NO.       UNITS                    COMMENTS
- --------------------------------------------------------------------------------------------------------------------
Ada County,
Boise, Idaho             Hillcrest                   7160          115     Fee simple interest held by Hillcrest
                                                                           Retirement Center, Ltd., an OR limited
                                                                           partnership; Atria will hold 68.6% LP
                                                                           interest by transfer from FHC; 29.4% LP
                                                                           interest and 2% GP interest held by
                                                                           Fairview Living Centers, Inc. of which
                                                                           HPL owns 100% of the stock; Atria will
                                                                           acquire 100% of the stock of HPL from
                                                                           FHC. Mortgage to be granted by HRCL.

- --------------------------------------------------------------------------------------------------------------------
Marion County,
Indianapolis, Indiana    Heritage at Wildwood         616          72      Atria will own fee simple interest by
                                                                           transfer from Nationwide.  Mortgage to
                                                                           be granted by Atria.

- --------------------------------------------------------------------------------------------------------------------
Jackson County,
Kansas City, Missouri    Villa Ventura                821          172     Atria will own fee simple interest by
                                                                           transfer from FHC.  Mortgage to be
                                                                           granted by Atria.

- --------------------------------------------------------------------------------------------------------------------
Pierce County,
Tacoma, Washington       Narrows
                         Glen/Laurel                 7195         142/57   Fee held by HPL; Atria will acquire
                         House                                             100% of the stock of HPL from FHC.
                                                                           Mortgage to be granted by HPL
====================================================================================================================

            PART II. OTHER PROPERTIES WHICH HAVE OUTSTANDING IRB DEBT
                        OR MAY BE SUBSEQUENTLY MORTGAGED

====================================================================================================================
       LOCATION                 COMMUNITY          SITE NO.       UNITS                    COMMENTS
- --------------------------------------------------------------------------------------------------------------------
Pima County,                                                               Fee held by Tucson Retirement Center
Tucson, Arizona          Campana Del Rio             7100          214     Limited Partnership, an AZ limited
                                                                           partnership; HPL is the 80% GP; Atria
                                                                           will acquire 100% of the stock of HPL from
                                                                           FHC; Atria owns 20% LP interest already

- --------------------------------------------------------------------------------------------------------------------
Yavapai County,                                                            Fee held by HPL; Atria will acquire
Sedona, Arizona          Kachina Point               7105          102     100% of the stock of HPL from FHC
- --------------------------------------------------------------------------------------------------------------------
San Diego County,        Courtyard at San
San Marcos, California   Marcos                      7112          212     Fee held as joint tenants per Joint
                                                                           Tenant Agreement with 65% interest held
                                                                           by HPL; Atria will acquire 100% of the
                                                                           stock of HPL from FHC (35% interest
                                                                           held by San Marcos Courtyard Ltd., a CA
                                                                           limited partnership, an unrelated
                                                                           entity). Leased to HPL w/ option to
                                                                           purchase - CHECK
- --------------------------------------------------------------------------------------------------------------------
Adams County,            Courtcastle Gardens                               Fee held by Castle Gardens Retirement
Denver, Colorado                                     7125           99     Center, a CO general partnership; Atria
                                                                           will acquire 98% GP interest in CGRCLP
                                                                           from FHC and 2% GP interest
                                                                           held by HPL will be acquired by Atria
                                                                           pursuant to acquisition of stock of HPL
                                                                           from FHC
- --------------------------------------------------------------------------------------------------------------------
Pasco County,            Woodhaven at Windsor        7137          180     Fee simple interest held by Woodhaven
Hudson, Florida          Woods                                             Partners, Ltd., a FL limited
                                                                           partnership; HPL is a 51% GP; Atria will
                                                                           acquire 100% of stock of HPL from FHC;
                                                                           Atria holds 49% LP interest
====================================================================================================================

====================================================================================================================
       LOCATION                 COMMUNITY          SITE NO.       UNITS                    COMMENTS
- --------------------------------------------------------------------------------------------------------------------
Palm Beach County,       Meridian House              7138          173     Fee simple interest held by Lantana
Lantana, Florida         Lantana                                           Partners, Ltd., a FL limited
                                                                           partnership; HPL is a 1% general partner;
                                                                           and Twenty-Nine Hundred Associates, Ltd, a
                                                                           FL limited partnership is also a 1%
                                                                           general partner; Atria will acquire 100%
                                                                           of stock of HPL from FHC; Vencor holds 98%
                                                                           LP interest in Lantana Partners, Ltd. and
                                                                           will transfer that interest to the
                                                                           Borrower; FHC holds 99% LP interest in
                                                                           Twenty-Nine Hundred Associates, Ltd. and
                                                                           will transfer that interest to Atria; HPL
                                                                           owns all of the stock of Twenty-Nine
                                                                           Hundred Corporation which, in turn, owns a
                                                                           1% GP interest in Twenty-Nine Hundred
                                                                           Associates, Ltd.
- --------------------------------------------------------------------------------------------------------------------
Shawnee County,          Hearthstone                 7165          155     Fee held by The City of Topeka;
Topeka, Kansas                                                             leasehold interest held by Topeka
                                                                           Retirement Center, Ltd., a MO limited
                                                                           partnership; 10% LP interest in TRCL held
                                                                           by FHC (to be assigned to Atria) and 90%
                                                                           GP interest held by HPL; Atria will
                                                                           acquire 100% of the stock of HPL from FHC.
- --------------------------------------------------------------------------------------------------------------------
Salt Lake County,        Crosslands                  7185          120     Fee held by Sandy Retirement Center
Sandy, Utah                                                                Limited Partnership, an OR limited
                                                                           partnership, (also an assumed business
                                                                           name of HPL in UT); FHC is the 98% limited
                                                                           partner of SRCLP; and HPL is the 2%
                                                                           general partner; Atria will acquire 98% LP
                                                                           interest in TSCL from FHC by assignment of
                                                                           partners interest and 2% GP interest by
                                                                           acquisition of stock of HPL from FHC
====================================================================================================================

                         PART III.  LEASED PROPERTIES


- --------------------------------------------------------------------------------------------------------------------
       LOCATION                 COMMUNITY          SITE NO.       UNITS                    COMMENTS
- --------------------------------------------------------------------------------------------------------------------
Newark, Ohio             McMillen Center             238           80      Leasehold Mortgage may be given after
                                                                           the Closing Date
- --------------------------------------------------------------------------------------------------------------------


                      PART IV. MANAGED PROPERTIES-NO LIEN


- --------------------------------------------------------------------------------------------------------------------
       LOCATION                 COMMUNITY          SITE NO.       UNITS                    COMMENTS
- --------------------------------------------------------------------------------------------------------------------
Marion, Indiana          Colonial Oaks                618          63
- --------------------------------------------------------------------------------------------------------------------
Westwood, Massachusetts  Foxhill Village             7174          356
- --------------------------------------------------------------------------------------------------------------------


                         PART VI. "NO LIEN" PROPERTIES


- --------------------------------------------------------------------------------------------------------------------
       LOCATION                 COMMUNITY          SITE NO.       UNITS                    COMMENTS
- --------------------------------------------------------------------------------------------------------------------
Walpole, Massachusetts   New Pond Village           7176           199     99 year rent free lease with option to
                                                                           buy; zoning problem
- --------------------------------------------------------------------------------------------------------------------
Hanover, New Hampshire   The Greens                  589           28      Residential Mortgage Bonds
- --------------------------------------------------------------------------------------------------------------------

                       PART VII.  DEVELOPMENT PROPERTIES


- --------------------------------------------------------------------------------------------------------------------
       LOCATION                 COMMUNITY          SITE NO.       UNITS                    COMMENTS
- --------------------------------------------------------------------------------------------------------------------
Sedona, Arizona                                    853/7101        60      Zoned/May 1997 (includes 20 units for
                                                                           the memory impaired)
- --------------------------------------------------------------------------------------------------------------------
Tucson, Arizona                                       N/A          40      Zoned/Needs Special Use
                                                                           Permit/September 1997
- --------------------------------------------------------------------------------------------------------------------
Redding, California                                   167          60      Under Construction/April
                                                                           1997/Subdivision Required/leased from
                                                                           Vencor under 99-year lease under which
                                                                           Atria will acquire the property upon
                                                                           obtaining certain approvals
- --------------------------------------------------------------------------------------------------------------------
Northglenn, Colorado     [adjacent to                              40      Zoned/October 1997 (all units for
                         existing communities]                             memory impaired)
- --------------------------------------------------------------------------------------------------------------------
Dennis, Massachusetts                                 573          40      Land Acquired/June 1998
- --------------------------------------------------------------------------------------------------------------------
Charlotte, North         Eastover Manor               N/A          90      Zoned/December 1997
Carolina
- --------------------------------------------------------------------------------------------------------------------
Sandy, Utah                                           N/A          63      Under Construction/February 1997
- --------------------------------------------------------------------------------------------------------------------
Virginia Beach,                                       N/A          90      Land Acquired/November 1997
Virginia
- --------------------------------------------------------------------------------------------------------------------
Tacoma, Washington                                   7195          40      Zoned/September 1997

- --------------------------------------------------------------------------------------------------------------------
Kenosha, Wisconsin                                  775-776        40      Land Acquired/December 1997
- --------------------------------------------------------------------------------------------------------------------
Lantana, Florida         [adjacent to                7138          60      Zoned/July 1997/adjacent to existing
                         Meridian House]                                   Atria communities
- --------------------------------------------------------------------------------------------------------------------
Topeka, Kansas           [adjacent to                7165          60      Zoned/August 1996/adjacent to existing
                         Hearthstone]                                      Atria communities
- --------------------------------------------------------------------------------------------------------------------
Tulsa, Oklahoma          Mayfair Regal                157
- --------------------------------------------------------------------------------------------------------------------

                                   ANNEX IV

                     DESCRIPTION OF EXISTING INDEBTEDNESS

====================================================================================================================
                               Name              Principal
Facility                        of                   @                               Interest
   No.                       Borrower             6/30/96        Maturity              Rate            Amort.
- --------------------------------------------------------------------------------------------------------------------
7137               Woodhaven Partners, Ltd.      9,500,000        1/2009           3.4% floating    none
- --------------------------------------------------------------------------------------------------------------------
7165               Topeka Retirement Center,     8,440,000        1/2009           3.4% floating    none
                   Ltd.
- --------------------------------------------------------------------------------------------------------------------
7112               San Marcos Retirement         11,500,000       12/2010          3.5% floating    $500,000/yr.
                   Village Ptnshp.
- --------------------------------------------------------------------------------------------------------------------
7100               Tucson Retirement Center      10,750,000       1/2009           3.3% floating    none
                   Ptnshp.
- --------------------------------------------------------------------------------------------------------------------
7105               Hillhaven Properties, Ltd.    5,300,000        1/2009           3.3% floating    none
- --------------------------------------------------------------------------------------------------------------------
7125               Castle Gardens Partnership    5,000,000        1/2009           3.3% floating    none
- --------------------------------------------------------------------------------------------------------------------
7185               Sandy Retirement Center LP.   5,900,000        1/2009           3.3% floating    none
- --------------------------------------------------------------------------------------------------------------------
7138               Lantana Partners, Ltd.        5,725,000        5/2010           4.0 % floating   $325,000/yr
- --------------------------------------------------------------------------------------------------------------------
7160               First Healthcare Corp./1/     3,586,000
- --------------------------------------------------------------------------------------------------------------------
616                Nationwide Care, Inc./2/      2,505,000
- --------------------------------------------------------------------------------------------------------------------
7132               Nationwide Care, Inc./3/      3,045,000
- --------------------------------------------------------------------------------------------------------------------
                   Hillhaven Properties, Ltd.    14,000,000/4/      1 year           Prime + 1%     none
- --------------------------------------------------------------------------------------------------------------------
7176               New Pond Village Associates   31,147,000       1/2040           0.0%             none
- --------------------------------------------------------------------------------------------------------------------
589                Atria Communities, Inc.       2,032,000        None stated      0.0%             none
- --------------------------------------------------------------------------------------------------------------------
                                                 118,430,000
====================================================================================================================

                               LETTERS OF CREDIT

- ------------------------------

  /1/ This debt is currently under the VC Revolver and will be replaced with Atria debt after the closing of the Atria credit facility.

  /2/  Same as above footnote.

  /3/  Same as above footnote.

  /4/ This subordinated note was not outstanding at 6/30/96 but will be outstanding as of IPO date.

====================================================================================================================
                                LC                                     At
    L/C #         Issuer       Back        Benef.        For A/C     Request    Facility      Amount       Expiry
                               Stop                        of          of           #
- --------------------------------------------------------------------------------------------------------------------
I-147751       Bank of Cal       Y     State St.       Lantana      FHC         7138        7,018,938     11/29/96
                                       Bank & Trust    Partners,    (original
                                                       Ltd.         request)
               PNC                     Bank of Cal,
A-305498                               N.A.                                                 7,018,938     12/30/96
- --------------------------------------------------------------------------------------------------------------------
9770           KredeitBank       Y     1st American    Topeka       FHC         7165        8,805,734     12/1/96
                                       Nat'l Bank      Retirement   (original
               PNC Bank                                Center,      request)
A-305576                               KredeitBank     Ltd.                                               1/1/97
                                       N.V.                                                 8,805,734
- --------------------------------------------------------------------------------------------------------------------
9771           KredeitBank       Y     1st American    Woodhaven    FHC         7137        9,975,000     1/10/97
                                       Nat'l Bank      Partners,    (original
               PNC Bank                                Ltd.         request)
A-305639                               KredeitBank                                          9,975,000     2/10/97
                                       N.V.
- --------------------------------------------------------------------------------------------------------------------
S-867642       JP Morgan               Bankers Trust   Castle       Vencor      7125        5,166,667     8/1/97
                                       Company         Gardens GP   (original
                                                                    request)
- --------------------------------------------------------------------------------------------------------------------
S-867639       JP Morgan               Bankers Trust   Tucson       Vencor      7100       11,108,333     8/1/97
                                       Company         Retirement   (original
                                                       Center LP    request)
- --------------------------------------------------------------------------------------------------------------------
S-867640       JP Morgan               Bankers Trust   Hillhaven    Vencor      7105        5,476,667     8/1/97
                                       Company         Properties,  (original
                                                       ltd.         request)
- --------------------------------------------------------------------------------------------------------------------
S-867641       JP Morgan               Bankers Trust   Sandy        Vencor      7185        6,096,667     8/1/97
                                       Company         Retirement   (original
                                                       Center, LP   request)
- --------------------------------------------------------------------------------------------------------------------
ASB 222769     B of A                  State Street    First                    7512       11,681,164     9/15/99
                                       Bank & Trust    Healthcare
                                                       Corp.
====================================================================================================================

                                     ANNEX V

                          DESCRIPTION OF EXISTING LIENS



1. The liens on the projects financed by the IRB Debt, granted to secure the IRB Debt or letters of credit issued in support thereof.

2. The liens on community known as The Greens, Hanover, New Hampshire, related to the Residential Mortgage Bond Program for such community.



                                [End of Annex V]

                                    ANNEX VI

             DESCRIPTION OF EXISTING ADVANCES, LOANS AND INVESTMENTS



1. Working Capital Promissory Note dated December 1, 1994, in the principal amount of $4,526,516.22 plus Advances, made by Hillhaven Properties, Ltd., acting in its capacity as a 65% tenant in common, and San Marcos Courtyard Limited, acting in its capacity as a 35% tenant in common, payable to the order of Hillhaven Properties, Ltd., which Note is to be pledged pursuant to the Pledge Agreement.



                                [End of Annex VI]

                                    ANNEX VII

              DESCRIPTION OF LETTERS OF CREDIT DEEMED ISSUED UNDER
                              THE CREDIT AGREEMENT

- --------------------------------------------------------------------------------------------------------------------

       LETTER OF                 ORIGINAL                DATE AND NO./                            EXPIRATION
     CREDIT ISSUER               APPLICANT                BENEFICIARY            AMOUNT              DATE
- --------------------------------------------------------------------------------------------------------------------
PNC Bank, National       Topeka Retirement         No.: A-305576             $8,805,734      January 1, 1997
Association              Center, Ltd.              dated January 28, 1994
                         Attn.: Robert K.          and amended August 10,
Letter of Credit         Schneider, Treasurer      1994 and August 30, 1995
Department               1148 Broadway Plaza
3rd Floor Annex          Tacoma, Washington 98402  KredeitBank N.V.
237 Fifth Avenue                                   550 South Hope Street
Pittsburgh,                                        Los Angeles, California
Pennsylvania 15222                                 90071

                                                   Attn.: Patrick Daems,
                                                   Sr. Rep.
- --------------------------------------------------------------------------------------------------------------------

PNC Bank, National       First Healthcare          No.: A-305639             $9,975,000      February 10, 1997
Association              Corporation               dated February 24, 1994
                         Attn.: Robert K.          and amended August 17,
Letter of Credit         Schneider, Treasurer      1994 and September 14,
Department               1148 Broadway Plaza       1995
3rd Floor Annex          Tacoma, Washington 98402
237 Fifth Avenue                                   KredeitBank N.V.
Pittsburgh,                                        550 South Hope Street
Pennsylvania 15222                                 Los Angeles, California
                                                   90071

                                                   Attn.: Patrick Daems,
                                                   Sr. Rep.
- --------------------------------------------------------------------------------------------------------------------

PNC Bank, National       First Healthcare          No.: A-305498             $7,018,938.42   December 30, 1996
Association              Corporation               dated December 29, 1993
                         Attn.: Robert K.          and amended July 22,
Letter of Credit         Schneider, Treasurer      1994 and August 30, 1995
Department               1148 Broadway Plaza
3rd Floor Annex          Tacoma, Washington 98402  The Bank of California,
237 Fifth Avenue                                   N.A.
Pittsburgh,                                        400 California Street
Pennsylvania 15222                                 7th Floor
                                                   San Francisco,
                                                   California 94104

                                                   Attn.: Manager Letter
                                                   of Credit
- --------------------------------------------------------------------------------------------------------------------

Morgan Guaranty Trust    Sandy Retirement Center   No.: S-867641             $6,096,666.67   August 1, 1997
Company of New York      Limited Partnership       dated July 2, 1996
c/o J.P. Morgan          c/o Hillhaven
Services, Inc.           Properties, Ltd.          Bankers Trust Company
P.O. Box 6071            3300 Providian Center     4 Albany Street
Newark, Delaware         400 West Market St.       4th Floor
19714-9857               Louisville, Kentucky      New York, New York 10006
                         40202
Attention:                                         re: $5,900,000 The
International Trade      Attn.: Chief Financial    Housing Authority of
Services                 Officer                   the County of Salt Lake
                                                   Elderly Housing Revenue
                                                   Refunding Bonds (Sandy
                               Retirement Center
                             Project) Series 1988
- --------------------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------------------

       LETTER OF                 ORIGINAL                DATE AND NO./                            EXPIRATION
     CREDIT ISSUER               APPLICANT                BENEFICIARY            AMOUNT              DATE
- --------------------------------------------------------------------------------------------------------------------
Morgan Guaranty Trust    Castle Gardens            No.: S-867642             $5,166,666.67   August 1, 1997
Company of New York      Retirement Center         dated July 2, 1996
c/o J.P. Morgan          c/o Hillhaven
Services, Inc.           Properties, Ltd.          Bankers Trust Company
P.O. Box 6071            3300 Providian Center     4 Albany Street
Newark, Delaware         400 West Market St.       4th Floor
19714-9857               Louisville, Kentucky      New York, New York 10006
                         40202
Attention:                                         re: $5,000,000 The City
International Trade      Attn.: Chief Financial    of Northglen, Colorado,
Services                 Officer                   Industrial Development
                                                   Revenue Refunding Bonds
                                                   (Castle Gardens
                                                   Retirement Center
                                                   Project) Series 1988
- --------------------------------------------------------------------------------------------------------------------

Morgan Guaranty Trust    Tucson Retirement         No.: S-867639             $11,108,333.33  August 1, 1997
Company of New York      Center Limited            dated July 2, 1996
c/o J.P. Morgan          Partnership
Services, Inc.           c/o Hillhaven             Bankers Trust Company
P.O. Box 6071            Properties, Ltd.          4 Albany Street
Newark, Delaware         3300 Providian Center     4th Floor
19714-9857               400 West Market St.       New York, New York 10006
                         Louisville, Kentucky
Attention:               40202                     re: $10,750,000 The
International Trade                                Industrial Development
Services                 Attn.: Chief Financial    Authority of the County
                         Officer                   of Pima Industrial
                                                   Development Revenue
                                                   Refunding Bonds (Tucson
                                                   Retirement Center
                                                   Project) Series 1988
- --------------------------------------------------------------------------------------------------------------------

Morgan Guaranty Trust    Hillhaven Properties      No.: S-867640             $5,476,666.67   August 1, 1997
Company of New York      Ltd.                      dated July 2, 1996
c/o J.P. Morgan          3300 Providian Center
Services, Inc.           400 West Market St.       Bankers Trust Company
P.O. Box 6071            Louisville, Kentucky      4 Albany Street
Newark, Delaware         40202                     4th Floor
19714-9857                                         New York, New York 10006
                         Attn.: Chief Financial
Attention:               Officer                   re: $6,200,000 The
International Trade                                Industrial Development
Services                                           Authority of the County
                                                   of Yavapai Industrial
                                                   Development Revenue
                                                   Refunding Bonds
                                                   (Kachina Pointe Project)
                                                   Series 1988
- --------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT A-1


                               NOTICE OF BORROWING


                                                                 [Date]


PNC Bank, National Association,
         as Administrative Agent for the Lenders party
         to the Credit Agreement referred to below
One PNC Plaza
Fifth Avenue and Wood Street
Pittsburgh, Pennsylvania 15265
         Attention: Commercial Loan Operations
                    --------------------------

Ladies and Gentlemen:

         The undersigned, Atria Communities, Inc. (the "Borrower"), refers to the Credit Agreement, dated as of August 15, 1996 (as amended from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Borrower, the financial institutions from time to time party thereto (the "Lenders"), and you, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to section 1.3(a) of the Credit Agreement, that the undersigned hereby requests one or more Borrowings under the Credit Agreement, and in that connection sets forth in the schedule attached hereto the information relating to each such Borrowing (collectively the "Proposed Borrowing") as required by section 1.3(a) of the Credit Agreement.

         The undersigned hereby specifies that the Proposed Borrowing will consist of [MPP Revolving Loans] [DPP Revolving Loans].

         The undersigned hereby certifies that at the date of the Proposed
Borrowing the MPP Revolving Loan Sublimit is $           and the DPP Revolving
                                              ----------
Loan Sublimit is $          . The undersigned hereby further certifies that
                  ----------
after giving effect to the Proposed Borrowing:

          (i)      $           principal  amount  of  Loans  classified  as MPP
                    ---------
       Revolving  Loans  will  be outstanding;

          (ii)     $           principal  amount  of  Loans  classified  as DPP
                    ---------
       Revolving  Loans  will  be outstanding;

          (iii)    the Allocated MPP Letter of Credit Outstandings will be
       $           ;
        -----------

          (iv)     the Allocated DPP Letter of Credit Outstandings will be
       $           ;
        -----------

          (v)      the Allocated Measured MPP Swap Credit Exposure will be
       $           ; and
        -----------

          (vi)     the Allocated Measured DPP Swap Credit Exposure will be
       $           ;
        -----------


         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

               (A) the representations and warranties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier date; and

               (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.


                                        Very truly yours,

                                        ATRIA COMMUNITIES, INC.


                                        By:
                                            ------------------------------------
                                                Title:

                               BORROWING SCHEDULE

Proposed Borrowing #1:

- --------------------------------------------------------------------------------------------------------------------
    Business Day                                                                         Interest Period
         of                                          Aggregate Amount                     if Loans are
 Proposed Borrowing        Type of Loans                 of Loans                       Eurodollar Loans
- --------------------------------------------------------------------------------------------------------------------
                        Base Rate Loans                                           One Month
- -----------------,
19                      Eurodollar Loans      $                                   Two Months
  ----                                         --------------------

                         [Circle One of                                           Three Months
                             Above]
                                                                                   Six Months

                                                                                           [Circle one of
                                                                                               above]
- --------------------------------------------------------------------------------------------------------------------



Proposed Borrowing #2:

- --------------------------------------------------------------------------------------------------------------------
    Business Day                                                                         Interest Period
         of                                          Aggregate Amount                     if Loans are
 Proposed Borrowing        Type of Loans                 of Loans                       Eurodollar Loans
- --------------------------------------------------------------------------------------------------------------------
                        Base Rate Loans                                           One Month
- -----------------,
19                      Eurodollar Loans      $                                   Two Months
  ----                                         --------------------
                           [Circle One of                                         Three Months
                               Above]
                                                                                  Six Months

                                                                                           [Circle one of
                                                                                               above]
- --------------------------------------------------------------------------------------------------------------------



Proposed Borrowing #3:

- --------------------------------------------------------------------------------------------------------------------
    Business Day                                                                         Interest Period
         of                                          Aggregate Amount                     if Loans are
 Proposed Borrowing        Type of Loans                 of Loans                       Eurodollar Loans
- --------------------------------------------------------------------------------------------------------------------
                        Base Rate Loans                                           One Month
- -----------------,
19                      Eurodollar Loans      $                                   Two Months
  ----                                         --------------------
                           [Circle One of                                         Three Months
                               Above]
                                                                                  Six Months

                                                                                           [Circle one of
                                                                                               above]
- --------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT A-2



                            LETTER OF CREDIT REQUEST

No.                /5/
    --------------

                                                            Dated            /6/
                                                                  -----------

PNC Bank, National Association,
         as Administrative Agent for the Lenders party
         to the Credit Agreement referred to below
One PNC Plaza
Fifth Avenue and Wood Street
Pittsburgh, Pennsylvania 15265
         Attention: Commercial Loan Operations
                    --------------------------



Ladies and Gentlemen:

         The undersigned, Atria Communities, Inc. (the "Borrower"), refers to the Credit Agreement, dated as of August 15, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement", the capitalized terms defined therein being used herein as therein defined), among the Borrower, the financial institutions from time to time party thereto (the "Lenders"), and you, as Administrative Agent for such Lenders.

         The undersigned hereby requests that , as a Letter of Credit Issuer, issue a Letter of Credit on , 199 (the "Date of Issuance") in the aggregate
amount of $ , for the account of                    .
                                --------------------

         The beneficiary of the requested Letter of Credit will be        ,/7/
                                                                   -------
and such Letter of Credit will be in support of        /8/ and will have a
                                                -------
stated termination date of        ./9/
                           -------
         The undersigned hereby certifies that at the Date of Issuance the MPP
Revolving Loan Sublimit will be $           and the DPP Revolving Loan Sublimit
                                 ----------
will be $          . The undersigned hereby further certifies that after giving
         ----------
effect to the requested issuance of the Letter of Credit:

                  (i)      $          principal  amount  of  Loans  classified
                            ---------
          as MPP  Revolving  Loans  will  be outstanding;



- ----------------------------------

  /5/  Letter of Request Number

  /6/ Date of Letter of Request (at least five Business Days prior to the Date of Issuance or such lesser number as may be agreed by the relevant Letter of Credit Issuer.

  /7/  Insert name and address of beneficiary.

  /8/ Insert description of the important obligations, name of agreement and/or the commercial transaction to which this Letter of Credit Request relates.

  /9/ Insert last date upon which drafts may be presented (which may not be beyond the 5th day next prededing the Revolving Loan Maturity Date).

                  (ii)     $          principal  amount  of  Loans  classified
                            ---------
          as DPP  Revolving  Loans  will  be outstanding;

                  (iii)    the Allocated MPP Letter of Credit Outstandings will
          be $           ;
              -----------
                  (iv)     the Allocated DPP Letter of Credit Outstandings will
          be $           ;
              -----------
                  (v)      the Allocated Measured MPP Swap Credit Exposure will
          be $           ; and
              -----------
                  (vi)     the Allocated Measured DPP Swap Credit Exposure will
          be $           .
              -----------


         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Date of Issuance:

                (A) the representations and warranties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the issuance of the Letter of Credit requested hereby, as though made on the Date of Issuance, except to the extent that such representations and warranties expressly relate to an earlier date; and

                (B) no Default or Event of Default has occurred and is continuing, or would result after giving effect to the issuance of the Letter of Credit requested hereby.

         Copies of all documentation with respect to the supported transaction are attached hereto.


                                        Very truly yours,

                                        ATRIA COMMUNITIES, INC.


                                        By: ____________________________________
                                                Title:

                                    EXHIBIT B


                                 REVOLVING NOTE


$                                                           Louisville, Kentucky
 ---------------
                                                                          , 1996
                                                              ------------


         FOR VALUE RECEIVED, the undersigned ATRIA COMMUNITIES, INC., a Delaware corporation (herein, together with its successors and assigns, the "Borrower"),
hereby promises to pay to the order of                           (the "Lender"),
                                       -------------------------
in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) of PNC Bank, National Association (the "Administrative Agent"), on the Revolving Loan Maturity Date (as defined in the Agreement referred to below), in the case of any such Loans which are MPP Revolving Loans, or on the DPP Loan Maturity Date, in the case of any such Loans which are DPP Revolving Loans (as such terms are
defined in the Agreement), the principal sum of                  DOLLARS ($    )
                                                ----------------           ---
or, if less, the then unpaid principal amount of all Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount of each Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in section 1.8 of the Agreement.

         This Note is one of the Notes referred to in the Credit Agreement, dated as of August 15, 1996, among the Borrower, the financial institutions from time to time party thereto (including the Lender), and PNC Bank, National Association, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to mandatory prepayment prior to the Revolving Loan Maturity Date, in whole or in part.

         In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF KENTUCKY.


                                        ATRIA COMMUNITIES, INC.


                                        By:
                                            ------------------------------------
                                                Chief Financial Officer and
                                                Vice President of Development

                         LOANS AND PAYMENTS OF PRINCIPAL
- --------------------------------------------------------------------------------------------------------------------
                                                                             Amount
                                                                               of
    Date            Amount          MPP          Type                       Principal      Unpaid
     of               of            or            of          Interest       Paid or      Principal       Made
  Notation           Loan           DPP          Loan          Period        Prepaid       Balance         By
- --------------------------------------------------------------------------------------------------------------------
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                                   EXHIBIT C-1


               FORM OF OPINION OF SPECIAL COUNSEL TO THE BORROWER




                                                                          , 1996
                                                             --------- --


PNC Bank, National Association,
         as Administrative Agent for the Lenders party
         to the Credit Agreement referred to below
One PNC Plaza
Fifth Avenue and Wood Street
Pittsburgh, Pennsylvania 15265
         Attention: Commercial Loan Operations
                    --------------------------

         --and--

the Documentation Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below

                  Re:      U.S. $200,000,000 Credit Agreement
                           with Atria Communities, Inc.
                           ----------------------------------


Ladies and Gentlemen:

         We have acted as special counsel to Atria Communities, Inc., a Delaware corporation (the "Borrower"), in connection with (i) the execution and delivery of the Credit Agreement, dated as of August 15, 1996 (the "Credit Agreement"), among the Borrower, the financial institutions party thereto (the "Lenders") and PNC Bank, National Association, as Administrative Agent, and (ii) the transactions contemplated thereby. As used herein, the term "Credit Party" refers only to the Borrower and such of its Subsidiaries as are party to any Credit Document. Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including without limitation (a) the Credit Documents, (b) the other Transaction Documents and (c) such other public and corporate documents and records as we deem necessary or appropriate in connection with this opinion.

         In our examination we have assumed the genuineness of all signatures (other than as to the Borrower and the other Credit Parties), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to questions of fact not independently verified by us we have relied, to the extent we deemed appropriate, upon representations and certificates of officers of the Borrower, the other Credit Parties, public officials and other appropriate persons.

         Based upon the foregoing, we are of the opinion that:

         1. Each of the Borrower and its Subsidiaries (i) is a validly existing corporation or partnership, as the case may be, under the laws of the jurisdiction of its formation and has the corporate or other organizational power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposed to engage and (ii) to our knowledge, is duly qualified and is authorized to do business and is in good standing in each jurisdiction where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

         2. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each Credit Document to which it is a party constitutes the legal, valid and binding agreement or obligation of each Credit Party enforceable in accordance with its terms.

         3. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof nor the consummation of the loan transactions contemplated therein, (i) will contravene any provision of any law, statute, rule, regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), or, to our knowledge, any order, writ, injunction or decree of any court or governmental instrumentality applicable to such Credit Party or its properties and assets, (ii) will conflict or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument of which we have knowledge to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the partnership agreement, certificate of formation, the certificate of incorporation or by-laws, as the case may be, of such Credit Party.

         4. To our knowledge, there are no actions, suits or proceedings pending or, to our knowledge, threatened with respect to the Borrower or any of its Subsidiaries (i) that have, or could reasonably be likely to have, a Material Adverse Effect or (ii) that have, or could reasonably be expected to have a Material Adverse Effect on the rights or remedies of the Lenders or the Administrative Agent or on the ability of any Credit Party to perform its obligations to them under the Credit Documents.

         5. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of Credit Documents, other than filings and recordings necessary to establish and perfect the security interests and Liens provided for in the Security Documents.

         6. All material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required to be obtained, given, filed or taken by the Borrower or any other Credit Party in order to make or consummate each component of the Transaction have been obtained, given, filed or taken and are in full force and effect. Each component of the Transaction has been consummated in accordance, in all material respect, with the applicable Transaction Documents and in compliance, in all material respects, with all applicable laws.

         7. The Registration Statement is effective under the Securities Act of 1933, as amended, and, to the best of our knowledge after due inquiry, no stop order suspending the effectiveness of such Registration Statement has been issued under the Securities Act of 1933, as amended, or proceedings therefor initiated or threatened by the SEC.

         8. On the Closing Date and after giving effect to the Transaction, the authorized capital stock of the Borrower consists solely of 50,000,000 shares of Common Stock, par value $0.10 per share, and 5,000,000 shares of Preferred Stock, par value $1.00 per share, of which 15,095,000 shares of Common Stock are issued and outstanding and no shares of Preferred Stock are issued and outstanding. All of such outstanding shares have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. On the Closing Date and after giving effect to the Transaction, the Parent is the legal and beneficial owner of
                                                             ------------
shares of Common Stock of the Borrower.

         9. To our knowledge, Annex II to the Credit Agreement correctly sets forth each Subsidiary of the Borrower and the direct and indirect ownership interest of the Borrower therein.

         10. To our knowledge, each Management Contract and each Existing Indebtedness Agreement is in full force and effect in accordance with its respective terms, without any material default existing thereunder.

         11. To our knowledge, each Credit Party is the record owner of all of the Stock and Notes (as each such term is defined in the Pledge Agreement) listed under its name on Annex B and C, respectively, of the Pledge Agreement. After giving effect to the delivery to the Collateral Agent of the Pledged Stock and Pledged Notes (as each such term is defined in the Pledge Agreement), and assuming the continued possession by the Collateral Agent of such Pledged Stock and Pledged Notes in the Commonwealth of Pennsylvania, the security interest created in favor of the Collateral Agent under the Pledge Agreement constitutes a valid and enforceable first perfected security interest in such Pledged Securities subject to no other security interest. No filings or recordings are required in order to perfect the security interest created under the Pledge Agreement with respect to the Pledged Stock and the Pledged Notes.

         12. To our knowledge, each Credit Party is the legal and beneficial owner of the Partnership Interests (as defined in the Pledge Agreement) listed under its name on Annex D to the Pledge Agreement. We have examined the financing statements (the "Financing Statements") to be filed in the filing offices listed for such Credit Party on Schedule A attached hereto (the "Filing Offices"), and (i) upon the filing of such Financing Statements in the Filing Offices, assuming that the representations made by each Credit Party in the Security Agreement with respect to the location of its chief executive office and registered office are and remain true and correct and (ii) upon the delivery of the Partnership Notice (as defined in the Pledge Agreement) to the relevant partnership and the registration of the pledge on the partnership books of such partnership, all filings, registrations, recordings and other actions necessary or appropriate to create, maintain, preserve, protect and perfect the security interests granted by such Credit Party to the Pledgee under the Pledge Agreement in respect of Partnership Interests pledged thereunder will have been accomplished and the security interests granted to the Pledgee pursuant to the Pledge Agreement in and to such Partnership Interests will constitute perfected security interests therein.

         13. We have examined the Financing Statements to be filed in the Filing Offices, and upon the filing of such Financing Statements in the Filing Offices, assuming that the representations made by the relevant Credit Party in the Security Agreement with respect to the location of its Collateral (as defined in the Security Agreement) and its registered office are and remain true and correct, all actions, filings, registrations and recordings necessary or appropriate to create, maintain, preserve subject to continuation, protect and perfect the security interests granted by such Credit Party to the Collateral thereunder will have been accomplished and the security interests granted to the Collateral Agent pursuant to the Security Agreement in and to such Collateral will constitute a perfected security interest therein to the extent that the Collateral consists of the type of property in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code (the "UCC").

         14. Assuming that the representation made by the relevant Credit Party in section 2.4 of the Security Agreement with respect to the location of its chief executive office and of its registered office is and remains true and correct, the law of the respective jurisdiction in which a Credit Party's chief executive office or registered office is located governs the perfection and priority of the security interests granted by such Credit Party in its Receivables, Contracts, Contract Rights and General Intangibles (as each such term is defined in the Security Agreement) to the extent that said Receivables, Contracts, Contract Rights and General Intangibles consist of "accounts" and "general intangibles" as described in the UCC of such jurisdiction. Upon the filing of the Financing Statements in the Filing Offices, assuming that the representations made by such Credit Party in the Security Agreement with respect to the location of its chief executive office and registered office is and remains true and correct, all actions, filings, registrations or recordings necessary or appropriate to create, maintain, preserve, protect and perfect the security interest granted by such Credit Party to the Collateral Agent under the Security Agreement in respect of all Receivables, Contracts, Contract Rights and General Intangibles thereunder will have been accomplished and the security interest granted to the Collateral Agent pursuant to the Security Agreement in and to such Collateral will constitute a perfected security interest therein.

         15. The recordation of the Security Agreement in the United States Patent and Trademark Office will be effective, under all applicable law, to perfect the security interest granted to the Collateral Agent in trademarks the covered by Security Agreement, and the filing of the Security Agreement with the United States Copyright Office will be effective under applicable law to perfect the security interest granted to the Collateral Agent in the copyrights covered by the Security Agreement.

         The foregoing opinions are subject to the following qualifications and limitations:

         A. To the extent that the obligations of any party under the Credit documents and all other documents and instruments as to which any opinion is rendered herein may be dependent upon such matters, we assume for purposes of this opinion that all parties other than the Credit Parties (the "Other Parties") have obtained all necessary authorizations and approvals to execute and deliver such documents and instruments and to perform the obligations of the Other Parties under them and that such instruments and documents constitute legal, valid, binding and enforceable obligations on their part.

         B. Whenever our opinion herein with respect to the existence or non-existence of facts is qualified by the phrase "to our knowledge," "to our knowledge" "we know," "known to us," "in the course of our review" or any similar phrase implying a limitation on the basis of knowledge, it is intended to indicate that, during the course of our representation in connection with the transactions referenced in this letter, no information has come to our attention that would give us actual knowledge of the existence or non-existence of facts contrary to the opinions expressed herein and so qualified. We have not undertaken, however, any special investigation to determine the existence or absence of such facts, and no inference as to our knowledge or information concerning the existence or absence of such facts should be drawn from our representation. Such phrases shall not be deemed to include matters that may be contained in our files relating to previous unrelated transactions involving any of the entities represented by us in connection with these transactions.

         C. The opinions expressed herein are limited to matters governed by the laws of the United States of America, the Commonwealth of Kentucky and the corporate laws of the State of Delaware as reflected solely in its statutes and without review of case law decided under or in regard to such corporate laws.

         D. The opinions expressed hereinabove are qualified to the extent that the validity or enforceability of any of the provisions of the Credit documents may be subject to or affected by (i) laws related to bankruptcy, insolvency, reorganization, fraudulent conveyance, preferences, arrangements or moratorium or by other similar laws affecting the rights of creditors generally, (ii) equitable principles affecting the enforcement of obligations and contractual rights generally, regardless of whether enforcement is considered in a proceeding in equity or at law, including without limitation concepts of materiality, adequacy of security, reasonableness, good faith sand fair dealing, and procedures such as the marshalling of assets, and (ii) judicial discretion and statutory limitations with respect to the availability of equitable remedies and defenses, the calculation of damages and the entitlement of a party to attorney's fees and other costs.

         E. You should be aware that under the UCC, a financing statement is effective only for a period of five (5) years from the date of its original filing and unless an appropriate continuation statement is filed as provided in the UCC within the six (6) months prior to the expiration of said five-year period, and each successive five-year period thereafter, the financing statement will lapse and the security interest evidenced thereby will no longer be perfected.

         F. In the event that any Credit Party changes its registered office in Kentucky, its chief executive office or its principal place of business in any other jurisdiction or changes the location of any of the Collateral to another jurisdiction, and the Collateral Agent has notice of the same, we believe that it would risk the perfected status of its security interest if it failed to file appropriate financing statements in such other jurisdictions.

         G. The Credit Documents include proceeds within the description of the Collateral. If proceeds are actually received by a Credit Party, preservation of the security interest in such proceeds, as against third parties, may be subject to the limitation on the perfection of continuing security interests in commingled cash proceeds set forth in KRS 355.9-306.

         H. We call your attention to the fact that where under traditional Kentucky common law, the parties' choice of law will be upheld, so long as it is deemed to be reasonable, this may no longer hold true. Recent Kentucky cases have imposed a "most significant relationship" test, which is a question of fact; Breeding v. Massachusetts Indemnity and Life Insurance Company, Ky., 633
      --------------------------------------------------------------
S.W.2d 717 (1982). At least one federal court has indicated that Kentucky courts will apply Kentucky law unless there are overwhelming interests to the contrary; Harris Corp. v. Comair, Inc., 712 F.2d 1069 (6th Cir., 1983). Most recently in Paine v. La Quinta Motor Inns, Inc., 736 S.W.2d 355 (1987), the court
- -----------------------------------
specifically approved of the Harris rule that Kentucky could apply to its own laws when there are "significant contacts and no overwhelming interests to the contrary, even if the parties have voluntarily agreed to apply the law of a different state."

         I. No opinion is expressed with respect to the Credit Documents as to the enforceability of (i) self-help provisions; (ii) waivers of constitutional and statutory rights; (iii) provisions related to the waiver of remedies (or delay in or omission of enforcement thereof), disclaimers, exculpation clauses, liability limitations with respect to third parties, release of legal or equitable rights, discharges of defenses or the creation of remedies not available under Kentucky laws; (iv) provisions purporting to waive any requirements of diligent performance or care on the part of the Lenders with respect to the recognition and preservations of the Credit Parties' rights to or interest in any property subject to the liens or security interests created under the Credit Documents; (v) covenants to the extent that they can be construed as independent clauses (although a violation of the terms of such covenants would constitute an act or event of default if the Credit Documents so provided); (vi) provisions purporting to shift evidentiary burdens of proof;
(vii) provisions purporting to appoint the Lenders, or any of them, as attorney-in-fact or agent for any of the Credit Parties or any other Person;
(viii) provisions purporting to modify the rights to notice and to service of process in accordance with the requirements of Kentucky law of the laws of any other jurisdiction; (ix) any provision purporting to preclude the modification of any of the Credit Documents through conduct, custom, or course of performance, action or dealing; or (x) any provision purporting to require the payment or reimbursement of fees, costs, expenses or other amounts which are unreasonable in nature or amount or purporting to provide indemnification against liability for actions taken under the Credit Documents, but the inclusion of any such provisions discussed herein (or all of them) does not affect the validity of any of the Credit Documents, taken as a whole, and each of the Credit Documents, taken as a whole, together with applicable law, contains adequate provisions for the practical realization of the benefits of the security created thereby.

         J. The opinions expressed herein are rendered as of the date hereof. We assume no obligation to update or supplement these opinions to reflect any fact or other matter which may hereafter come to our attention or any change in applicable law which may hereafter occur.

         The foregoing conclusions are limited to the matters expressly stated herein, and no other conclusions are implied or may be inferred beyond such matters. This opinion is rendered solely for your benefit and may not be relied upon in any manner by any other person without our written consent.

                                    Very truly yours,

                                   EXHIBIT C-2


              FORM OF OPINION OF TRANSACTIONS COUNSEL TO THE PARENT




                                                                          , 1996
                                                               -------- --


PNC Bank, National Association,
         as Administrative Agent for the Lenders party
         to the Credit Agreement referred to below
One PNC Plaza
Fifth Avenue and Wood Street
Pittsburgh, Pennsylvania 15265
         Attention: Commercial Loan Operations
                    --------------------------

         --and--

the Documentation Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below

                  Re:      U.S. $200,000,000 Credit Agreement
                           with Atria Communities, Inc.
                           ----------------------------------


Ladies and Gentlemen:

         I am Transactions Counsel of Vencor, Inc., a Delaware corporation (the "Parent"), and have acted as counsel to the Parent in connection with (i) the execution and delivery of the Guaranty, dated as of August 15, 1996 (the "Parent Guaranty"), by the Parent and the Supporting Guarantors named therein (the Parent and all such Supporting Guarantors, each a "Guarantor" and collectively, the "Guarantors"), in favor of, among others, the Lenders party to the Credit Agreement referred to therein and PNC Bank, National Association, as Administrative Agent (the "Administrative Agent") for the Lenders under the Credit Agreement, and (ii) the transactions contemplated thereby. Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Parent Guaranty or the Credit Agreement referred to in the Parent Guaranty.

         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein, including without limitation (a) the Parent Guaranty, (b) the other Credit Documents, (c) the other Transaction Documents and (d) such other public and corporate documents and records as I deem necessary or appropriate in connection with this opinion.

         In my examination I have assumed the genuineness of all signatures (other than as to the Guarantors), the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. As to questions of fact not independently verified by me I have relied, to the extent I deemed appropriate, upon representations and certificates of officers of the Parent, the other Guarantors, public officials and other appropriate persons.

         Based upon the foregoing, I am of the opinion that:

         1. The Parent (i) is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposed to engage and (ii) is qualified and is authorized to do business and is in good standing in each jurisdiction where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

         2. Each Supporting Guarantor (i) is a corporation organized and existing and in good standing under the laws of the jurisdiction of its formation and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposed to engage and (ii) is qualified and is authorized to do business and is in good standing in each jurisdiction where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

         3. Each Guarantor has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Parent Guaranty and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Parent Guaranty. Each Guarantor has duly executed and delivered the Parent Guaranty and the Parent Guaranty constitutes the legal, valid and binding agreement or obligation of each Guarantor enforceable in accordance with its terms.

         4. Neither the execution, delivery or performance by any Guarantor of the Parent Guaranty nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), order, writ, injunction or decree of any court or governmental instrumentality applicable to any such Guarantor or its properties and assets, (ii) will conflict or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which any such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws of such Guarantor.

         5. There are no actions, suits or proceedings pending, or to the best of my knowledge after due inquiry, threatened with respect to any Guarantor or any of its Subsidiaries that have, or could be reasonably likely to have, a Material Adverse Effect.

         6. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of the Parent Guaranty or (ii) the legality, validity, binding effect or enforceability of the Parent Guaranty.

         7. All material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required to be obtained, given, filed or taken by the Parent in order to make or consummate each component of the Transaction have been obtained, given, filed or taken and are in full force and effect. Each component of the Transaction has been consummated in accordance, in all material respects, with the applicable Transaction Documents and in compliance, in all material respects, with all applicable laws.

         The opinions expressed herein are subject to the following limitations and exceptions:

         A. The enforceability of the Parent Guaranty and the obligations of the Guarantors thereunder and the availability of certain rights and remedial provisions provided for in the Parent Guaranty, may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, liquidation, conservatorship, reorganization, moratorium, or other federal or state laws (including, but not limited to the Constitution of the United States of America and the Commonwealth of Kentucky) affecting the enforceability of rights of creditors generally and by equitable principles.

         B. No opinion is expressed as to the enforceability of (i) self-help provisions; (ii) waivers of constitutional rights; (iii) provisions related to the waiver of remedies (or delay in or omission of enforcement thereof), disclaimers, exculpation clauses, liability limitations with respect to third parties, releases of legal or equitable rights, discharges of defenses, liquidated damages or the creation of remedies not available under Kentucky law;
(iv) any purported assignment of any approval, license, permit, agreement of rights for which the specific written consent of any other party or person affected thereby has not been obtained; (v) covenants to the extent that they can be construed as independent clauses as distinguished from clauses which trigger events of default; (vi) any provisions which purport to shift evidentiary burdens of proof; (vii) any provisions purported to appoint a Lender as attorney-in-fact or agent for a Guarantor; (viii) any provisions regarding payment of attorneys' fees except to the extent permitted by KID 411.195;; (ix) provisions relating to lender indemnification; and (x) any provisions purporting to modify the rights of notice of service of process requirements of the laws of the Commonwealth of Kentucky.

         C. The opinions contained in this letter are rendered only as of the date hereof, and I undertake no obligation to update my opinions after the date hereof.

         I am a member of the Bar of the Commonwealth of Kentucky and, except as described in the following sentence, I do not hold myself out as being conversant with, and express no opinion as to, the laws of any other jurisdiction. My examination of matters of law in connection with the opinions expressed herein has been limited to the laws of the Commonwealth of Kentucky, the federal laws of the United States, and the General Corporation Law of the State of Delaware.

         This opinion is being furnished only to the addresses and is solely for their benefit and the benefit of their participants and assigns in connection with the above transaction. This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without a prior written consent.


                                         Very truly yours,




                                         T. Richard Riney
                                         Transactions Counsel
                                         Vencor, Inc.

                                    EXHIBIT D


                              OFFICER'S CERTIFICATE


         I, the undersigned, [President/Vice President] of [NAME OF CREDIT PARTY], [a corporation organized and existing under the laws of the State of
         ] [limited liability company organized and existing under the laws of
- ---------
the State of        ] (the "Company") [which corporation constitutes the general
             -------
partner of             , a           limited partnership (the "Partnership")],
           ------------    ---------
do hereby certify on behalf of the Company [as the general partner of the Partnership] that:

         1. This Certificate is furnished pursuant to the Credit Agreement, dated as of August 15, 1996, among Atria Communities, Inc., the financial institutions from time to time party thereto, and PNC Bank, National Association, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

         2. The individuals named on Annex A hereto /10/ are elected or appointed officers of the Company and each holds the office of the Company set forth opposite his name. The signature written opposite the name and title of each such officer is his genuine signature.

         3. Attached hereto as Exhibit A is a certified copy of the [Certificate of Incorporation of the Company] [Certificate of Formation and Limited Liability Company Agreement] [Partnership Agreement of the Partnership], [as filed in the
Office of the Secretary of State of the State of            on         , 19  ],
                                                 ----------    --------    --
together with all amendments thereto adopted through the date hereof.

         4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Company which were duly adopted, are in full force and effect on
the date hereof, and have been in effect since              , 19  .
                                               ---------- --    --

         5. Attached hereto as Exhibit C is a true and correct copy of
resolutions which were duly adopted on          , 1996 [by unanimous written
                                       ---------
consent of the Board of Directors of the Company] [by a meeting of the Board of Directors of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Documents to which the Company [as the general manager partner of the Partnership] is party.

         6. Attached hereto as Exhibit D is a true and complete list of all Plans, true and correct copies of which have been made available to the Administrative Agent.

         7. Attached hereto as Exhibit E is a true and complete list of all Collective Bargaining Agreements, true and correct copies of which have been made available to the Administrative Agent.

         8. Attached hereto as Exhibit F is a true and complete list of all Existing Indebtedness Agreements, true and correct copies of which have been made available to the Administrative Agent.

         9. Attached hereto as Exhibit G is a true and complete list of all Shareholders' Agreements, true and correct copies of which have been made available to the Administrative Agent.

- -----------------------------

  /10/ Include name, office and signature of each officer who will sign any Credit Document, including the officers signing this certificate.

         10. Attached hereto as Exhibit H is a true and complete list of all Management Agreements, true and correct copies of which have been made available to the Administrative Agent.

         11. Attached hereto as Exhibit I is a true and complete list of all Employment Agreements, true and correct copies of which have been made available to the Administrative Agent.

         12. Attached hereto as Exhibit J is a true and complete list of all Management Contracts, true and correct copies of which have been made available to the Administrative Agent.

         13. Attached hereto as Exhibit K is a true and complete list of all Tax Sharing Agreements, true and correct copies of which have been made available to the Administrative Agent.

         14. Attached hereto as Exhibit L is a true and complete list of all Acquisition Documents, true and correct copies of which have been delivered to the Administrative Agent.

         15. On the date hereof, all of the conditions set forth in sections 5.1(e), (h), (i), (j) and (k), and section 5.2 have been duly satisfied./11/

         [6][16]. On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as those such representations and warranties have been made on the date hereof, after giving effect to the incurrence of Loans on the date hereof and the application of the proceeds thereof, unless stated to relate to a specific earlier date, in which case such representation and warranties were true and correct in all material respects as of such earlier date.

         [7][17]. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Borrowing to occur on the date hereof or from the application of the proceeds thereof.

         [8][18]. There is not proceeding dissolution or liquidation of the Company or threatening its existence.

         IN WITNESS WHEREOF, I have hereunto set my hand this      day of
                                                              ----
           1996.
- ----------


                                                [NAME OF CREDIT PARTY]




                                                By:
                                                    ---------------------------
                                                   Name:
                                                   Title:

- -----------------------------

  /11/  Insert items 6 through 15 only in the Certificate for the Borrower.

         I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify [on behalf of the Company] [on behalf of the Company as general partner of the Partnership] that:

         1. [Name of person making above certifications] is the duly elected and qualified [President/Vice President] of the Company and the signature above is his genuine signature.

         2. The certifications made by [name of person making above certifications] in Items 2, 3, 4, 5 and [8][20] above are true and correct.

         IN WITNESS WHEREOF, I have hereunto set my hand this      day of
                                                              ----
August, 1996.


                                                [NAME OF CREDIT PARTY]


                                                By:
                                                    ---------------------------
                                                   Name:
                                                   Title:

                                     ANNEX A




Name                             Office             Signature
- ------------                     ------------       ----------------------

                                                                ----------------

                                                                ----------------

                                                                ----------------

                                                                ----------------

                                    EXHIBIT E






                          ----------------------------

                                     FORM OF

                                 PARENT GUARANTY

                          ----------------------------

                                    EXHIBIT F






                          ----------------------------

                                     FORM OF

                               SUBSIDIARY GUARANTY

                          ----------------------------

                                    EXHIBIT G






                          ----------------------------

                                    FORM OF

                               PLEDGE AGREEMENT

                          ----------------------------

                                    EXHIBIT H






                          ----------------------------

                                    FORM OF

                              SECURITY AGREEMENT

                          ----------------------------

                                    EXHIBIT I






                          ----------------------------

                                     FORM OF

                             ASSIGNMENT AGREEMENT

                          ----------------------------

                              ASSIGNMENT AGREEMENT

                               DATE:
                                    -------------


         Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined.

                       (the "Assignor") and                (the "Assignee")
         -------------                      --------------
hereby agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I (the "Assigned Share") of all of Assignor's outstanding rights and obligations under the Credit Agreement indicated in Item 4 of Annex I, including, without limitation, all rights and obligations with respect to the Assigned Share of the Assignor's Commitment and of the Loans, Unpaid Drawings and the Notes held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment will be as set forth in Item 4 of Annex I.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Credit Party or the performance or observance by the Borrower or any other Credit Party of any of its obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

         3. The Assignee (i) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment Agreement; (ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement;
(iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Managing Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes each of the Administrative Agent and the Managing Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent or the Managing Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender[; and (vi) to the extent legally entitled to do so, attaches the forms described in section 4.4(b)(ii) of the Credit Agreement /12/.

         4. Following the execution of this Assignment Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment Agreement shall be the date of execution hereof by the Assignor, the Assignee and the

- -----------------------------
  /12/ If the assignee is organized under the laws of a jurisdiction outside the United States.

consent hereof by the Administrative Agent and the receipt by the Administrative Agent of the administrative fee referred to in section 12.4(b) of the Credit Agreement, unless otherwise specified in Item 5 of Annex I hereto (the "Settlement Date").

         5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

         6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (x) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I, (y) all Commitment Commission (if applicable) on the Assigned Share of the Commitment at the rate specified in Item 7 of Annex I, and (z) all Letter of Credit Fees (if applicable) on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Commitment Commission and Letter of Credit Fees, to be paid by the Administrative Agent, upon receipt thereof from the Borrower, directly to the Assignee. It is further agreed that all payments of principal made by the Borrower on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

         7. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF KENTUCKY.

                                *       *       *

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                                  [NAME OF ASSIGNOR],
                                                  as Assignor


                                                  By
                                                    ----------------------------
                                                  Title:


                                                  [NAME OF ASSIGNEE],
                                                  as Assignee


                                                  By
                                                    ----------------------------
                                                  Title:

Acknowledged and Agreed:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent


By:
    ------------------------------
        Title:

                                                                         ANNEX 1


                  ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

                                     ANNEX I



1.  The Borrower:          ATRIA COMMUNITIES, INC.

2.  Name and Date of Credit Agreement:

         Credit Agreement, dated as of August 15, 1996, among Atria Communities, Inc., the Lenders from time to time party thereto, and PNC Bank, National Association, as Administrative Agent.

3.  Date of Assignment Agreement:

                                        199
                           --------- ---

4.  Amounts (as of date of item #3 above):

                                    Commitments      Loans

a.  Aggregate Amount
    for all Lenders                 $                $
                                     --------         --------
b.  Assigned Share                                             %
                                    ---------        ----------
c.  Amount of Assigned
    Share                           $                $
                                     --------         --------
5.  Settlement Date:

                       199
         --------- ---

6.       Rate of Interest
         to the Assignee:           As set forth in section 1.8 of the Credit
                                    Agreement  (unless  otherwise agreed
                                    to by the Assignor and the Assignee). /13/

- -----------------------------
  /13/ The Borrower and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in section 1.8 of the Credit Agreement, with the Assignor and Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.

7.       Commitment
         Commission:          As set forth in section 3.1(a) of the Credit
                              Agreement (unless otherwise agreed to by the Assignor and the Assignee)14.

8.       Letter of
         Credit Fees:         As set forth in section 3.1(b) of the Credit
                              Agreement (unless otherwise agreed to by the Assignor and the Assignee)15.


9.       Notices:

                                        ASSIGNOR:

                                        -------------

                                        -------------

                                        -------------


                                        Attention:
                                        Telephone No.:
                                        Facsimile No.:


                                        ASSIGNEE:

                                        -------------

                                        -------------

                                        -------------


                                        Attention:
                                        Telephone No.:
                                        Facsimile No.:


- -----------------------------
  /14/ The Borrower and the Administrative Agent shall direct the entire amount of the rate set forth in section 3.1(a) of the Credit Agreement, with the Assignor and the Assignee affecting any agreed upon sharing of Commitment Commission through payment by the Assignee to the Assignor.

  /15/ The Borrower and the Adiminstrative Agent shall direct the entire amount of the Letter of Credit Fees to the Assignee at the rate set forth in section 3.1(b) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Letter of Credit Fee through payment by the Assignee to the Assignor.

10.      Payment Instructions:

                                        ASSIGNOR:

                                        -------------

                                        -------------

                                        -------------


                                        ABA No.:
                                        Account No.:
                                        Reference:
                                        Attention:


                                        ASSIGNEE:

                                        -------------

                                        -------------

                                        -------------


                                        ABA No.:
                                        Account No.:
                                        Reference:
                                        Attention:

                                    EXHIBIT J

                              SOLVENCY CERTIFICATE



         I, the undersigned, the Chief Financial Officer of Atria Communities, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Borrower"), do hereby certify on behalf of the Borrower that:

         1. This Certificate is furnished pursuant to section 5.1(o) of the Credit Agreement, dated as of August 15, 1996, among the Borrower, the financial institutions from time to time party thereto (the "Lenders"), and PNC Bank, National Association, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

         2. For purposes of this Certificate, the terms below shall have the following definitions:

                  (a)      "Fair Value"

                           The amount at which the assets, in their entirety, of
                  the Borrower would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act

                  (b)      "Present Fair Salable Value"

                           The amount that could be obtained by an independent
                  willing seller from an independent willing buyer if the assets of the Borrower are sold with reasonable promptness under normal selling conditions for the sale of comparable business enterprises in a current market.

                  (c)      "New Financing"

                           The Indebtedness incurred or to be incurred by the
                  Borrower under the Credit Documents (assuming the full utilization by the Borrower of the Commitments under the Credit Agreement) and the other Transaction Documents and all other financings contemplated by the Transaction Documents (including, without limitation, the IPO), in each case after giving effect to the Transaction.

                  (d)      "Stated Liabilities"

                           The recorded liabilities (including contingent
                  liabilities that would be recorded in accordance with generally accepted accounting principles ("GAAP")) of the Borrower as of [insert Closing Date] after giving effect to the consummation of the Transaction, determined in accordance with GAAP consistently applied, together with the amount of all Obligations.

                  (e)      "Identified Contingent Liabilities"

                           The maximum estimated amount of liabilities
                  reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Borrower after giving effect to the Transaction (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers of the Borrower.

                  (f) "Will be able to pay its Stated Liabilities, including Identified Contingent Liabilities, as they mature"

                           For the period from the date hereof through the
                  Revolving Loan Maturity Date, the Borrower will have sufficient assets and cash flow to pay its Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or otherwise become payable.

                  (g)      "Does not have Unreasonably Small Capital"

                           For the period from the date hereof through the
                  Revolving Loan Maturity Date, the Borrower, after consummation of the Transaction and all New Financing (including the Loans) being incurred or assumed and Liens created by the Borrower in connection therewith, is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period and to remain a going concern.

         3. For purposes of this Certificate, I, or officers of the Borrower under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

                  (a) I have reviewed the financial statements of the Borrower referred to in section 6.8(b) of the Credit Agreement.

                  (b) I have reviewed the unaudited pro forma consolidated balance sheet of the Borrower referred to in section 6.8(b) of the Credit Agreement.

                  (c) I have made inquiries of certain officials of the Borrower who have responsibility for financial and accounting matters regarding the existence and amount of Identified Contingent Liabilities associated with the business of the Borrower.

                  (d) I have knowledge of and have reviewed to my satis-faction the Credit Documents and the other Transaction Documents, and the respective Annexes, Schedules and Exhibits thereto.

                  (e)      With respect to Identified Contingent Liabilities, I:

                           1. inquired of certain officials of the Borrower who
                  have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all contingent liabilities associated with the business of the Borrower; and

                           2. confirmed with officers of the Borrower, to the
                  best of such officers' knowledge, that (i) all appropriate items were included in Stated Liabilities or Identified Contingent Liabilities and that (ii) the amounts relating thereto were the maximum estimated amount of liabilities reasonably likely to result therefrom as of the date hereof.

                           3. hereby certify that, to the best of my knowledge,
                  all material Identified Contingent Liabilities that may arise from any pending litigation, asserted claims and assessments, guarantees, uninsured risks and other Identified Contingent Liabilities of the Borrower, (exclusive of such Identified Contingent Liabilities to the extent reflected in Stated Liabilities) have been considered in making the certification set forth in paragraph 4 below, and with respect to each such Identified Contingent Liability the estimable maximum amount of liability with respect thereto was used in making such certification.

                  (f) I have made inquiries of certain officers of the Borrower who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause the Borrower after giving effect to the consummation of the Transaction and the New Financing (including the making of Loans under the Credit Agreement), to (i) have assets with a Fair Value or Present Fair Salable Value that are less than Stated Liabilities and Identified Contingent Liabilities; (ii) have Unreasonably Small Capital; or (iii) not be able to pay its Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

                  (g) I have made inquiries of certain officers of the Borrower, who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause the Borrower, after giving effect to the consummation of the Transaction and the related financing transactions (including the incurrence of the New Financing), to (i) have assets with a Fair Value or Present Fair Salable Value that are less than its or their Stated Liabilities and Identified Contingent Liabilities; (ii) have Unreasonable Small Capital; or (iii) not be able to pay its or their Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

         4. Based on and subject to the foregoing, I hereby certify on behalf of the Borrower that, after giving effect to the consummation of the Transaction and the New Financing (including the making of Loans under the Credit Agreement), it is my opinion that (i) the Fair Value and Present Fair Salable Value of the assets of the Borrower exceed its Stated Liabilities and Identified Contingent Liabilities; (ii) the Borrower does not have Unreasonably Small Capital; and (iii) the Borrower will be able to pay its Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.


         IN WITNESS WHEREOF, I have hereto set my hand this      day of
                                                            ----
          1996.
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                                                  ATRIA COMMUNITIES, INC.




                                                  By
                                                    ----------------------------
                                                  Name:
                                                  Title:

                                    EXHIBIT K

                         SECTION 4.4(b)(ii) CERTIFICATE




         Reference is hereby made to the Credit Agreement, dated as of August 15, 1996, among Atria Communities, Inc., the financial institutions party thereto from time to time and PNC Bank, National Association, as Administrative Agent (the "Credit Agreement"). Pursuant to the provisions of section 4.4(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                            [NAME OF BANK]


                                            By:
                                               ---------------------------------
                                               Title:


Dated:
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